MENLO OAKS CORPORATE CENTER

STANDARD BUSINESS LEASE

(4200 BOHANNON DRIVE)

BASIC LEASE INFORMATION

Effective Date:	August 18 , 1998

Landlord:	MENLO OAKS PARTNERS, L.P., a Delaware limited partnership

Landlord’s Address:	4400 Bohannon Drive Suite 260 Menlo Park, CA 94025 Attn: Mr. J. Marty Brill, Jr. Phone: (650) 329-9030 Fax: (640) 329-0129

Tenant:	E*TRADE GROUP, INC., a Delaware corporation

Tenant’s Address:

Before Commencement Date:	2400 Geng Road Palo Alto, CA 94303 Attn: Vice President of Corporate Services Phone: (650) 842-2500 Fax: (650) 842-2552

After Commencement Date:	4500 Bohannon Drive Menlo Park, CA 94025 Attn: Vice President of Corporate Services

Premises:	Approximately forty-six thousand two hundred fifty-five (46,255) rentable square feet of space in the Building, as more particularly shown on Exhibit A attached hereto.

Building:	That certain office building located within the Project, commonly known as “4200 Bohannon Drive,” consisting of approximately forty-six thousand two hundred fifty-five (46,255) rentable square feet of space.

Lot:	That certain real property located within the Project on which the Building is located, as more particularly described in Exhibit B, attached hereto.

Phase:	A portion of the Project, consisting of the Lot, all of the improvements located thereon and all appurtenances thereto. The Phase includes approximately ninety-two thousand eight hundred sixty-nine (92,869) rentable square feet of space in two (2) buildings located thereon (including the Building).

Project:	That certain business office park located in Menlo Park, California, comprised of three (3) separate phases and seven (7) office buildings and including approximately three hundred seventy-four thousand one hundred thirty-nine (374,139) rentable square feet of space. The Project is commonly known as “Menlo Oaks Corporate Center.”

Term:	Ten (10) years

Commencement Date:	The earlier of (i) the date on which Tenant commences its business operations in the Premises or (ii) November 15, 1998.

Base Rent (Initial):	One Hundred Forty-Five Thousand Seven Hundred Three and 25/100 Dollars ($145,703.25) per month, subject to adjustment pursuant to Section 4.2

Security Deposit:	One Hundred Ninety-Eight Thousand Five Hundred Seventy-Eight and 96/100 Dollars ($198,578.96)

Tenant’s Building Percentage Share:	One hundred percent (100%)

Tenant’s Phase Percentage Share:	Forty-nine and 807/1000ths percent (49.807%)

Tenant’s Project Percentage Share:	Twelve and 46/100 percent (12.46%)

Default Percentage:	One hundred twenty-five percent (125%)

Permitted Use:	For general office purposes, software research and development, data processing and incidental uses thereto and no other use whatsoever.

Business Hours:	Twenty-four (24) hours a day; seven (7) days a week

Non-Exclusive Parking:	Forty-nine and 807/1000ths percent (49.807%) of the available parking spaces in the Phase. The Phase includes approximately 414 parking spaces.
Tenant Improvements:

Base Allowance:	Two Hundred Thirty-One Thousand Two Hundred Seventy-Five Dollars ($231,275.00)

Additional Allowance:	Four Hundred Sixty-Two Thousand Five Hundred Fifty Dollars ($462,550.00)

Adjustment for Overage:	Monthly Base Rent shall be increased One and One-Half Cents ($0.015) for each Dollar of Additional Allowance provided by Landlord.

Brokers:

Landlord’s Broker:	None

Tenant’s Broker:	Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company)

Exhibits:	Exhibit A—Diagram of Premises
Exhibit B—Legal Description of Lot
Exhibit C—Work Letter
Exhibit D—Commencement Date Memorandum
Exhibit E—Rules and Regulations
Exhibit F—4400 Bohannon Expansion Option Space
Exhibit G—Landlord’s Sign Criteria

MENLO OAKS CORPORATE CENTER
STANDARD BUSINESS LEASE

        THIS MENLO OAKS CORPORATE CENTER STANDARD BUSINESS LEASE (this “Lease”), dated as of this 18th day of August, 1998 (the “Effective Date”), is entered into by and between MENLO OAKS PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and E*Trade Group, Inc., a Delaware corporation (“Tenant”), on the terms and conditions set forth below.

1.  DEFINITIONS. The following terms shall have the meanings set forth below:

        1.1.  Building. The term “Building” shall have the meaning set forth in the Basic Lease Information.

        1.2.  Building Common Areas. The Areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the Building).

        1.3.  Commencement Date. The term “Commencement Date” shall have the meaning set forth in Section 3.

        1.4.  Common Areas. The term “Common Areas” shall mean the Building Common Areas, the Phase Common Areas and the Project Common Areas.

        1.5.  Lot. The term “Lot” shall mean the land upon which the Building is located, as more particularly described in Exhibit B, attached hereto.

        1.6.  Phase. The term “Phase” have the meaning set forth in the Basic Lease Information.

        1.7.  Phase Common Areas. The areas and facilities within the Phase provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Phase (e.g., uncovered and unreserved parking areas, walkways and accessways).

        1.8.  Premises. The term “Premises” shall have the meaning set forth in the Basic Lease Information.

        1.9.  Project. The term “Project” shall have the meaning set forth in the Basic Lease Information.

        1.10.  Project Common Areas. The term “Project Common Areas” shall mean the areas and facilities within the Project provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Project (e.g., walkways, traffic aisles, accessways, utilities and communications conduits and facilities).

        1.11.  Rentable Area. The term “Rentable Area” shall mean the rentable area of the Premises, Building, Phase and Project as reasonably determined by Landlord. The parties agree that for all purposes under this Lease, the Rentable Area of the Premises, Building, Phase and Project shall be deemed to be the number of rentable square feet identified in the Basic Lease Information.

        1.12.  Tenant’s Building Percentage Share. The term “Tenant’s Building Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Building is changed, then Tenant’s Building Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Building.

        1.13.  Tenant’s Phase Percentage Share. The term “Tenant’s Phase Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Phase is changed, then Tenant’s Phase Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Phase.

        1.14.  Tenant’s Project Percentage Share. The term “Tenant’s Project Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Project is changed, then Tenant’s Percentage Project Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Project.

        1.15.  Term. The term “Term” shall have the meaning described in Section 3.

2.  PREMISES.

        2.1.  Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, together with the right in common to use the Common Areas, for the Term.

        2.2.  Condition Upon Delivery. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Premises and, subject to Landlord’s obligations under Section 8.1, Tenant accepts the Premises in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied.

        2.3.  Reserved Rights. Landlord reserves the right to do the following from time to time:

              (a)  Changes. To install, use, maintain, repair, replace and relocate pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities for service to other parts of the Building, Phase or Project above the ceiling surfaces, below the floor surfaces and within the walls of the Premises and in the central core areas of the Building and in the Building Common Areas, and to install, use, maintain, repair, replace and relocate any pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities servicing the Premises, which are located either in the Premises or elsewhere outside of the Premises;

              (b)  Boundary Changes. To change the boundary lines of the Lot or the Project;

              (c)  Facility Changes. To alter or relocate the Common Areas or any facility within the Project;

              (d)  Parking. To designate and/or redesignate specific parking spaces in the Phase or the Project for the exclusive or non-exclusive use of specific tenants in the Phase or the Project;

              (e)  Services. To install, use, maintain, repair, replace, restore or relocate public or private facilities for communications and utilities on or under the Building, Phase and/or Project; and

              (f)  Other. To perform such other acts and make such other changes in, to or with respect to the Common Areas, Building, Phase and/or Project as Landlord may reasonably deem appropriate.

        2.4.  Work Letter. Landlord and Tenant shall each perform the work required to be performed by it as described in the Work Letter attached hereto as Exhibit C. Landlord and Tenant shall each perform such work in accordance with the terms and conditions contained therein.

3.  TERM

        3.1.  Commencement of Term. The term of this Lease (the “Term”) shall be for the period of time specified in the Basic Lease Information unless sooner terminated as hereinafter provided. The Term shall commence on the “Commencement Date” and shall continue in full force and effect for the period specified as the Term or until this Lease is terminated as otherwise provided herein.

        3.2.  Commencement Date Memorandum. Following the date on which Landlord delivers possession of the Premises to Tenant or the Commencement Date, Landlord may prepare and deliver to Tenant a commencement date memorandum (the “Commencement Date Memorandum”) in the form of Exhibit D, attached hereto, subject to such changes in the form as may be required to insure the accuracy thereof. The Commencement Date Memorandum shall certify the date on which Landlord delivered possession of the Premises to Tenant and the dates upon which the Term commences and expires. Tenant’s failure to execute and deliver to Landlord the Commencement Date Memorandum within five (5) days after Tenant’s receipt of the Commencement Date Memorandum shall be conclusive upon Tenant as to the matters set forth in the Commencement Date Memorandum.

4.  RENT

        4.1.  Base Rent. The monthly base rent (“Base Rent”) shall be the amount set forth in the Basic Lease Information, subject to adjustment pursuant to Section 4.2. Tenant shall pay the Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord’s address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction, abatement or setoff whatsoever. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, on the Commencement Date and first day of the last calendar month, a pro rata portion of the Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Concurrently with executing this Lease, Tenant shall pay to Landlord the Base Rent due for the first full calendar month during the Term along with the Security Deposit as provided in Section 4.5 below.

        4.2.  Adjustment to Base Rent. The Base Rent shall be adjusted as provided in the Rider attached hereto and incorporated herein by reference.

        4.3.  Additional Rent. All charges required to be paid by Tenant hereunder, including payments for insurance, Impositions, Operating Expenses and any other amounts payable hereunder, shall be considered additional rent (“Additional Rent”) for the purposes of this Lease, and Tenant shall pay Additional Rent to Landlord upon written demand by Landlord or otherwise as provided in this Lease. The term “ Rent” shall mean Base Rent and Additional Rent.

        4.4.  Late Payment. If any installment of Rent is not paid, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent in addition to the installment of Rent then owing, regardless of whether or not a notice of default or notice of termination has been given by Landlord. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

        4.5.  Interest. In addition to the imposition of a late payment charge pursuant to Section 4.3 above, any Rent that is not paid due shall bear interest from the date due until the date paid at the rate (the “Interest Rate”) that is the lesser of twelve percent (12%) per annum or the maximum rate permitted by law. Landlord’s acceptance of any interest payments on any past due Rent shall not constitute a waiver by Landlord of Tenant’s default with respect to the amount of Rent past due or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or at law.

        4.6.  Security Deposit. Upon executing this Lease, Tenant shall deliver to Landlord cash (the “Security Deposit”) in the amount specified as the Security Deposit in the Basic Lease Information. The Security Deposit shall secure the performance of all of Tenant’s obligations under this Lease, including Tenant’s obligation to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, and to surrender the Premises to Landlord upon termination of this Lease in the condition required pursuant to Section 8 below, Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant’s obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant’s unperformed obligations. If Landlord does so apply all or any portion of the Security D eposit, Tenant, upon written demand by Landlord, shall immediately pay to Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount. Tenant’s failure to pay to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount within five (5) days after receipt of such demand shall constitute an Event of Default. Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration or earlier termination of this Lease, if Tenant has then performed all of Tenant’s obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

5.  IMPOSITIONS

        5.1.  Tenants Obligations. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Phase Percentage Share of Impositions for the Phase during each year of the Term (prorated for any partial calendar year during the Term).

        5.2.  Definition of Impositions. The term “Impositions” shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building, Lot and Phase of every kind and nature whatsoever, including any supplemental real estate taxes attributable to any period during the Term; all taxes which may be levied in lieu of real estate taxes; and all assessments, assessment bonds, levies, fees, penalties (if a result of Tenant’s delinquency) and other governmental charges (including, but not limited to, charges for parking, traffic and any storm drainage/flood control facilities, studies and improvements, water and sewer service studies and improvements, and fire services studies and improvements); and all amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purpose, which are assessed, based upon the use or occupancy of the Premises, Building, Lot and/or Phase, or levied, confirmed, imposed or become a lien upon the Premises, Building, Lot and/or Phase, or become payable during the Term, and which are attributable to any period within the Term.

        5.3.  Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or any portion thereof, Tenant shall pay one hundred percent (100%) of any said tax or excise as Additional Rent.

        5.4.  Installment Election. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or such assessment to be paid in installments over the maximum period permitted by law.

        5.5.  Estimate of Tenant’s Share of Impositions. Prior to the commencement of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord shall notify Tenant in writing of Landlord’s estimate of the amount of Impositions which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord in advance, one-twelfth (1/12th) of the estimated amount; provided, however, if Landlord fails to notify Tenant of the estimated amount of Tenant’s share of Impositions for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant’s estimated share of Impositions on the basis of the amount due for the immediately prior month until ten (10) days after Landlord notifies Tenant of the estimat ed amount of Tenant’s share of Impositions for the ensuing calendar year. If at any time it appears to Landlord that Tenant’s share of Impositions payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate.

        5.6.  Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as reasonably practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Impositions for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Impositions due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of the estimated payments made by Tenant for the prior calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The year end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within thirty (30) da ys after Tenant’s receipt of the year end statement. In addition, if, after the end of any calendar year or any annual adjustment of Impositions for a calendar year, any Impositions are assessed or levied against the Premises, Building or Phase that are attributable to any period within the Term (e.g., supplemental taxes or escaped taxes), Landlord shall notify Tenant of its share of such additional Impositions and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor.

        5.7.  Personal Property Taxes. Tenant shall pay or cause to be paid, not less than ten (10) days prior to delinquency, any and all taxes and assessments levied upon all of Tenant’s trade fixtures, inventories and other personal property in, on or about the Premises. When possible, Tenant shall cause Tenant’s personal property to be assessed and billed separately from the real or personal property of Landlord.

        5.8.  Taxes on Tenant Improvements. Notwithstanding any other provision hereof, Tenant shall pay to Landlord the full amount of any increase in Impositions during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about or made to the Premises, Building, Phase or Project for the benefit of, at the request of, or by Tenant.

6.  INSURANCE

        6.1.  Landlord. Landlord shall maintain “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available) including vandalism and malicious mischief coverage for the full replacement cost of the Building (but excluding any equipment, fixtures, alterations, improvements, additions or personal property of Tenant or any alterations, additions or improvements made by or at the request of Tenant to the

Premises, other than those tenant improvements owned by Landlord). Such property insurance shall include endorsements for sprinkler leakage, inflation, building ordinance coverage and such other endorsements as selected by Landlord, together with rental value insurance against loss of Rent for a period of twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance and hazardous materials, earthquake/volcanic action, flood and/or surface water, boiler and machinery comprehensive coverages in such amounts, with such deductibles and upon such terms as Landlord shall determine. Upon Tenant’s written request, Landlord shall deliver to Tenant certificates evidencing the coverage required under this Section 6.1. Landlord, either directly or through its agent, may maintain any of the insurance required to be maintained by Landlord pursuant to this Section 6.1 under on e or more “blanket policies”, insuring other parties and/or other locations, so long as the amounts and coverages required under this Section 6.1 are not diminished as a result thereof.

        6.2.  Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force at all times the following insurance:

              (a)  Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations and personal and advertising injury coverage;

              (b)  Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence, and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired, borrowed or non-owned automobiles;

              (c)  Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer’s liability insurance coverage in the amount of at least Five Million Dollars ($5,000,000.00);

              (d)  Property Insurance. “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available), including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsement for earthquake sprinkler damage, each covering damage to or loss of Tenant’s personal property, fixtures and equipment, including electronic data processing equipment (“EDP Equipment”), media and extra expense, and all alterations, additions and improvements made by or at the request of Tenant to the Premises other than those tenant improvements owned by Landlord. EDP Equipment, media and extra expense shall be covered for perils insured against in the so-called “EDP Form”. If the property of Tenant’s invitees is to be kept in the Premises, warehouser’s legal liability or bailee customers insur ance for the full replacement cost of such property;

              (e)  Business Insurance. Business insurance in an amount not less than the annual Base Rent and Additional Rent payable by Tenant hereunder for the then current calendar year, and

              (f)  Additional Insurance. Any such other insurance as Landlord or Landlord’s lender may reasonably require.

        6.3.  General.

              (a)  Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in California and having a “General Policyholders Rating” of at least A:X or better (or such higher rating as may be required by a lender having a lien on the Lot) as set forth in the most current issue of “Best’s Insurance Guide” or “Best’s Key Rating Guide.”

              (b)  Increased Coverage. Landlord, upon written notice to Tenant, may require Tenant to increase the amount of any insurance coverage maintained by Tenant under this Section 6 to the amount of insurance coverage that landlords of similar buildings located in Menlo Park and Palo Alto customarily require tenants to maintain.

              (c)  Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance with the additional insured endorsement and the primary insurance endorsement(s) attached for all insurance required to be maintained by Tenant, no later than seven (7) days prior to the Commencement Date or such earlier date that Tenant takes possession of the Premises. Tenant shall, at least thirty (30) days prior to expiration of the policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to the parties named as additional insureds in this Lease. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

              (d)  Additional Insureds. Landlord, any property management company of Landlord for the Premises and any designated by Landlord shall be named as additional insurers under all of the policies required to be maintained by Tenant under this Section 6. The policies required to be maintained by Tenant under this Section 6 shall provide for severability of interest.

              (e)  Primary Coverage. All insurance to be maintained by Tenant shall be primary, without right of contribution from Landlord’s insurance. Any umbrella liability policy or excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease.

              (f)  Waiver of Subrogation. Landlord and Tenant waive any right to recover against the other for damages covered by insurance or which would have been covered by insurance had the applicable party maintained the insurance required to be maintained by that party under the terms of this Lease. This provision is intended to waive fully, and for the benefit of Landlord or Tenant, as applicable, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverages obtained by Landlord and Tenant pursuant to this Lease shall include, without limitation, waiver of subrogation endorsements.

        6.4.  Tenant’s Indemnity. Tenant shall indemnify, protect and defend by counsel reasonably satisfactory to Landlord and hold harmless Landlord and Landlord’ s officers, directors, shareholders, employees, partners, members, lenders and successors and assigns (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) from and against any and all claims, demands, causes of action, judgments, losses, costs, liabilities, damages (including punitive and consequential damages) and expenses, including attorneys’ fees and costs (collectively, “Claims”) arising from any cause whatsoever in the Premises, including Claims caused in whole or in part by the act, omission or negligence of the Indemnified Party (but excluding Claims caused by an Indemnified Party’s willful or criminal misconduct). In addition, Tenant shall further indemnify, protect and defend by counsel r easonably satisfactory to Landlord and hold harmless the Indemnified Parties from and against any and all Claims arising from (i) Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises, (ii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and/or (iii) any acts, omissions or negligence of Tenant or any of Tenant’s agents, contractors, employees or invitees. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, upon or about the Premises arising from any cause; and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Section 6.4 shall survive the expiration or earlier termination of this Lease.

        6.5.  Exemption of Landlord from Liability. Neither Landlord nor any other Indemnified Party shall be liable to Tenant for any injury to Tenant’s business or loss of income therefrom, loss or damage to property, or injury or death to any persons, including any loss, damage or injury attributable in whole or in part to the act, omission or negligence of any Indemnified Party (but excluding any loss, damage or injury to the extent caused by the willful or criminal misconduct of such Indemnified Party, whether such loss, damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether said loss, damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, As a material part of Landlord’s consideration in exchange for entering into this Lease, Tenant assumes all risk of such loss, damage and injury.

7.  OPERATING EXPENSES

        7.1.  Operating Expenses. Tenant shall pay to Landlord, as Additional Rent during each year of the Term (prorated or any partial calendar year during the Term), (i) Tenant’s Building Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Building, (ii) Phase Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Phase and (iii) Tenant’s Project Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Project, each as determined by Landlord. Landlord shall not collect any Operating Expense from Tenant more than once.

        7.2.  Definition of Operating Expenses. The term “Operating Expenses” shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair and/or maintenance of the Building, Phase and/or Project, the surrounding property, and the supporting facilities, including, without limitation, (i) premiums for insurance maintained by Landlord pursuant to this Lease and all costs incidental thereto, (ii) wages, salaries and related expenses and benefits of all employees engaged in operation, maintenance and security of the Building, Phase and/or Project; (iii) costs for all supplies, materials and rental equipment used in the operation of the Building, Phase and/or Project; (iv) all maintenance, janitorial, security and service costs; (v) all management fees; (vi) legal and accounting expenses, including t he cost of audits; (vii) costs for repairs, replacements, uninsured damage or deductibles on property insurance, and general maintenance of the Building, Phase and Project, including service areas, elevators, mechanical rooms, exterior surfaces and all component parts thereof (but excluding any repairs or replacements paid for out of insurance proceeds or by other parties and alterations attributable solely to tenants of the Building other than Tenant); (viii) the cost of any capital improvements made to the Building, Phase or Project, amortized over such reasonable period as Landlord shall determine, together with interest upon the unamortized balance at the or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements; (ix)all charges for heat, water, gas, electricity, sewer, air conditioning, emergency telephone service, trash removal and other utilities used or supplied to the Building, Phase and/or Project (and not separately meter ed and billed to individual tenants); and (x) all business license, permit and inspection fees.

        7.3.  Prorated Expenses. Any Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof attributable to the period that falls within the Term.

        7.4.  Payment at End of Term. Any amount payable by Tenant which would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known.

        7.5.  Estimates of Tenant’s Share of Operating Expense. Prior to the commencement of each calendar year during the Term, or as soon thereafter as is reasonably practicable, Landlord shall notify Tenant in writing of Landlord’s estimate of the amount of Operating Expenses which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year Tenant shall pay to Landlord, in advance, one-twelfth (1/12) of the estimated amount; provided however, if Landlord fails to notify Tenant of the estimated amount of Tenant’s share of Operating Expenses for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant’s estimated share of Operating Expenses on the basis of the amount due for the immediately prior month until ten (10) days after Landlord not ifies Tenant of the estimated amount of Tenant’s share of Operating Expenses for the ensuing calendar year. If at any time it appears to Landlord that Tenant’s share of Operating Expenses payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate.

        7.6.  Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Operating Expenses due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of estimated payments made by the Tenant for the prior calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The year end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within ninety (90) days after Tenant’s receipt of the year end statement. In addition, if, after the end of any calendar year or any annual adjustment of Operating Expenses for a calendar year, Operating Expenses are incurred or billed to Landlord that are attributable to any period within the Term (e.g., sewer district flow fees), Landlord shall notify Tenant of its share of such additional Operating Expenses and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor.

        7.7.  Less Than Full Occupancy. In the event the Building, Phase or Project are not fully occupied during any year of the Term, an adjustment shall be made in computing Operating Expenses for such year so that the same shall be computed for such year as though the Building, Phase and Project had been fully occupied during such year.

        7.8.  Special Services.

              (a) Utilities. In the event Landlord provides additional utilities, heating, air conditioning, trash removal and/or cleaning services to Tenant beyond such standard services related to the operation and management similar business office parks located in Menlo Park/Palo Alto areas, or at times other than during Business Hours (as defined in the Basic Lease Information), Tenant shall pay Landlord’s reasonable charge for such special services as Additional Rent. Any cleaning of lunchrooms, cafeterias, conference rooms, etc., shall be on a special services basis (except with respect to the removal of trash from trash receptacles or cleaning incidental to normal cleaning).

               (b) Meters. Landlord shall have the right, at Tenant’s sole cost and expense, to install separate metering for electricity, water or gas to the Premises or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the amounts customarily consumed by tenants in the Project as reasonably determined by Landlord. Landlord may also charge Tenant for costs of sanitary sewer or trash removal occasioned by Tenant’s excessive consumption of such services. All such charges shall be reasonably determined by Landlord and promptly paid by Tenant to Landlord as Additional Rent.

8.  REPAIRS AND MAINTENANCE

        8.1.  Landlord Repairs and Maintenance. Landlord shall maintain those portions of the Building, Lot, Phase and Project that are owned by Landlord and not leased to tenants in the Project or required to be maintained by any tenants in the Project consistent with the standards applied by landlords of similar Class A business office parks located in the Menlo Park and Palo Alto areas.

        8.2.  Tenant Repairs and Maintenance. Tenant, at Tenant’s sole cost and expense, shall at all times during the Term keep, maintain and preserve the Premises and all parts, components, systems, fixtures, hardware and finishes of and in the Premises in a first class, clean, safe and sanitary order, condition and repair, excepting only insured casualty to the extent of the insurance proceeds received by Landlord. Tenant shall comply with all applicable manufacturer’s specifications and recommendations and best industry practices in connection with cleaning, protecting, servicing, maintaining and repairing the Premises and all of the parts, components, systems, fixtures, hardware and finishes in the Premises in order to preserve and achieve the maximum aesthetic and economically serviceable life of the Premises and the improvements contained therein. All repairs, replacements and restorations made by Tenant shall be performed promptly as required, in a good and workmanlike manner, employing materials of equal or better quality, serviceability and utility to those items or parts being replaced, with surface finishes (including color, texture and general appearance) comparable and compatible with adjacent surfaces, to the reasonable satisfaction of Landlord and in compliance with all applicable federal, state or local laws, ordinances, regulations and orders and the requirements of any insurer of the Building. Tenant shall, at Tenant’s own expense, immediately replace all glass in the Premises that may be broken during the Term with glass at least equal to the specification and quality of the glass being replaced. Upon expiration of the Term, Tenant shall surrender the Premises to Landlord in the same condition as received, reasonable wear and tear, damage by fire or other insured casualty to the extent of insurance proceeds received by Landlord excepted. The term “reasonable wear and tear” as used herein shall mean wear and tear which manifests itself solely through normal intensity of use and passage of time consistent with the employment of commercially prudent measures to protect finishes and components from damage and excessive wear, the application of regular and appropriate preventative maintenance practices and procedures, routine cleaning and servicing, waxing, polishing, adjusting, repair, refurbishment and replacement at a standard of appearance and utility and as often as appropriate for Class A corporate and professional office occupancies in the Palo Alto/Menlo Park office market. The term “reasonable wear and tear”

would thus encompass the natural fading of painted surfaces, fabric and materials over time, and carpet wear caused by normal foot traffic. The term “reasonable wear and tear” shall not include any damage or deterioration that could have been prevented by Tenant’s employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease. Items not considered reasonable wear and tear hereunder include the following for which Tenant shall bear the obligation for repair and restoration (except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents), (i) excessively soiled, stained, worn or marked surfaces or finishes; (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant’s trade fixtures, furnishings, decorations, equipment, alterations, utility inst a llations, security systems, communications systems (including cabling, wiring and conduits), displays and signs; (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, and any such damage to the Building, Phase or Project, caused by Tenant or its agents, contractors or employees, and not fully recovered by Landlord from insurance proceeds. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, Building, Phase or Project.

        8.3.  Failure to Maintain, Repair or Restore. The timely performance by Tenant of Tenant’s duties to maintain, repair and restore the Premises is essential to the preservation of Landlord’s property value and the security interests of Landlord’s mortgagee. If, upon expiration of the Term, Tenant has failed to fully perform its obligations under this Section 8 or Sections 9 or 11.2, Landlord shall have the right, but not the obligation, to perform any obligation of Tenant (notice to Tenant) as provided in Section 19.16 hereof, and Tenant shall reimburse Landlord for all costs incurred by Landlord related thereto (including overtime or premium time labor charges as determined by Landlord in its sole discretion). Tenant shall pay to Landlord all costs, fees and penalties owing, due, paid or payable by Landlord to any lender or mortgagee as a result of Tenant’s failure to perform its obligations under this Section 8 or Sections 9 or 11.2, and any fees, penalties, loss, costs, expenses or liabilities whether paid or accrued by Landlord as a result of Landlord’s failure to timely deliver all or a portion of the Premises for occupancy by one or more successor or replacement tenants to the extent such failure is due to Tenant’s failure to perform hereunder. In addition, if Tenant fails to fully perform its obligations pursuant to this Section 13 or Sections 9 or 11.2 by the end of the Term, then for each day required by Landlord to perform such obligations (or each day that would reasonably be required by Landlord to perform such obligations if Landlord elected to do so), Tenant shall pay to Landlord as liquidated damages an amount equal to one thirtieth (1/30th) of the product of (i) the Default Percentage (as stated in the Basic Lease Information) and (ii) the monthly Rent due under this Lease during the last month of the Term (hereinafter referred to as the “ Liquidated Damages Amount”). The Liquidated Damages Amount is intended to compensated Landlord for any loss of rent incurred by Landlord during the period of time required by Landlord to perform Tenant’s unperformed obligations under this Section 8 and Sections 9 and 11.2 (or that would reasonably be required by Landlord to perform such obligations had Landlord elected to do so). Landlord and Tenant agree that Landlord’s actual damages for loss of rents or opportunity as a result of Tenant’s failure to complete its obligations pursuant to this Section 8 and Sections 9 and 11.2 would be difficult or impossible to determine because, inter alia, where a tenant has failed to perform such obligations, it is difficult for a landlord effectively to market that tenant’s premises to prospective tenants, and the Liquidated Damages Amount is the best estimate of the amount of damages Landlord would suffer in the nature of loss of rent or opportunity for any such failure by Tenant. Nothing contained in this paragraph shall l imit Landlord’s other remedies pursuant to this Lease or by law with respect to losses other than loss of rent or opportunity, or waive or affect any of Tenant’s indemnity obligations under this Lease and Landlord’s rights to enforce those indemnity obligations. The payment of the Liquidated Damages Amount as liquidated damages is not intended as a forfeiture or penalty within the meaning of California Civil Code Section 3275 or 3369, but is intended to constitute liquidated damages to Landlord pursuant to California Civil Code Section 1671.

        8.4.  Inspection of Premises. Landlord and Landlord’s agents, at all reasonable times, may enter the Premises to perform any construction related to the Premises, Building or Phase, to inspect, clean or repair the same, to inspect the performance by Tenant of the terms and conditions contained in this Lease, to affix reasonable signs and displays, to show the Premises to prospective purchasers, tenants and lenders, to post notices of non-responsibility and similar notices, and for all other purposes as Landlord shall reasonably deem necessary.

        8.5.  Liens. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered on behalf of Tenant and shall keep the Premises, Building, Phase and Project free and clear of all mechanic’s and materialmen’s liens in connection therewith. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of nonresponsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord within five (5) days after Tenant receives Landlord’s written request for payment.

9.  FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

        9.1.  Fixtures and Personal Property. Tenant, at Tenant’s sole cost and expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without affecting the structural integrity, character or utility of the Building. Landlord reserves the right to approve or disapprove of any curtains, draperies, shades, paint or other interior improvements that are visible from outside the Premises on wholly aesthetic grounds. Such improvements or replacement items must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole cost and expense. The trade fixtures, equipment and furniture shall remain Tenant’s property and shall be removed by Tenant prior to the expiration of this Lease. If Tenant fails to remove Tenant’s trade fixtures, equipment and furnitu re prior to the termination of this Lease, Landlord may keep and use the foregoing items or remove and dispose any or all of those items at Tenant’s expense, and cause Tenant’s trade fixtures, equipment and furniture to be stored or sold in accordance with applicable law. Prior to expiration of the Term or earlier termination of this Lease, Tenant shall repair, at Tenant’s sole cost and expense, all damage caused to the Building or Premises as a result of the installation, operation, use or removal of Tenant’s trade fixtures, equipment, furniture, or unauthorized improvements and replacements, and restore the Building and the Premises to their condition at the commencement of the Term.

        9.2.  Alterations. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, etc. Further, Tenant shall indemnify and hold harmless Landlord from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All other alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord. All altera tions, additions, improvements, repairs and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner, incorporating materials of quality equal to or better than those replaced, with finishes comparable to and compatible with adjacent finishes within the Premises and the Building and in compliance with all applicable laws, ordinances, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. In addition, all of Tenant’s alterations, additions and improvements shall be constructed in such a manner so as to (i) not unreasonably disturb or otherwise interfere with the use and occupancy of any other tenant of the Building, Phase or Project, (ii) protect by appropriate means and measures all components of the Premises, Building, Phase and Project from soiling or damage associated with Tenant’s work, and (iii) not impose any additional expense or delay upon Landlord in the constructio n of improvements to, or maintenance or operation of, the Building, Phase and/or Project. Tenant shall, reimburse Landlord for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant. Tenant shall require that any contractors used by Tenant carry a commercial liability insurance policy covering bodily injury in the amounts of Two Million Dollars ($2,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence, and covering property damage in the amount of Two Million Dollars ($2,000,000.00). Landlord may increase the amount of insurance coverage required pursuant to this Section to reflect inflation, industry cost and recovery experience over time. Landlord may require proof of such insurance prior to commencement of any work on the Premises.

10.  USE AND COMPLIANCE WITH LAWS

        10.1.  General Use and Compliance with Laws. Tenant shall only use the Premises for the Permitted Use (as set forth in the Basic Lease Information) and for no other use whatsoever without the prior written consent of Landlord. Tenant, at Tenant’s sole cost and expense, shall comply with all of the requirements of any recorded covenants, conditions and restrictions, and any requirements of municipal, county, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises, Building, Phase, and/or Project, including any occupancy permit for the Premises, and secure any necessary permits therefor. Tenant, in Tenant’s use and occupancy of the Premises, shall not subject the Premises to any use which would tend to damage any portion thereof, nor overload the common facilities of the Building, Phase or Project to the detriment of other tenants’ enjoyment thereof.

        10.2.  Signs. Tenant shall not install any sign in or on the Premises, Building, Phase or Project without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Any sign placed by or erected by Landlord for the benefit of Tenant in or on the Premises, Building, Phase or Project shall be installed at Tenant’s sole cost and expense and, except in the interior of the Premises, shall contain only Tenant’s name, or the name of any affiliate of Tenant actually occupying the Premises, and no advertising matter. No such sign shall be erected until Tenant has obtained Landlord’s prior written approval of the location, material, size, design and content thereof and all necessary governmental and other permit and approvals therefor. Landlord shall have the right, in Landlord’s sole and absolute discretion, to object to any sign proposed by Tenant. Ten ant shall remove all of Tenant’s signs prior to the expiration of the Term or earlier termination of this Lease and shall return the Premises, Building, Phase and Project to their condition existing immediately prior to the placement or erection of said sign or signs. If Tenant places or installs any monument or exterior signs in or on the Building, Phase and/or Project, and at any time thereafter Tenant less than fifty percent (50%) of the original Rentable Area of the Premises (as a result of Tenant having assigned its interest in this Lease, Tenant shall immediately remove all such signs and restore the area of the Building, Phase and/or Project where Tenant’s signs were previously located to their condition prior to Tenant’s installation or placement of such signs.

        10.3.  Parking Access. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Building, Phase or Project shall be considered as Impositions and shall be payable by Tenant under the provisions of Section 5. Tenant is allocated the use of a percentage of the parking spaces contained in the Phase on a non-exclusive basis as provided in the Basic Lease Information. Tenant shall not permit any on street parking, unauthorize d parking upon private property, or parking in excess of Tenant’s allocation by Tenant’s employees, agents or invitees.

        10.4.  Floor Load. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry.

11.  HAZARDOUS MATERIALS.

        11.1.  Definitions.

              (a) Hazardous Materials. The term “Hazardous Materials” shall mean any substance that: (A) now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

              (b) Environmental Requirements. The term “Environmental Requirements” shall mean all present and future federal, state and local laws, ordinances, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

              (c) Environmental Losses. The term “Environmental Losses” shall mean all costs and expenses, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements, and all losses of any kind attributable to the diminution of value, loss of use or adverse effect on the marketability or use of any portion of the Premises, Building, Phase or Project.

        11.2.  Tenant’s Covenants. Tenant shall not use, install, handle, generate, store, dispose, discharge, release, abate or transport any Hazardous Materials on or about the Premises, Building, Phase or Project without Landlord’s prior written consent, which consent may be granted, denied or conditioned upon compliance with

Landlord’s requirements, all in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, Tenant may use and store at the Premises normal quantities of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”) without Landlord’s prior written consent, provided that Tenant’s use, storage and disposal of all Hazardous Materials shall at all times comply with all Environmental Requirements. At the expiration or termination of this Lease, Tenant shall promptly remove from the Premises, Building, Phase and Project all Hazardous Materials used, installed, handled, generated, stored, disposed, discharged, released, abated or transported by Tenant on or under the Premises, Building, Phase or Project. Tenant shall keep Landlord fully and promptly informed of Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, a batement or transportation of any Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for compliance with all of the provisions of this Section 11 by Tenant’s agents, employees, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, invitees and visitors, and all of Tenant’s obligations under this Section 11 (including its indemnification obligations under Section 11.5 below) shall survive the expiration or termination of this Lease.

        11.3.  Compliance. Tenant shall, at Tenant’s sole cost and expense, promptly take all actions required by any governmental agency or entity in connection with or as a result of Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transportation of any Hazardous Materials on or about the Premises, Building, Phase or Project, including inspecting and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with any other tenants’ quiet enjoyment of the Building, Phase and/or Project or Landlord’s use, operation, leasing and sale of the Project or any portion thereof. Tenant shall deliver to Landlord, prior to delivery to any governmental agency, or promptly after receipt from any governmental agency, copies of all permits, manifests, closure or remedial action plans, notices and all other documents relating to Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any of Hazardous Materials on or about the Premises, Building, Phase or Project. If any lien attaches to the Premises, Building, Phase or Project in connection with or as a result of Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right, but not the obligation, to cause the lien to be released and any sums expended by Landlo rd in connection therewith shall be payable by Tenant on demand.

        11.4.  Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises upon forty-eight (48) hours, prior written notice to Tenant, except in instances in which Landlord, in its reasonable discretion, deems an emergency or a breach by Tenant of the terms and conditions of this Section 11 to exist in which no prior notice shall be required, (i) to confirm Tenant’s compliance with the provisions of this Section 11, and (ii) to perform Tenant’s obligations under this Section 11 if Tenant has failed to do so or commence to do so within five (5) days after written notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises, Building, Phase and/or Project and review Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any Hazardous Materials, inclu ding review of all permits, reports, plans and other documents, the costs of which shall be reimbursed by Tenant to Landlord on demand. Tenant shall pay to Landlord on demand the all costs incurred by Landlord in performing Tenant’s obligations under this Section 11. Landlord shall not be responsible for any interference caused by Landlord’s entry on the Premises.

        11.5.  Tenant’s Indemnification. Tenant agrees to indemnify, protect and defend with counsel acceptable to Landlord and hold harmless Landlord, its partners or members, and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including attorneys’, experts’ and consultants’ fees and costs, that are incurred at any time and arising from or in connection with Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any Hazardous Materials at or about the Premises, Building, Phase and Project, or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises, Building, Phase and Project.

12.  DAMAGE AND DESTRUCTION

        12.1.  Obligation to Rebuild.

        12.2.  Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) there are insufficient insurance proceeds to pay all of the costs of the repair or restoration or (ii) the repair or restoration of the              cannot be completed within              days after the date of the casualty. If Landlord elects to exercise the right to terminate this Lease as a result of a casualty, Landlord shall exercise the right by giving Tenant written notice of its election to terminate this Lease within forty-five (45) days after the date of the casualty, in which event this Lease shall terminate fifteen (15) days after the date of the notice.

        12.3.  Limited Obligation to Repair. Landlord’s obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the shell of the Building and any tenant improvements owned by Landlord. Tenant, at its sole cost and expense, shall replace or fully repair all trade fixtures and equipment owned by Tenant in the Premises and all improvements, additions and alterations constructed by or at the request of Tenant in the Premises (other than any tenant improvements owned by Landlord) and existing at the time of the damage or destruction.

        12.4.  Abatement of Rent. In the event of any damage or destruction to the Premises that is not caused by Tenant’s negligence or the negligence of Tenant’s agents, employees or invitees, the Base Rent shall be temporarily abated proportionately to the degree the Premises are rendered untenantable as a result of the damage or destruction, but only to the extent of any proceeds received by Landlord from rental abatement insurance. Such abatement shall commence on the date of the damage or destruction and continue through the period required by Landlord to substantially complete the repair and restoration of the Premises or until such time as the Premises are tenantable for the operation of Tenant’s business, whichever is earlier. Except for the rent abatement provided above, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s p ersonal property or any inconvenience occasioned by any damage, repair or restoration.

        12.5.  Damage Near End of Term and Extensive Damage. In addition to              right to terminate this Lease under Section 12.2, shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to              if the Premises or Building is substantially destroyed or damaged during the last twelve (12) months of the Term.              in writing of its election to terminate this Lease under this Section 12.5, if at all, within forty-five (45) days after Landlord determines that the Premises or Building has been substantially destroyed. If              to terminate this Lease, the repair of the Premises or Building shall be governed by Sections 12.1 and 12. 3.

        12.6.  Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds that specifically insured Tenant’s personal property and trade fixtures (if any).

        12.7.  Waiver. With respect to any destruction which Landlord is obligated to repair or elects to repair under the terms of this Section 12, Tenant waives all of its rights to terminate this Lease pursuant to rights presently or hereafter accorded by law to tenants, including the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

13.  EMINENT DOMAIN

        13.1.  Total Consideration. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose (“Condemned”), then this Lease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Tenant shall immediately notify Landlord of any such occurrence.

        13.2.  Partial Condemnation. If any portion of the Premises is Condemned, and such partial condemnation renders the Premises unusable for the business of Tenant, as reasonably determined by Landlord, or if a substantial portion of the Building is Condemned, as reasonably determined by Landlord, then this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted as of the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant, as reasonably determined by, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of title vesting the Base Rent shall be proportionately reduced as reasonably determined by Landlord. Notwithstanding the foregoing, in restoring the Premises to their original condition, Landlord shall not be required to expend an amount greater than the product of (i) Tenant’s Building Percentage Share and (ii) the total amount of any condemnation proceeds for the Building received by Landlord. If any parking areas are Condemned, Landlord has the option, but not the obligation, to supply Tenant with other parking areas.

        13.3.  Landlord’s Award. If the Premises are wholly or partially Condemned, then, subject to the provision of Section 13.4 below, Landlord shall be entitled to the entire award paid in connection with such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

        13.4.  Tenant’s Award. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs which Tenant might incur in moving Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

        13.5.  Temporary Condemnation. If the whole or any part of the Premises shall be Condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord an amount equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including, without limitation, repairs and maintenance, and upon such payment Tenant shall be excused from any such obligations. If a temporary condemnation is for an established period which extends beyond the Term and such temporary condemnation               renders the Premises unusable for the business of Tenant, as reasonably determined by             this Lease shall terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Sections 13.3 and 13.4 and Rent shall be adjusted as of the date of occupancy.

        13.6.  Notice and Execution. Landlord shall notify Tenant in writing immediately upon service of process in connection with any condemnation or potential condemnation. Tenant shall immediately execute and deliver to Landlord all instruments that may be required to effectuate the provisions of this Section 13.

14.  DEFAULT

        14.1.  Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant with or without notice from Landlord:

              (a)  Abandonment. Tenant’s abandonment of the Premises;

              (b)  Payment. Tenant’s failure to pay any installment of Base Rent, Additional Rent or other sums due and payable hereunder by the date such payment is due;

              (c)  Performance. Tenant’s failure to perform any of Tenant’s covenants, agreements or obligations under this Lease (other than a failure to pay Rent or other sums), which default has not been cured within thirty (30) days after written notice thereof from Landlord;

              (d)  Assignment. A general assignment by Tenant for the benefit of its creditors;

              (e)  Bankruptcy. The commencement of a case or proceeding by Tenant or any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors;

              (f)  Receivership. The appointment of a receiver or other custodian to take possession of all or substantially all of Tenant’s assets or this leasehold;

              (g)  Insolvency, Dissolution, Etc. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of all or substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises;

              (h)  Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or this leasehold;

              (i)  Failure to Comply. Tenant’s failure to comply with the provisions contained in Sections 16.1 and 16.3; and

              An Event of Default shall constitute a default by Tenant under this Lease. In addition, any notice required to be given by Landlord under this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Civil Code of Procedure. Tenant shall pay to Landlord the amount of Two Hundred Fifty Dollars ($250.00) for each notice of default given to Tenant under this Lease, which amount is the amount the parties reasonably estimate will compensate Landlord for the cost of giving such notice of default.

        14.2.  Landlord’s Remedies. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

              (a)  Continue Lease. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute.

              (b)  Terminate Lease. Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. Upon termination of this Lease, Landlord shall have the right, at Tenant’s sole cost and expense, to remove all of Tenant’s personal property from the Premises and store Tenant’s personal property on Tenant’s behalf. Landlord shall have the right to recover from Tenant: (1) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom.

              (c)  Definition. The “worth at the time of award” of the amounts referred to in Subsections 14.2(b)(1), (2) and (3) is defined in California Civil Code Section 1951.2.

              (e)  Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

              (f)  No Waiver. Landlord’s failure to insist upon the strict performance of any term hereof or to exercise any right or remedy upon a default by Tenant under this Lease shall not constitute a waiver of any such term or default. In addition, Landlord’s acceptance of Rent shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepts such Rent. Efforts by Landlord to mitigate the damages caused by Tenant’s breach of this Lease shall not be construed to be a waiver of Landlord’s right to recover damages under this Section 14. Nothing in this Section 14 affects the right of Landlord to indemnification by Tenant in accordance with the terms of this Lease for any liability arising prior to the termination of this Lease for personal injuries or property damage.

15.  ASSIGNMENT AND SUBLETTING

        15.1.  Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an “assignment”), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a “sublet” or “subletting”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions of this Lease without Landlord’s prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for obtaining Landlord’s consent to any subsequent assignment or subletting. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or thei r consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. As Additional Rent hereunder, Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting.

        15.2.  Information to be Furnished. If Tenant desires at any time to assign its interest in this Lease or sublet the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee’s or subtenant’s business to be conducted in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, including the date upon which the assignment shall be effective or the commencement date of the sublease (hereinafter referred to as the “Transfer Effective Date”) and a copy of the proposed form of assignment or sublease; and (iv) such financial information, including financial statements, and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

        15.3.  Landlord’s Election. At any time within          days after Landlord’s receipt of the information specified in Section 15.2, Landlord may, by written notice to Tenant, elect to (i) terminate this Lease as to the space in the Premises that Tenant proposes to sublet; (ii) terminate this Lease as to entire Premises (available only if Tenant proposes to assign all of its interest in this Lease), (iii) consent to the proposed assignment or subletting by Tenant; or (iv) withhold its consent to the proposed assignment or subletting by Tenant.

        15.4.  Termination. If Landlord elects to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 15.3(i) or (ii) above, this Lease shall terminate effective as of the Transfer Effective Date.

        15.5.  Withholding Consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one (1) or more of the following situations: (1) in Landlord’s reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building as a first-class office building, generate vehicle or foot traffic, parking or occupancy density materially in excess of the amount customary for the Building or the Project or result in a materially greater use of the elevator, janitorial, security or other Building services (e.g., HVAC, trash disposal and sanitary sewer flows) than is customary for the Project; (2) in Landlord’s reasonable judgment, the creditworthiness of the proposed subtenant or as signee does not meet the credit standards applied by Landlord in considering other tenants for the lease of space in the Project on comparable terms, or Tenant has failed to provide Landlord with reasonable proof of the creditworthiness of the proposed subtenant or assignee; (4) the proposed assignee or subtenant is a governmental entity, agency or department or the United States Post Office; or (5) the proposed subtenant or assignee is a then existing or prospective tenant of the Project. If Landlord fails to elect either of the alternatives within the           day period referenced in Section 15.3, it shall be deemed that Landlord has refused its consent to the proposed assignment or sublease.

        15.6.  Bonus Rental. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after Tenant’s receipt of such Rent or other consideration. To the extent that a subtenant or assignee pays costs or expenses normally paid by a landlord in connection with a lease of commercial office property located in Menlo Park or Palo Alto, or a sublandlord in connection with a sublease of office space in Menlo Park or Palo Alto, or the subtenant purchases goods or services from sublandlord or an affiliate of sublandlord for an amount in excess of the fair market value for such goods or services, such costs incurred or amounts expended shall be deemed to be “other consideration” for purposes of calculating excess Rent due to Landlord hereunder.

        15.7.  Scope. The prohibition against assigning or subletting contained in this Section 15 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent due herein and apportion any excess rent so collected in accordance with the terms of Section 15.6, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions regarding assignment and subletting, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance, by Tenant of covenants on the part of Tenant herein contained. No assignment or su bletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

        15.8.  Executed Counterparts. No sublease or assignment shall be valid, nor shall any subtenant or assignee take possession of the Premises, until a fully executed counterpart of the sublease or assignment has been delivered to Landlord and Landlord, Tenant and the applicable assignee or subtenant have entered into a consent to assignment or sublease in a form acceptable to Landlord.

        15.9.  Transfer of a Majority Interest. If Tenant is a non-publicly traded corporation, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more or of a controlling interest or the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the Effective Date shall constitute an assignment hereunder for which Landlord’s prior written consent is required. If Tenant is a partnership, limited liability company, trust or an unincorporated association, the transfer of a controlling or majority interest therein shall constitute an assignment hereunder for which Landlord’s prior written consent is required.

        15.10.  Indemnity. If Landlord reasonably withholds its consent to any proposed assignment or sublease, Tenant shall indemnify, protect, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or any persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. Notwithstanding any contrary provision of law, including, without limitation, California Civil Code Section 1995.310, the provisions of which Tenant hereby waives, Tenant shall have no right to terminate this Lease, in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed sublease or assignment.

        15.11.  Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or subleases, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

        15.12.  Release. Whenever Landlord conveys its interest in the Phase and/or Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of Tenant’s release shall be the date the assignee executes an assumption agreement pursuant to which the assignee expressly agrees to assume all of Landlord’s obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section 15.

16.  ESTOPPEL, ATTORNMENT AND SUBORDINATION

        16.1.  Estoppel. Within ten (10) days after Landlord’s written request, Tenant shall execute and deliver to Landlord, in recordable form, a certificate to Landlord and any existing or proposed mortgagee or purchaser certifying, among other things, (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges have been paid in advance, if any; (iii) that to Tenant’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under this Lease, or if there are uncured defaults on the part of Landlord or Tenant, stating the nature of the uncured defaults; (iv) that Tenant has no right to purchase, option or right of first refusal to purchase all or any portion of the Building, Phase or Project; and (v) any other statement or provision reasonably requested by Landlord or any existing or proposed mortgagee or prospective purchaser. Any such certificate may be relied upon by Landlord and any mortgagee, beneficiary, ground or underlying lessor, purchaser or prospective purchaser or mortgagee of the Project, Phase and/or Building or any interest therein. Tenant’s failure to timely deliver said statement shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (i i) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; (iii) Tenant has no right to purchase, option or right of first refusal to purchase all or any portion of the Building, Phase or Project, and (iv) no more than one month’s Base Rent has been paid in advance. In addition, Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact to execute, acknowledge and deliver any such certificate in the name of and on behalf of Tenant if Tenant fails to execute, acknowledge and deliver any such certificate within ten (10) days after Landlord’s written request therefor.

        16.2.  Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord or its successors or assigns that encumbers the Phase or the Building, or any part thereof, or in the event of a termination of any ground lease, if any, Tenant, if so requested, shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

        16.3.  Subordination. This Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter encumber the Phase, Building or Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord’s written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease (“Lessor”), or the holder or holders of any mortgage or deed of trust (“Holder”), in order to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be. In addition, if Lessor or Holder desires to make this Lease prior and superior to the ground lease, mortgage or deed of trust, then, within seven (7) days after Landlord’s written request, Tenant shall execute, have acknowledged and deliver to Landl ord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

17.  NOTICES. All notices required to be given hereunder shall be in writing and given by United States registered or certified mail, postage prepaid, return receipt requested; personal delivery; electronic mail (e.g., facsimile); or any commercial overnight courier service (e.g., FedEx); and sent to the appropriate address indicated in the Basic Lease Information or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices that are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, postage prepaid, addressed to the party to be served. Notices that are sent by commercial overnight courier shall be deemed to have been given on the next business day after the notice was del ivered to the commercial overnight courier.

18.  SUCCESSORS BOUND. This Lease and each of the covenants and conditions contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions contained in this Lease. Nothing contained herein shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

19.  MISCELLANEOUS

        19.1.  Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party shall not be deemed to waive or render unnecessary a party’s consent or approval to or of any subsequent similar acts.

        19.2.  Easements. Landlord reserves the right to grant easements on the Phase and dedicate for public and private use portions thereof without Tenant’s consent; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s covenants hereunder.

        19.4.  Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

        19.5.  Limitation of Landlord’s Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, directors, officers or shareholders of Landlord, and Tenant shall look solely to the real estate that           and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

        19.6.  Time. Time is of the essence of every provision hereof.

        19.7.  Attorneys’ Fees. In any action or proceeding which Landlord or Tenant brings against the other party in order to enforce its respective rights hereunder or by reason of the other party failing to comply with all of its obligations hereunder, whether for declaratory or other relief, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. A party shall be deemed to have prevailed in any action (without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless or whether such action is prosecuted to judgment.

        19.8.  Captions and Section Numbers. The captions, section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or sections of this Lease nor in any way affect this Lease.

        19.9.  Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        19.10.  Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

        19.11.  Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any employee or agent of Landlord or of Landlord’s broker or agent shall alter, change or modify any of the provisions in this Lease.

        19.12.  Holding Over. Should Tenant, or any of its successors in interest, hold over in the Premises, or any part thereof, after the expiration of the Term unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to the greater of (i) the Base Rent owed during the final year of the Term, as the same may have been extended, together with the Additional Rent due under this Lease, or (ii) fair market rent for the Premises, as reasonably determined by Landlord. The inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over. In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord for all losses, expenses and damages, including any consequential damages incurred by Landlord, as a result of Tenant failing to surrender the Premises to Landlord and vacate the Premises by the end of the Term.

        19.13.  Rules and Regulations. At all times during the Term, Tenant shall comply with the rules and regulations for the Building, Phase and Project set forth in Exhibit D, attached hereto, and all amendments as Landlord may reasonably adopt.

        19.14.  No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant in the Building, Phase or Project, or Landlord in its operation of the Building, Phase and Project.

        19.15.  Broker. Tenant warrants that it has had no dealings with any real estate broker or agent other than the broker(s) referenced in the Basic Lease Information (“Broker”) in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this Lease. Tenant agrees to indemnify, protect, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent other than Broker.

        19.16.  Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord for the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Interest Rate.

        19.17.  Nonliability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of, (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the use, operation or maintenance of the Premises, Building, Phase and/or Project, (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises, Building, Phase or Project, or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, Building, Phase or Project. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

        19.18.  Financial Statements. Within ten (10) days after Landlord’s written request, Tenant shall deliver to Landlord Tenant’s most current quarterly and annual financial statements audited by Tenant’s certified public accountant or, if audited financial statements are not available, Tenant shall deliver to Landlord, Tenant’s financial statements certified to be true and correct by Tenant’s chief financial officer. Tenant’s annual financial statements shall not be dated more than twelve (12) months prior to the date of Landlord’s request.

        19.19.  Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Building, Phase and Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

        19.20.  Addendum. The Addendum attached hereto is incorporated herein by reference. If no Addendum, state “none” in the following space:                              .

            IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

“Landlord”	“Tenant”

MENLO OAKS PARTNERS L.P., Delaware limited partnership	E*TRADE GROUP, INC. a Delaware corporation

By: AM Limited Partners, a California limited partnership, its General Partner

By:	/s/ Len Purkis

Name: Len Purkis Its: EVP & COO

By: Amarok Menlo, Inc., a California corporation, its General Partner

By:	/s/ Kathy Levinson

Name: Kathy Levinson Its: President & COO

By:	/s/ J. Marty Brill, Jr.

Name: J. Marty Brill, Jr. Its: President

ADDENDUM TO MENLO OAKS CORPORATE CENTER LEASE
(4200 Bohannon Drive)

        THIS ADDENDUM TO MENLO OAKS CORPORATE CENTER LEASE (this “Addendum”) is entered into by and between Menlo Oaks Partners, L.P., a Delaware limited partnership (“Landlord” ), and E*TRADE GROUP, INC., a Delaware corporation (“Tenant”). This Addendum is made a part of that certain Menlo Oaks Corporate Center Lease (the “Lease”), entered into between Landlord and Tenant concurrently herewith, pursuant to which Landlord leases to Tenant that certain building commonly known as 4200 Bohannon Drive, located in Menlo Park, California. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease.

Section 1.3:

        On page 1, line 2, in place of the deleted language, insert “the Basic Lease Information”.

Section 2.3(d):

        On page 2, line 2, after the word “Project”, insert “; provided, however, Landlord shall not designate any parking spaces in the area located between the Building and the 4500 Bohannon Building (defined herein) for the exclusive use of any tenant in the Project other than Tenant so long as Tenant occupies at least ninety percent (90%) of the rentable square feet in the Building and the 4500 Bohannon Building.”

Section 2.3:

        At the end of this Section, insert “Landlord shall use commercially reasonable efforts in exercising its rights under this Section 2.3 so as not to materially impair Tenant’s access to or use of the Premises.”

Section 2.5:

        At the end of Section 2.4, insert the following Section:

        “2.5   Parking. Tenant shall have the right to use up to forty-nine and 807/1000ths percent (49.807%) of the available parking spaces in the Phase on a non-exclusive basis. The Phase includes approximately four hundred fourteen (414) parking spaces. At Tenant’s written request, Landlord shall designate up to six (6) of the parking spaces allocated for Tenant’s use and located near the Building as “ visitor parking”.

Section 3.3:

        At the end of Section 3.2, insert the following Section:

        “3.3   Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant within one (1) business day after the Effective Date, in a broom clean condition with all building systems in working order and the roof in water-tight condition.”

Section 4.4:

        On page 3, line 1, in place of the deleted language, insert “within three (3) business days after Tenant’s receipt of written notice from Landlord that such installment of Rent is past due”.

Section 4.5:

        On page 3, line 2, in place of the deleted word, insert “within three (3) business days after Tenant’s receipt of written notice from Landlord that such installment of Rent is past”.

Section 4.6:

        On page 4, line 3, in place of the deleted word, insert “will”.

        On page 4, line 4, after the word “transferee”, insert “or the transferee will assume in writing Landlord’s obligation to return the Security Deposit to Tenant in accordance with the terms of this Lease.”

Section 5.6:

        At the end of this Section, insert “Landlord shall furnish Tenant with copies of tax bills for the prior calendar year within ten (10) days after Tenant’s written request.”

Section 6.1:

        On page 5, line 9, after the word “action”, insert “covering the Building, the Tenant Improvements and all other improvements made by Tenant to the Premises (if available at commercially reasonable rates)”.

Section 6.2(a):

        On page 5, line 2, in place of the deleted language, insert “Five Million Dollars ($5,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) aggregate”.

        On page 5, line 5, after the word “coverage”, add a period and insert “Tenant may satisfy the insurance requirement pursuant to this Section 6.2 (a) in combination with an umbrella policy.”

Section 6.2(b):

        On page 5, line 1, before the word “Comprehensive”, insert “Solely with respect to the Project”.

        On page 5, line 4, after the word “automobiles”, add a period and insert “Tenant may satisfy the insurance requirement pursuant to this Section 6.2(b) in combination with an umbrella policy”.

Section 6.2 (c):

        On page 5, line 5, after the amount “($5,000,000)”, insert “in the state of California. Tenant may satisfy the insurance requirement with respect to the employer’s liability insurance in combination with an umbrella policy”.

Section 6.2 (d):

        On page 6, line 6, in place of the deleted language, add a period and insert “Tenant shall maintain full replacement cost property insurance with respect to all of the alterations, improvements and additions made by Tenant in the Premises or the Building (including the Tenant Improvement Work). Tenant’s property insurance with respect to such alterations, improvements and additions shall provide that all claims made thereunder shall be adjusted by Landlord and all proceeds payable thereunder shall be paid to Landlord. Tenant shall maintain, at a minimum, actual value insurance with respect to the EDP Equipment.”

Section 6.2(e):

        On page 6, line 1, in place of the first deletion, insert “Interruption”.

        On page 6, line 1, in place of the second deletion, insert “interruption”.

Section 6.3 (d):

        On page 6, line 2, in place of the deleted language, insert “mortgagee, ground lessee, partner, agent or affiliate of Landlord”.

        On page 6, line 3, after the word “Section 6”, insert “, except workers’ compensation insurance and business interruption insurance”.

Section 6.3 (f):

        On page 7, line 1, after the word “The”, insert “property insurance”.

Section 6.4:

        On page 7, line 2, in place of the deleted word, insert “property manager”.

        On page 7, line 8, after the word “misconduct”, insert “or Environmental Losses (defined in Section 11.1) not covered by Sections 11.3 and 11.5 of this Lease”.

        On page 7, line 15, after the word “cause”, insert “excluding any loss, damage or injury to the extent caused by the willful or criminal misconduct of any Indemnified Party”.

Section 6.5:

        On page 7, line 8, in place of the deleted language, insert “or Building”.

Section 7.2:

        On page 7, line 8, after the word “fees”, insert “(not to exceed in any year three percent (3%) of the annual Base Rent due for such year)”.

        On page 8, line 1, in place of the deleted language, insert “rate equal to the Prime Rate plus one percent (1%) (with the term “Prime Rate” defined as the reference rate (or its equivalent) announced publicly in San Francisco, California, from time to time by Wells Fargo Bank, N.A. or, if Wells Fargo Bank, N.A. ceased to exist, the largest bank, in terms of assets, headquartered in California)”.

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Lease, Operating Expenses chargeable to Tenant shall not include the following:

        1.  The cost of any capital repairs, replacements and/or improvements made to the structural portions of the Building or the Phase, including the structural walls of the Building, the Building foundation and the structural portions of the roof (but excluding the roof membrane);”

        2.  The cost of providing any service direct to and paid directly by any other tenant of the Project (excluding such tenant’s share of Operating Expenses);

        3.  The cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project or otherwise (excluding any payment by a tenant of that tenant’s share of Operating Expenses), to the extent so reimbursed;

        4.  Any real estate brokerage commission or other costs incurred in procuring tenants, or any fee in lieu of commission;

        5.  Payments of principal or interest on mortgages or ground lease payments (if any);

        6.  Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, Phase or Project, or any law, code, regulation, ordinance or the like (except to the extent attributable to Tenant’s acts or omissions);

        7.  Landlord’s general corporate overhead and general and administrative expenses;

        8.  Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Phase or the Project); and

        9.  Costs incurred to (i) comply with laws relating to the removal of any Hazardous Material (as that term is defined in Section 11) of such nature that a federal, state or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state and under the conditions that the Hazardous Material then existed in or on the Building, Phase or Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) remove, remedy, contain or treat any Hazardous Material which is brought onto the Building, Phase or Project after the date hereof by Landlord or any other tenant of the Project, and which is of such a nature, at that time, that a federal, state or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state and under the conditions that it then existed in or o n the Building, Phase or Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto.”

Section 7.8 (a):

        At the end of this Section, insert “Tenant shall arrange and provide for its own janitorial services in the Building.”

Section 7.8 (b):

        At the end of this Section, insert “Landlord represents to Tenant that the Building is separately metered for electricity, gas and water.”

Section 7.9:

        At the end of Section 7.8, add the following Section:

        7.9   Tenant’s Audit Rights. Tenant shall have ninety (90) days after Tenant receives the year end statement of the adjustment to the Operating Expenses for the prior calendar year to notify Landlord in writing of Tenant’s desire to conduct, at Tenant’s sole cost and expense, an audit of Landlord’s books and records relating to the prior calendar year. Any such audit must be conducted by Tenant or its agent during regular business hours at the offices of Landlord or the offices of Landlord’s designated agent and must be completed within one hundred fifty (150) days after Tenant receives the applicable year end statement. The person or entity performing the audit or review of Landlord’s books and records on Tenant’s behalf or at Tenant’s request may not be compensated for the audit or review on a contingency fee basis. If Landlord objects to the findings of Tenant’s audit, Landlord and Tenant shall attempt to resolve their disagreement concerning the amount of Tenant’s proportionate share of

Operating Expenses within the next thirty (30) days. If Landlord and Tenant are unable to agree upon the amount of Tenant’s proportionate share of Operating Expenses (after Tenant has completed its audit), the parties shall submit the matter to binding arbitration before a single neutral arbitrator having experience in real estate valuation, property management or accounting or, alternatively, the arbitrator may be a retired judge or justice of a California Superior Court or Court of Appeal. The matter shall be decided by arbitration in accordance with the applicable arbitration statutes and the then existing Commercial Arbitration Rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other party. Within thirty (30) days after the other party’s receipt of written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, either party may request the American Arbitration Association to appoint the arbitrator in accordance with its Commercial Arbitration Rules. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease with respect to any arbitration requested in accordance with the provisions contained in this Section. Depositions may be taken and discovery may be obtained in any arbitration proceeding requested pursuant to this Section in accordance with the provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s). Arbitration hearing(s) shall be conducted in Santa Clara County California. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence upon which responsible persons are accustomed to rely in the conduct of serious affairs, regardless of the admiss ibility of such evidence in a court of law; however, the arbitrator shall apply California law relating to privileges and work product. In rendering his or her award, the arbitrator shall set forth the reasons for his or her decision. The fees and expenses of the arbitrator shall be paid in the manner allocated by the arbitrator. This agreement to arbitrate any dispute concerning the findings of Tenant’s audit shall be specifically enforceable under the prevailing arbitration law. Judgment on the award rendered by the arbitration may be entered in any court having jurisdiction thereof. If, subsequent to Tenant’s audit, the parties determine that Landlord has overstated Tenant’s percentage share of the Operating Expenses by more than five percent (5%) during the applicable calendar year, Landlord shall reimburse Tenant for the reasonable cost of the audit.”

Section 8.1:

        At the end of this Section, insert “Specifically, Landlord shall maintain the structural portions of the Building, including the structural elements of the walls, floor slabs and roof; the heating, ventilating and air conditioning system in the Building (the “Building HVAC”); the elevator; the plumbing and electrical systems in the Common Areas (with Tenant maintaining the plumbing and electrical systems in the Premises); the Common Area parking lots in the Phase; the exterior of the Building, including the exterior glass; and the foundation. If the existing Building HVAC breaks or malfunctions during the Term, then, to the extent it is commercially reasonable to do so, Landlord shall repair the existing Building HVAC as opposed to replacing the existing Building HVAC. Landlord shall notify Tenant in writing prior to replacing the existing Building HVAC. Landlord shall be responsible for ensuring that the Building HVAC and the ele vators are in working order on January 1, 2000.”

Section 8.2:

        On page 9, line 4, after the word “Landlord”, insert “and those items or components of the Building that Landlord is obligated to repair pursuant to Section 8.1. “

        On page 9, line 14, after the word “all”, insert “interior”.

        At the end of this Section, insert “Tenant is responsible for the proper maintenance and servicing of fire extinguishers and fire protection equipment in the Premises. Notwithstanding anything to the contrary contained in this Section, Tenant shall not be required to remove any of the Tenant Improvements (defined in the Work Letter) constructed by Tenant as part of the Tenant Improvement Work (defined in the Work Letter).”

Section 8.3:

        On page 10, line 3, in place of the deleted language, insert “upon three (3) business days prior written”.

        On page 10, line 11, after the word “Term,”, insert “and Tenant fails to perform such obligations within three (3) business days after written notice to Tenant,”.

Section 8.4:

        On page 10, line 1, after the word “times”, insert “after prior notice to Tenant (except in the event of an emergency whereupon no prior notice is required)”.

        On page 10, line 4, after the word “tenants”, insert “ (during the last fifteen (15) months during the Term)”.

        On page 10, line 5, in place of the deleted language, insert “Tenant at all times shall maintain personnel on the Premises twenty-four (24) hours a day who are authorized to provide Landlord access to the Premises in accordance with the provisions of this Section 8.4.”

Section 8.5:

        On page 10, line 6, after the word “lien”, insert “if Tenant does not post a bond sufficient to remove the lien in accordance with California law within twenty (20) days after Tenant is notified of the existence of the lien”.

Section 9.2:

        On page 11, line 1, in place of the deleted language, insert “Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to any non-structural alterations, additions or improvements provided that the proposed non-structural alterations, additions or improvements do not require changes or modifications to the Building systems and are consistent with the use of the Premises as first class office space as reasonably determined by Landlord. Landlord shall have the right to withhold its consent to all other alterations, additions or improvements in Landlord’s sole and absolute discretion. Landlord shall respond to any request by Tenant to make any alteration, addition or improvement to the Premises within ten (10) busin ess days after Landlord’s receipt of Tenant’s written request.”

        On page 11, line 23, in place of the second deletion, insert “all reasonable third-party costs incurred by Landlord in”.

        On page 11, line 25, after the first occurrence of the word “Tenant”, insert “; provided, however, Landlord shall not charge Tenant for costs incurred by Landlord in reviewing Tenant’s plans for the Tenant Improvement Work (as defined in the Work Letter).”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the consent of, but with notice to, Landlord, to make nonstructural alterations within the Premises costing, in the aggregate, less than Twenty-Five Thousand Dollars ($25,000.00) in any twelve (12) month period, provided that the non-structural alterations proposed by Tenant do not (i) diminish the use of the Premises as first class office space as reasonably determined by Landlord and (ii) affect the structure of the Building or the Building systems. Tenant shall provide Landlord with as built drawings of any such alterations. If requested in writing by Tenant at the time Tenant requests Landlord’s consent to any proposed alteration, addition or improvement (or, if Landlord’s consent is not required, at the time Tenant notifies Landlord of any proposed alteration, addition or improvement), Lan dlord shall notify Tenant as to whether Tenant will be required to remove the proposed alteration, addition or improvement and restore the Premises to its original condition at the end of the Term.”

Section 10.2:

        On page 12, line 8, in place of the deleted word, insert “leases”.

        On page 12, line 9, in place of the deleted language, insert “or Tenant’s lease as to all or a portion of the Premises being terminated”.

        On page 12, line 12, at the end of the sentence, insert “The provisions of this Section shall not pertain to any interior signage of Tenant that is not visible from the outside of the Premises.”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to install (i) a directional sign on the existing directional signs located within the Phase Common Areas, (ii) a sign on the entry wall adjacent to the main entrance of the Building (“Entry Wall Signs”), and (iii) a sign on the exterior of the Building facing Highway 101 (but only if Tenant has not installed exterior signage on the 4500 Bohannon Building (defined in Section 27) facing Highway 101). Tenant’s right to install the signage referenced in the preceding sentence is subject to Landlord’s prior review and approval of Tenant’s proposed signage, including the size, color, design and exact proposed location of Tenant’s signage, which approval shall not be unreasonably withheld provided that the signage is in accordance with Landlord’s written sign criteria. A copy of Landlord’s written sign criteria is attached hereto as Exhibit G. Landlord approves in advance text reading “E*TRADE” on Tenant’s Building signage so long as the text is black in color; provided, however, the text on Tenant’s monument signs in the Phase and Tenant’s Entry Wall Signs may contain the colors contained in Tenant’s current logo. Tenant Shall obtain all of the necessary governmental permits and approvals required to install Tenant’s signs in the Project and all of Tenant’s signs shall comply with all laws, ordinances and regulations and any of the conditions, covenants and restrictions recorded against the Phase.”

Section 11.5:

        On page 13, line 5, after the word “Tenant’s”, insert “and Tenant’s employees’, agents’, representatives’ and contractors’”.

Section 12.1:

        On page 14, line 1, in place of the deleted language, insert “If the Premises and/or the Building are damaged or destroyed, then, subject to the provisions of this Section 12 and provided that neither party terminates this Lease pursuant to this Section 12, (i) Landlord shall promptly and diligently repair or restore the Premises and/or the Building (excluding the Tenant Improvements and all other alterations, additions and improvements made by Tenant to the Premises) and (ii) Tenant shall promptly and diligently repair or restore all of the Tenant Improvements and all other alterations, additions and improvements made by Tenant to the Premises.”

Section 12.2:

        On page 14, line 4, in place of the deleted language, insert “portions of the Premises or the Building which Landlord is obligated to repair”.

        On page 14, line 5, in place of the deleted number, insert “two hundred seventy (270)”.

        On page 14, line 8, after the word “notice.”, insert the following:

        “In addition, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Landlord if the Premises or the Building is destroyed or damaged by fire or other casualty and either (i) Landlord reasonably determines that the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or restore cannot be completed within two hundred seventy (270) days from after the date of the casualty or (ii) Landlord fails to substantially complete the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or restore by the two hundred seventieth (270th) day from after the date of the casualty (hereinafter referred to as the “Outside Completion Date”). The Outside Completion Date shall be extended for an additional ninety (90) days in the event Landlord fails to substantially complete the repair or restoratio n of the portion of the Premises or the Building which Landlord is obligated to repair or restore for any reason not within Landlord’s reasonable control, including, without limitation, inclement weather, labor disputes, or any default by Landlord’s contractor or architect under their agreement with Landlord with respect to the repair or restoration of the Premises or the Building). In addition, the Outside Completion Date shall be extended one day for each day that Landlord is delayed in completing the repair or restoration work due to any interference by Tenant or Tenant’s contractors with Landlord’s repair or restoration work. Tenant shall exercise its right to terminate this Lease pursuant to subsection (i) above, if at all, by written notice to Landlord within thirty (30) days after Landlord notifies Tenant of Landlord’s estimate of the time required to complete the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or rest ore. Tenant shall exercise its right to terminate this Lease pursuant to subsection (ii) above, if at all, by written notice to Landlord within ten (10) days after the expiration of the Outside Completion Date. Notwithstanding the foregoing, if at any time Landlord reasonably determines that Landlord cannot substantially complete the repair or restoration of the Premises by the Outside Completion Date, Landlord shall notify Tenant in writing and Tenant shall have ten (10) days from the date Tenant receives such written notice in which to terminate this Lease by written notice to Landlord.

        If neither party exercises its right to terminate this Lease, then (i) Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or restore as soon as reasonably practicable, and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion, and (ii) Tenant shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Tenant Improvements and any other alterations, additional or improvements made by Tenant to the Premises as soon as reasonably practicable, and thereafter prosecute the repair or restoration of the Tenant Improvements and other improvements to completion. Tenant shall not interfere with Landlord’s repair and restoration work and may commence Tenant’s repair or restoration work in the Premises only to the extent that Tenant’s work does not interfere with Landlord’s repair or restoration work.”

        At the end of this Section, insert “Notwithstanding the foregoing, if Landlord elects to terminate this Lease as a result of there being insufficient insurance proceeds to pay for all of the costs of the repair or restoration, Tenant shall have the right to vitiate Landlord’s termination by (i) notifying Landlord in writing within thirty (30) days after Landlord notifies Tenant of its election to terminate this Lease of Tenant’s election to pay for the difference between the cost of restoring the Premises or the Building, as applicable, and the amount of the insurance proceeds available to Landlord for the repair or restoration of the Premises or the Building, and (ii) delivering to Landlord within thirty (30) days after Tenant notifies Landlord of its election to pay for any shortfall in insurance proceeds an amount equal to the difference between the cost of repairing or restoring the Premises or the Building, as reasonably esti mated by Landlord, and the amount of insurance proceeds available to Landlord for the repair or restoration of the Premises or the Building, as applicable.

Section 12.3:

        At the end of this Section, insert “If Landlord receives any proceeds from either Landlord’s or Tenant’s insurance carrier attributable to the cost of repairing or restoring the Tenant Improvements or any other alterations, additions or improvements made by Tenant in the Premises that are not owned by Landlord, then Landlord shall reimburse Tenant out of those proceeds an amount equal to the amount expended by Tenant in repairing or restoring the alterations, additions or improvements in the Premises. Notwithstanding the foregoing, if either party terminates this Lease as a result of a casualty or for any other reason, all of the insurance proceeds with respect to the Tenant Improvements and any other alterations, additions or improvements made by Tenant to the Premises shall belong to Landlord.”

Section 12.5:

        On page 14, line 1, in place of the deleted word, insert “Landlord’s and Tenant’s”

        On page 14, line 2, in place of the deleted word, insert “either party”.

        On page 14, line 3, in place of the deleted word, insert “the other party”.

        On page 14, line 4, in place of the deleted language, insert “The party electing to terminate this Lease shall notify the other party”.

        On page 14, line 6, in place of the deleted language, insert “neither party elects”.

Section 13.2:

        On page 15, line 6, in place of the deleted language, insert “Tenant”.

Section 13.4:

        On page 15, line 2, after the word “right”, insert “such as”.

Section 13.5:

        On page 15, line 9, in place of the deleted word, insert “Tenant”.

Section 14.1 (c):

        On page 16, line 3, after the word “Landlord”, insert “; provided, however, if such default cannot be cured within thirty (30) days, Tenant shall not be in default of this Lease so long as Tenant has commenced such cure within the thirty (30) day period and is diligently pursuing the cure to completion (but in no event longer than ninety (90) days from the date Landlord notifies Tenant of the default).”

Section 14.1 (j):

        At the end of Section 14.1(i), add the following Section:

        “(j) 4500 Bohannon Lease. An Event of Default (as that term is defined in the 4500 Bohannon Lease) on the part of the tenant under the 4500 Bohannon Lease.”

Section 14. l:

        On page 16, in the last sentence in this Section, after the word “Lease”, insert “if the notice of default was drafted for Landlord by Landlord’s attorneys.”

Section 15.1:

        On page 17, line 5, after the word “withheld”, insert “or delayed”.

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in Section 15. t, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises without Landlord’s consent (but with thirty (30) days’ prior written notice to Landlord) to (i) an Affiliate or (ii) any entity resulting from a merger or consolidation with Tenant (each hereinafter referred to as a “Permitted Assignee”). For purposes of this Section 15, an “Affiliate” is defined as (i) an entity that directly or indirectly controls, is controlled by or is under common control with Tenant or (ii) an entity at least a majority of whose economic interest is owned by Tenant; and “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Leas e, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder.”

Section 15.3:

        On page 17, line 1, in place of the deleted number, insert “ten (10) business”.

        On page 17, line 3, after the word “sublet”, insert “if the term of such sublet is for greater than five (5) years or ends during the last year of the Term or the proposed sublessee is an existing tenant or subtenant in the Project.”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in Section 15.3, Landlord shall not have the right to terminate this Lease as to all or any portion of the Premises pursuant to the terms and conditions contained in this Section 15.3 in connection with an assignment by Tenant of its interest in this Lease to a Permitted Assignee or Tenant’s sublease of all or a portion of the Premises to a Permitted Assignee.”

Section 15.5:

        On page 18, line 15, after the word “Project.”, insert “For purposes of this Section 15.5, the term “prospective tenant” shall mean any prospective lessee of space in the portion of the Project owned by Landlord with whom or which Landlord has been in contact concerning the prospective lessee’s interest in the space within thirty (30) of Tenant’s contact with such prospective lessee or the date on which Tenant requests Landlord’s consent to the proposed sublease or assignment.”

        On page 18, line 16, in place of the deleted number, insert “ten (10) business”.

Section 15.6:

        On page 18, line 10, after the word “Alto,”, insert “and Tenant is not entitled to deduct those costs pursuant to this Section 15.6 prior to calculating the amount of any excess rent or other consideration payable to Landlord in accordance with the terms of this Section 15.6,”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in Section 15.6, in calculating the amount of the excess rent or other consideration due to Landlord in connection with any assignment or sublease by Tenant, Tenant shall be entitled to deduct from the total amount of rent or other consideration paid to Tenant (prior to determining Landlord’s share of any excess rent or other consideration) the total amount of (i) any attorneys’ fees and brokerage commissions paid by Tenant in connection with the assignment or sublease and (ii) the cost of installing a demising wall in connection with the partitioning of the Premises for multiple occupancy. In addition, further notwithstanding anything to the contrary contained in Section 15.6, Landlord shall not be entitled to any excess rent or consideration in connection with Tenant’s assignment of its interest in this Lease to a Permitted Assignee or Tenant’s sublease of all or a portion of the Premises to a Permitted Assignee.”

Section 15.12:

        On page 19, line 4, after the word “release”, insert “; provided, however, Landlord shall be released from its obligation to refund the Security Deposit to Landlord in accordance with the terms of this Lease only if Landlord delivers the Security Deposit to the transferee or the transferee assumes in writing liability for returning the Security Deposit to Tenant in accordance with the terms of this Lease.”

Section 15.13:

        At the end of Section 15.12, add the following Sections’

        “15.13. Additional Space. During the Term, Tenant shall not sublease (as a sublessee) any additional space within the Project or take an assignment of any lease of additional space within the Project which would result in Tenant having subleased or, as a result of one or more assignments, leased in the aggregate more than fifty (50,000) rentable square feet of space in the Project without Landlord’s prior written consent, which may be withheld by Landlord in its sole and absolute discretion. Notwithstanding the foregoing, if Tenant (i) exercises its option pursuant to Section 26 and leases the 4400 Bohannon Expansion Option Space and (ii) exercises its option under the 4500 Bohannon Lease and leases all of the First Expansion Option Space (defined in the 4500 Bohannon Lease), then, from the later of the commencement of Tenant’s lease of the 4400 Bohannon Expansion Option Space or the commencement of Tenant’s lease of a ny increment of the First Expansion Option Space, Tenant shall not occupy or sublease any additional space in the Project, as a result of one or more assignment or sublease of, in the aggregate, more than thirty thousand (30,000) rentable square feet of space without Landlord’s prior written consent, which may be withheld by Landlord in its sole and absolute discretion.

        15.14 Landlord Estoppel Certificate. Within ten (10) days after Tenant’s written request, Landlord shall execute and deliver to Landlord, in recordable form, a certificate to Tenant certifying, among other things, (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges have been paid in advance, if any; and (iii) that to Landlord’s actual knowledge, there are no uncured defaults on the part of Tenant under this Lease, or if there are uncured defaults on the part of Tenant, stating the nature of the uncured defaults. Any such certificate may be relied upon by Tenant.”

Section. 16.1:

        On page 20, line 9, after the number “ten (10)”, insert “business”.

Section 16.3:

        At the end of this Section, insert “Tenant’s obligations under this Lease are conditioned upon Tenant’s receipt of an executed nondisturbance agreement from all current mortgagees (as of the date of this Lease) whose liens are secured by the Phase within sixty (60) days after the date of this Lease. The nondisturbance agreement, among other things, shall provide that Tenant’s possession of the Premises shall not be disturbed in the event of a foreclosure so long as Tenant is not in default under this Lease, and that this Lease shall remain in full force and effect, without materially increasing Tenant’s obligations and duties under this Lease or materially diminishing Tenant’s rights and privileges under this Lease. Tenant shall subordinate Tenant’s interest in the Premises, Building and Phase and this Lease to any future mortgagee or ground lessor provided that such mortgagee or ground lessor agrees to provide Tenant with a nondisturbance agreement on the terms set forth above.”

Section 19.5:

        On page 21, line 3, in place of the deleted language, insert “constitutes the Phase”.

Section 19.12:

        On page 22, line 3, in place of the deleted word, insert “one hundred fifty percent (150%) of”.

        On page 22, line 7, after the word “addition,”, insert “if Tenant fails to vacate and surrender the Premises to Landlord after the end of the Term within ten (10) days after written notice from Landlord”.

Section 19.15:

        At the end of this Section, insert “Landlord shall pay to Tenant’s Broker a leasing commission in connection with this Lease in accordance with the terms and conditions set forth in a separate written agreement entered into between Landlord and Tenant’s Broker.”

Section 19.17:

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Section, if in the event of any interruption in utilities or services to the Premises that (i) substantially interferes with Tenant’s use of the Premises for Tenant’s business, as reasonably determined by Tenant, for more than five (5) continuous days, and (ii) are not the result of Tenant’s negligence or willful misconduct, the Rent due under this Lease shall abate (but only to the extent of any proceeds received by Landlord from rental abatement insurance) for each successive day that the interruption continues until the utilities or services are restored.”

Sections 20 – 26:

        The following Sections are incorporated into the Lease:

20.  Early Entry. Upon the execution and delivery of this Lease, Tenant may, at Tenant’s sole risk and cost, enter upon the Premises prior to the Commencement Date for the purposes of performing Tenant’s Work (as defined in the Work Letter) subject to Tenant complying with each of the following terms and conditions during such early entry period: (i) Tenant shall comply with all of the terms and conditions contained in this Lease, except for Tenant’s obligation to pay Base Rent, Impositions and Operating Expenses; (ii) Tenant shall indemnify, protect, defend and hold harmless Landlord and all other Indemnified Parties from all claims and losses, and exempt Landlord and the other Indemnified Parties from any liability, all as more particularly provided in Sections 6.4 and 6.5; (iii) Tenant shall comply with all of the requirements contained in this Lease with respect to the type and amounts of insurance required to be maintained by Tenant and provide Landlord wi th evidence satisfactory to Landlord that Tenant has obtained such insurance; and (iv) Tenant shall pay for all utility services supplied to the Premises and/or used by Tenant.

21.  Adjustments to Base Rent. The monthly Base Rent shall be increased on each anniversary of the Commencement Date during the Term by an amount equal to three and one-half percent (3.5%) of the amount of the then existing monthly Base Rent.

25.  Extension Options

        25.1  Options to Extend. Tenant shall have two (2) options to extend the Term for a period of five (5) years each (hereinafter referred to as the “First Extension Term” and “Second Extension Term,” respectively, and each, an “Extension Term”), provided that at the time Tenant’s Extension Notice (defined below) is given and at the time the Extension Term is to commence (i) no Event of Default by Tenant exists and (ii) E-Trade Group, Inc. or a Permitted Assignee of E-Trade Group, Inc. is in occupancy of at least ninety percent (90%) of the Building, the 4500 Bohannon Building and any other space leased to Tenant pursuant to this Lease or the 4500 Bohannon Lease. Tenant shall exercise such option, if at all, by written notice (“Tenant’s Extension Notice”) to Landlord not later than fifteen (15) months, nor earlier than eighteen (18) months, prior to the expiration of the original Te rm (as such Term may be extended pursuant to Section 26) or the First Extension Term, as the case may be. Tenant may exercise its option to extend the Term for an Extension Term only if Tenant concurrently exercises its right to extend the term of the 4500 Bohannon Lease for an equal period of time in accordance with the terms and conditions contained therein. Tenant’s failure to deliver Tenant’s Extension Notice to Landlord in a timely manner shall be deemed a waiver of Tenant’s option to extend the Term and Tenant’s extension option, and any future option to extend the Term, shall lapse and be of no force or effect.

        25.2  Exercise of Option.

                     (a)   First Extension Term. If Tenant exercises its extension option for the First Extension Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant’s options to further extend the Term shall be reduced in number by one, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement and (iii) the monthly Base Rent for the first year of the First Extension Term shall be the greater of (A) the “Initial Fair Market Rent” prevailing at the commencement of the First Extension Term or (B) the monthly Base Rent in effect at the end of the original Term. The Base Rent due during the First Extension Term shall be increased annually by the Average Annual Percentage (defined below), if any.

                     (b)   Second Extension Term. If Tenant exercises its extension option for the Second Extension Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant shall have no further options to extend the Term of this Lease, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement and (iii) the monthly Base Rent for the first year of the Second Extension Term shall be the greater of (A) the “Initial Fair Market Rent” prevailing at the commencement of the Second Extension Term or (B) the monthly Base Rent in effect at the end of the First Extension Term. The Base Rent due during the Second Extension Term shall be increased annually by the Average Annual Percentage, if any.

                     (c)   Real Estate Commission. Tenant shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of its option to extend the Term made by parties claiming through Tenant. Landlord shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of its option to extend the Term made by parties claiming through Landlord.

        25.3  Determination of Fair Market Rent.

                            (a)  Agreement on Rent. For the purposes of this Section, the “Initial Fair Market Rent” means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums), expected to prevail as of the commencement of an Extension Term for the first year of that Extension Term with respect to leases of office space within buildings located in the “Designated Area” (defined as the Menlo Park and Palo Alto areas other than the Sand Hill Road area, Stanford Research Park and the Palo Alto central business district) of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises, for a term equal to the Extension Term. The term “Average Annual Percentage” shall mean the avera ge annual percentage increase in the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of that particular Extension Term with respect to leases of office space within buildings located in the Designated Area of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises, for a term equal to the Extension Term). Within fifteen (15) days after Landlord’s receipt of Tenant’s Extension Notice, by written notice to Tenant (“Landlord’s Rent Notice”), Landlord shall advise Tenant as to Landlord’s determination of the Initial Fair Market Rent and Average Annual Percentage. If Tenant disagrees with Landlord’s determination, Tenant shall advise Landlord as to Tenant’s determination of Initial Fair Market Rent and Average Annual Percentage by written notice (“Tenant’s Rent Notice”) within f ifteen (15) days after Tenant’s receipt of Landlord’s Rent Notice. If Tenant fails to deliver Tenant’s Rent Notice to Tenant within the time period provided above, Tenant shall be bound by Landlord’s determination of the Initial Fair Market Rent and Average Annual Percentage as set forth in Landlord’s Rent Notice. If Tenant shall timely deliver to Landlord Tenant’s Rent Notice, Landlord and Tenant shall attempt in good faith to reach agreement as to the Initial Fair Market Rent and Average Annual Percentage within fifteen (15) days after Landlord’s receipt of Tenant’s Rent Notice.

                            (b)  Selection of Appraisers. If Landlord and Tenant are unable to agree as to the amount of the Initial Fair Market Rent and Average Annual Percentage within the aforementioned fifteen (15) day period as evidenced by a written amendment to this Lease executed by them, then, within ten (10)days after the expiration of the fifteen (15) day period, Landlord and Tenant shall each, at its sole cost and by giving notice to the other party, appoint a competent and disinterested real estate appraiser with membership in the Appraisal Institute and M.A.I. designation and with at least five (5) years’ full-time commercial appraisal experience in the Menlo Park and Palo Alto areas to determine the Initial Fair Market Rent and Average Annual Percentage. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Initial Fair Market Rent and Average Annual Percentage. If Landlord and Tenant as stated in this Section appoint two (2) appraisers, they shall attempt to select a third appraiser meeting the qualifications stated in this Section within ten (10) days. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the then president of the real estate board of the county in which the Building is located, or to the Presiding Judge of the Superior Court of the county in which the Building is located, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

                            (c)  Value Determined By Three (3) Appraisers. The appraisers shall determine the Initial Fair Market Rent and Average Annual Percentage by using the “Market Comparison Approach” with the relevant market being office buildings located in the Designated Area. Within thirty (30) days after the selection of the third appraiser, Landlord’s appraiser shall arrange for the simultaneous delivery to Landlord of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotients shall be the Initial Fair Market Rent and Average Annual Percentage. If, however, the low appraisal and/or the high appraisal of either the Initial Fair Market Rent or the Average Annual Percentage are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotients shall be the Initial Fair Market Rent and Average Annual Percentage. If both the low appraisal and the high appraisal of either the Initial Fair Market Rent or the Average Annual Percentage are disregarded as stated in this Section, the middle appraisal shall be the Initial Fair Market Rent or Average Annual Percentage, as applicable.

        25.4  Notice to Landlord and Tenant. After the monthly Base Rent for an Extension Term has been set, Landlord and Tenant immediately shall execute an amendment to the Lease stating the monthly Base Rent.

26.  Option to Expand.

        26.1   Expansion Option Provided that (i) no Event of Default by Tenant exists under the terms of this Lease at the time Tenant exercises its option to expand the Premises or at the time Tenant is to commence occupancy of the space in question, (ii) E-Trade Group, Inc. or a Permitted Assignee occupies at least ninety percent (90%) of the Building, the 4500 Bohannon Building and all other space leased to Tenant pursuant to this Lease and the 4500 Bohannon Lease, and (iii) Tenant has a financial net worth of at least Five Hundred Million Dollars ($500,000,000.00) at the time Tenant exercises its Expansion Option or otherwise delivers to Landlord the additional security deposit required pursuant to Section 26.6 below, Tenant shall have the option (the “Expansion Option”) to lease the space (the “4400 Bohannon Expansion Option Space”) listed on Exhibit F, attached hereto, upon the terms and conditions cont ained in this Section 26.

        26.2  Exercise of Expansion Option. Tenant shall exercise the Expansion Option by written notice to Landlord no earlier June 1, 1999 and no later than August 31, 1999.

Notwithstanding the foregoing, if the tenant that currently leases the 4400 Bohannon Expansion Option Space defaults on its obligations under its lease and Landlord either terminates the existing tenant’s lease or enters into a lease termination agreement with the existing tenant (in lieu of bringing an unlawful detainer action against the existing tenant) which results in the 4400 Bohannon Expansion Option Space becoming available for lease prior to August 31, 2000 (hereinafter referred to as an “Early Termination Event”), then Tenant shall exercise its Expansion Option to lease the 4400 Bohannon Expansion Option Space (if at all) within forty-five (45) days after Landlord notifies Tenant in writing of the date that the 4400 Bohannon Expansion Option Space has become or will become available for lease; provided, however, in no event will Tenant be required to exercise its Expansion Option more than twelve (12) months prior to the date the 4400 Bohannon Expansion Option Space b ecomes available for lease. If Tenant fails to exercise the Expansion Option with respect to the 4400 Bohannon Expansion Option Space within the time period provided above, the Expansion Option shall expire, and Tenant and Landlord shall have no further rights or obligations under this Section with respect to the 4400 Bohannon Expansion Option Space.

        26.3   Terms of Lease. Landlord shall lease the 4400 Bohannon Expansion Option Space to Tenant on all the same terms and conditions contained in this Lease except (i) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement, (ii) the term of Tenant’s lease of the 4400 Bohannon Expansion Option Space shall be for ten (10) years, commencing on the date on which Landlord delivers to possession of the 4400 Bohannon Expansion Option Space to Tenant (subject to extension pursuant to Section 26.5), (iii) Tenant may not place or install exterior signage on the building in which the 4400 Bohannon Expansion Option Space is located, (iv) Tenant shall deliver to Landlord concurrently with Tenant’s execution of an amendment to this Lease to include the 4400 Bohannon Expansion Option Space or Tenant’s execution of a new lease for the 4400 Bohannon Expansion Option Space (which Tenant shall execute within thirty (30) days after Tenant exercises its Expansion Option and receives the proposed amendment or lease from Landlord) a security deposit for the 4400 Bohannon Expansion Option Space in an amount equal to the last monthly installment of Base Rent due for the 4400

Bohannon Expansion Option Space, (v) the monthly Base Rent per rentable square foot for the 4400 Bohannon Expansion Option Space shall be an amount equal to monthly Base Rent per rentable square foot of the existing Premises in effect at the commencement of the term of the 4400 Bohannon Expansion Option Space, less (1) the amount of the monthly Base Rent per rentable square foot attributable to the Additional Allowance (if any) and (2) the amount of the monthly Base Rent per rentable square foot attributable to the Base Allowance (which the parties agree to be an amount equal to Seven and One-Half Cents ($0.075) per rentable square foot, increased by three and one-half percent (3.5%) per annum beginning on the Commencement Date and ending on the commencement date of the term of the 4400 Bohannon Expansion Space), subject to further increases thereafter in the same percentages and on the same dates as the remainder of the Premises pursuant to Section 4.2, and (vi) Tenant shall lease the 4400 B ohannon Expansion Option Space in its “as is” condition, except Landlord shall deliver the 4400 Bohannon Expansion Option Space to Tenant in broom clean condition, with building systems in good working condition and the roof in water right condition.

        26.4  Delivery of 4400 Bohannon Expansion Option Space. If Tenant exercises its Expansion Option, Landlord shall use commercially reasonable efforts to deliver possession of the 4400 Bohannon Expansion Option Space to Tenant within five (5) days after Landlord recovers possession of the 4400 Bohannon Expansion Option Space. Tenant’s obligation to pay Rent to Landlord for the 4400 Bohannon Expansion Option Space shall commence on the forty- fifth (45th) day after Landlord delivers possession of the 4400 Bohannon Expansion Option Space to Tenant; provided, however, if Landlord delivers possession of the 4400 Bohannon Expansion Option Space to Tenant prior to August 31, 2000, Tenant’s obligation to pay Rent to Landlord for the 4400 Bohannon Expansion Option Space shall commence on the forty-fifth (45th) day after Landlord delivers possession of the 4400 Bohannon Expansion Option Space to Tenant; provided, however, if Landlord delivers possession of the 4400 Bohannon Expansion Option Space to Tenant prior to August 31, 2000 as a result of an Early Termination Event, Tenant’s obligation to pay Rent to Landlord for the 4400 Bohannon Expansion Option Space shall commence on the sixtieth (60th) day after Landlord delivers possession of the 4400 Bohannon Expansion Option Space to Tenant.

        26.5   Extension of Term. If Tenant exercises its option under the 4500 Bohannon Lease to lease an increment of First Expansion Option Space (defined therein) or Tenant exercises its option under this Lease to lease the 4400 Bohannon Expansion Option Space, the Term with respect to the Premises, any increment of First Expansion Option Space for which Tenant has exercised its expansion option and the 4400 Bohannon Expansion Option Space (provided that Tenant has exercised its Expansion Option with respect to such space) shall be extended until the tenth (10th) year after the latest commencement date of Tenant’s lease of any increment of First Expansion Option Space (for which Tenant has exercised its expansion option) or Tenant’s lease of the 4400 Bohannon Expansion Option Space.

        26.6  Additional Security Deposit.

              (a) Amount. If Tenant does not have a financial net worth of at least Five Hundred Million Dollars ($500,000,000.00) at the time Tenant exercises its Expansion Option, Tenant may still exercise its Expansion Option provided that Tenant delivers to Landlord concurrently with Tenant’s execution of an amendment to this Lease to include the 4400 Bohannon Expansion Option Space as part of the Preemies or Tenant’s execution of a new lease for the 4400 Bohannon Expansion Option Space (which shall occur no later than thirty (30) days after Tenant’s execution of its Expansion Option), an additional security deposit (the “ Additional Security Deposit”) in an amount equal to the difference between (i) Forty-Five Dollars ($45.00) per rentable square foot of the 4400 Bohannon Expansion Option Space and (ii) the amount of the security deposit due with respect to the 4400 Bohannon Expansion Option Space pursuant to Section 26.3. If Tenant’s financial net worth falls below Five Hundred Million Dollars ($500,000,000.00) at any time after Tenant exercises its Expansion Option, then Tenant shall deliver to Landlord within twenty (20) days after Landlord’s written request the Additional Security Deposit. Alternatively. if Tenant’s financial net worth increases to Five Hundred Million Dollars ($500,000.000.00) or more at any time after Tenant has delivered to Landlord the Additional Security Deposit, then, within twenty (20) days after Tenant’s written request, Landlord shall return the Additional Security Deposit to Tenant or credit the Additional Security Deposit against the next installment of Rent due under this Lease.

              (b) Additional Remedy. If Tenant’s financial net worth falls below Five Hundred Million Dollars ($500,000.000.00) at any time after Tenant exercises its Expansion Option, but prior to Tenant’s lease of the 4400 Bohannon Expansion Option Space, and Tenant fails to deliver to Landlord the Additional Security Deposit required pursuant to Section 26.6(a), then, in additional to all other remedies available to Landlord under this Lease, Landlord may vitiate Tenant’ s exercise of its Expansion Option by written notice to Tenant and elect not to lease the 4400 Bohannon Expansion Option Space to Tenant (whereupon Tenant shall have no further rights to lease the 4400 Bohannon Expansion Option Space).

              (c) Letter of Credit. In lieu of a cash security deposit, Tenant may deliver to Landlord as the Additional Security Deposit an irrevocable standby letter of credit (the “Letter of Credit”) naming Landlord as beneficiary, in the amount of the Additional Security Deposit. The Letter of Credit shall be issued by a major national bank located in San Francisco or a regional bank located in the San Francisco Bay Area (“Bank”) reasonably satisfactory to Landlord and shall be upon such terms and conditions as Landlord may reasonably require. The Letter of Credit shall allow draws by Landlord upon sight draft accompanied by a statement from Landlord that it is entitled to draw upon the Letter of Credit and shall contain terms which allow Landlord to make partial and multiple draws up to the face amount of the Letter of Credit. If Tenant has not delivered to Landlord at least thirty (30) days prior to the expiration of the original Letter of Credit (or any renewal letter of credit) a renewal or extension thereof, Landlord shall have the right to draw down the entire amount of original Letter of credit (or renewal thereof) and retain the proceeds thereof as the security deposit. If and when Tenant would be entitled to request that Landlord return the security deposit to Tenant or apply the security deposit towards Tenant’s obligation to pay Rent, Landlord shall, at Tenant’s request, return to Tenant any Letter of Credit delivered to Landlord pursuant to this paragraph.

        27  4500 Bohannon Lease. Concurrently with the execution of this Lease, Landlord and Tenant are entering into that certain lease (the “4500 Bohannon Lease”) pursuant to which Landlord is leasing to Tenant approximately sixty-two thousand nine hundred twenty (62,920) rentable square feet of space in that certain building (the “4500 Bohannon Building”) located in the Project. The obligations of Landlord and Tenant under this Lease are expressly conditioned upon Landlord and Tenant entering into the 4500 Bohannon Lease.”

        IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth below.

“Landlord” MENLO OAKS PARTNERS L.P., a Delaware limited partnership
By:	AM Limited Partners, a California limited partnership, its General Partner

By:	Amarok Menlo, Inc., a California corporation, its General Partner

By:	/s/: J. Marty Brill, Jr.
Name: J. Marty Brill, Jr. Its: President

“Tenant” E*TRADE GROUP, INC., a Delaware corporation
By:	/s/: Len Purkis

Name: Len Purkis Its: EVP & CFO
By:	/s/: Kathy Levinson
Name: Kathy Levinson Its: President & COO

Exhibit A

[FLOORPLAN APPEARS HERE]

Exhibit B

LEGAL DESCRIPTION

  That certain real property situated in the City of   Menlo Park    , County of San Mateo, State of California, more particularly described as follows:

Parcel 1 of that Parcel map recorded December 28, 1984 in Book 55 of maps at page 52-53, San Mateo County Records.

Exhibit A

[FLOOR PLAN APPEARS HERE]

EXHIBIT C

WORK LETTER
(4200 Bohannon Drive)

             This Work Letter sets forth Landlord’s and Tenant’s responsibilities, respectively, for the construction of certain tenant improvements in the Premises.

              1.  Defined Terms. Unless provided to the contrary herein, the following defined terms shall have the meanings set forth below and the remaining defined terms shall have the meanings set forth in the Lease:

             Landlord’s Representative: Michael E. Tamas

             Tenant’s Representative: JC Blakely

              2.  Landlord’s Work. Tenant’s Work.

                     3.1  Tenant Improvements. Tenant shall arrange for the construction of certain general purpose office improvements (the “Tenant Improvements”) in the Premises. The Tenant Improvements shall be subject to Landlord’s prior written approval (as provided below) and conform to Landlord’s General Building Specifications, a copy of which is attached hereto as Schedule 1. The Tenant Improvements shall be constructed by Tenant’s Contractor in accordance with plans and specifications prepared by Tenant’s Architect (each as defined below). Tenant’s construction of the Tenant Improvements is hereinafter referred to as the “Tenant Improvement Work.”

                     3.2  Costs. Except for Landlord’s obligation to pay to Tenant the Tenant Improvement Allowance pursuant to Section 4 below, Tenant shall be responsible for all costs incurred in connection with the construction of the Tenant Improvements, including (i) the cost of all labor, materials, equipment and fixtures supplied by Tenant’s Contractor or any subcontractors or materialmen, (ii) fees paid to engineers, architects and interior design specialists for preparation of the Preliminary Plans and Working Drawings and all other services supplied to Tenant in connection with the Tenant Improvements, (iii) all taxes, fees, charges and levies by governmental agencies for authorizations, approvals, licenses or permits, (iii) fees paid to utility service providers for utility connections and installation of utility service meters, and (iv) all costs req uired to comply with any governmental requirements triggered as a result of Tenant’s construction of the Tenant Improvements.

                     3.3  Tenant’s Architect and Contractor. Tenant shall notify Landlord in writing of the name of the architect that Tenant proposes to use to prepare the plans and specifications and working drawings for the Tenant Improvements and the name of the contractor that Tenant proposes to use to construct the Tenant Improvements. In addition, Tenant shall deliver to Landlord any information reasonably requested by Landlord concerning the proposed architect or contractor. The architect and the contractor proposed by Tenant must each be approved by Landlord in writing, which approval may not be unreasonably withheld. The architect selected by Tenant and approved by Landlord in connection with the Tenant Improvement Work is hereinafter referred to as “Tenant’s Architect”. The contractor selected by Tenant and approved by Landlord in con nection with the Tenant Improvement Work is hereinafter referred to as “Tenant’s Contractor”. Both Tenant’s Architect and Tenant’s Contractor must be licensed to do business in California. At Landlord’s option, Tenant’s Contractor shall be bondable.

                     3.4  Construction.

                            3.4.1  Preliminary Plans. Tenant shall arrange for Tenant’s Architect to prepare preliminary plans and specifications (the “Preliminary Plans”) of the proposed Tenant Improvements and submit the Preliminary Plans to Landlord for Landlord’s review and approval. Landlord shall approve or disapprove of the Preliminary Plans by written notice to Tenant within five (5) business days after Landlord’s receipt of the Preliminary Plans. Landlord shall not unreasonably withhold its approval of the Preliminary Plans. If Landlord disapproves the Preliminary Plans, Landlord’s written notice to Tenant disapproving of the Preliminary Plans shall include (i) a description of the disapproved element of the Preliminary Plans, (ii) the reasons for Landlord’s disapproval and (iii) at Landlord’s option, suggested modifications to the Preliminary Plans. If Landlord disapproves of the Preliminary Plans, Tenant shall arrange for Tenant’s Architect to revise the Preliminary Plans to address

Landlord’s comments and/or incorporate Landlord’s suggested modifications (if any) and resubmit the Preliminary Plans to Landlord for Landlord’s review and approval. Landlord shall review the revised Preliminary Plans and approve or disapprove of the revised Preliminary Plans within three (3) business days after Landlord’s receipt thereof in accordance with the procedure provided above. If Landlord fails to respond to Tenant’s request for approval or disapproval of the Preliminary Plans within the time periods provided for above, such approval shall be deemed to have been given.

                            3.4.2  Working Drawings. Subject to obtaining Landlord’s approval of the Preliminary Plans, Tenant shall arrange for Tenant’s Architect to prepare working drawings and specifications, including architectural, mechanical, electrical, plumbing and other shop drawings (the “Working Drawings”) for the Tenant Improvements. The Working Drawings shall be based on the Preliminary Plans approved by Landlord. Landlord shall approve or disapprove of the Working Drawings by written notice to Tenant within five (5) business days after Landlord’s receipt of the Working Drawings. Landlord shall not unreasonably withholds its approval of the Working Drawings If Landlord disapproves the Working Drawings, Landlord’s written notice to Tenant disapproving of the Working Drawings shall include (i) a de scription of the disapproved element of the Preliminary Plans, (ii) the reasons for Landlord’s disapproval and (iii) at Landlord’s option, suggested modifications to the Working Drawings. If Landlord disapproves of the Working Drawings, Tenant shall arrange for Tenant’s Architect to revise the Working Drawings to address Landlord’s comments and/or incorporate Landlord’s proposed changes and resubmit the Working Drawings to Landlord for Landlord’s review and approval. Landlord shall review the revised Working Drawings and approve or disapprove of the revised Working Drawings within three (3) days after Landlord’s receipt thereof in accordance with the procedure provided above. The Working Drawings which have been approved by Landlord are hereinafter referred to as the “Approved Working Drawings” If Landlord fails to respond to Tenant’s request for approval or disapproval of the Working Drawings within the time periods provided for above, such approval shall be deemed to have been given.

                            3.4.3  Changes. Tenant, at its sole cost and expense, shall make all changes to the Approved Working Drawings that are required by law or any governmental agency. All changes to the Approved Working Drawings, including those required by law or any governmental agency, require Landlord’s prior written approval, which approval shall not be unreasonably withheld. All changes to the Approved Working Drawings must be in writing and signed by both Landlord and Tenant prior to the change being made. Notwithstanding the foregoing, Tenant shall have the right, without the need for Landlord’s prior written consent, to make changes to the Approved Working Drawings that cost less than Five Thousand Dollars ($5,000.00) each, and less than Sixty Thousand Dollars ($60,000.00) in the aggregate, provided that (a) such change does not materially adversely affect the use of the Premises as first class office space, (b) Tenant provides Landlord with prior written notice of such changes, and (c) such changes are otherwise performed in accordance with the terms of this Work Letter and in compliance with all governmental laws. If Landlord fails to respond to Tenant’s written request for any change to the Approved Working Drawings within three (3) business days after Landlord’s receipt thereof, the change order shall be deemed to have been approved by Landlord. Tenant shall be responsible for all additional costs attributable to changes to the Approved Working Drawings, including, without limitation, additional architectural fees and increases in construction costs of the Tenant Improvements.

                            3.4.4  Construction Contract. Tenant shall deliver to Landlord not less than five (5) days prior to the date Tenant commences the Tenant Improvement Work a copy of the construction contract entered into between Tenant and Tenant’s Contractor with respect to the construction of the Tenant Improvements, along with Tenant’s and Tenant’s Contractor’s estimate of the cost of constructing the Tenant Improvements.

                            3.4.5  Insurance. Prior to performing any work in the Premises or the Building, Tenant shall deliver to Landlord certificates evidencing that Tenant’s Contractor has in force (i) a commercial liability insurance policy covering bodily injury in the amounts of Two Million Dollars ($2,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence, and covering property damage in the amount of Two Million Dollars ($2,000,000.00), and (ii) workers’ compensation insurance in an amount reasonably acceptable to Landlord.

                            3.4.6  Time Limits. Tenant shall commence the construction of the Tenant Improvements by no later than January 1, 1999 and shall diligently proceed with the construction of the Tenant Improvements until completion. In any event, Tenant shall complete the Tenant Improvements in any portion of the Premises within six (6) months after the date Tenant demolishes the existing improvements in that portion of the

Premises. Tenant’s failure to construct the Tenant Improvements in accordance with the terms of this Work Letter constitutes a default by Tenant under this Lease.

                            3.4.7  Lien Waivers. Upon completion of the Tenant Improvement Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, including Tenant’ s Contractor, subcontractor and materialman concerning with the Tenant Improvement Work.

                            3.4.8  Cooperation. Landlord shall cooperate with (i) Tenant’s Architect in completing the Preliminary Plans and the Working Drawings and (ii) Tenant’s Contractor in completing the Tenant Improvements; provided, however, Landlord shall not be required to incur any unreimbursed additional expense in so doing.

                            3.4.9  Warranties. Tenant hereby warrants to Landlord that (i) the Tenant Improvements will be constructed in a good and workmanlike manner, by well-trained, adequately supplied workers, (ii) the Tenant Improvements and all equipment and material incorporated therein will strictly comply with the Approved Working Drawings, (iii) the Tenant Improvements shall strictly comply with all governmental and quasi-governmental rules regulations, laws and building codes, all private covenants, conditions and restrictions applicable to the construction of the Tenant Improvements and all requirements of Landlord’s and Tenant’s lenders and insurers, and (iv) the Tenant Improvements shall be free from all design, material and workmanship defects. At Landlord’s written request, Tenant shall assign to Landlord a ll of Tenant’s warranties received from Tenant’s Contractor, Tenant’s Architect or any materialman or supplier in connection with the Tenant Improvements.

                            3.4.10  Completion. Within ten (10) days after the Tenant’s completion of the Tenant Improvements, Tenant shall deliver to Landlord a breakdown of the total costs incurred by Tenant in constructing the Tenant Improvements. All of the Tenant Improvements shall remain the property of Tenant until the termination of this Lease, at which time they shall be and become the property of Landlord.

              4.  Allowance.

                     4.1  Tenant Improvement .Allowance. Landlord shall pay to Tenant upon the terms and conditions set forth in this Section 4 up to Six Hundred Ninety-Three Thousand Eight Hundred Twenty-Five Dollars ($693,825.00) (the “Maximum Tenant Improvement Allowance”) as a tenant improvement allowance (the “Tenant Improvement Allowance”) toward the cost of designing, construction and installing the Tenant Improvements in the Building). The Tenant Improvement Allowance may be used by Tenant only to pay for the design and construction of general office improvements in the Building. The Tenant Improvement Allowance may not be used to pay for (i) any trade fixtures, furniture, furnishing, equipment (except electrical, mechanical, plumbing and HVAC systems which may be paid for out of the Tenant Improvement Allowance), decorations, signs, inventory o r other personal property, (ii) rent for leased equipment or other personal property, (iii) interest or financing costs, (iv) utility and permit fees or (v) administrative or overhead costs and expenses paid or incurred by Tenant in connection with the construction of the Tenant Improvements.

                     4.2  Amount. Tenant shall notify Landlord in writing by January 1, 1999, of the amount of the Additional Allowance that Tenant will require from Landlord. If the total amount, of the Tenant Improvement Allowance (i.e., the sum of the Base Allowance and the amount of the Additional Allowance requested by Tenant) exceeds Two Hundred Thirty-One Thousand Two Hundred Seventy-Five Dollars ($231,275.00) (the “Base Allowance”), the monthly Base Rent under this Lease shall be increased effective as of the Commencement Date by an amount equal to the product of (i) One and One-half Cents ($0.015) and (ii) the difference between (x) the Tenant Improvement Allowance and (y) the Base Allowance. Tenant shall pay to Landlord on January 1, 1999 any additional Base Rent due to Landlord for the period commencing on the Commencement Date and ending on Dec ember 31, 1998, as a result of Tenant’s election to request from Landlord a portion of the Additional Allowance. For purposes of this Lease, the “Additional Allowance” is defined as the positive difference between (i) the Maximum Tenant Improvement Allowance and (ii) the Base Allowance.

                     4.3  Payment of the Tenant Improvement Allowance. Landlord shall pay the Tenant Improvement Allowance to Tenant within thirty (30) days after Tenant’s written request therefore, provided that (i) Tenant is not in default under the terms of this Lease after the expiration of any applicable cure period, (ii) Tenant has completed all of the Tenant Improvement Work in accordance with the Approved Working Drawings and this Work Letter, and (iii) Tenant has delivered to Landlord the following: (a) a copy of a “finaled” building permit issued by the City of Menlo Park or certificate of occupancy for the Premises, (b) a certificate Of completion issued by Tenant’s Architect, certifying that the Tenant Improvement Work has been completed in accordance with the Approved Working Drawings, (c) “as built” drawings for the Premises, (d) evidence that the total cost of the portion of the Tenant Improvement Work which may be paid for out of the Tenant Improvement Allowance is equal to or exceeds the amount of the Tenant Improvement Allowance requited by Tenant, which evidence shall be in the form of copies of paid invoices and the applicable construction contracts, and (e) unconditional lien waivers from Tenant’s Contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials in connection with the Tenant Improvement Work.

              5.  Default. Tenant’s failure to timely commence or complete the Tenant Improvement Work or to comply with any of the other terms or conditions of this Work Letter shall constitute an Event of Default under the Lease.

              6.  Representatives.

                     6.1  Tenant’s Representative. Tenant has designated Tenant’s Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall not change the Tenant’s Representative without notice to Landlord.

                     6.2  Landlord’s Representative. Landlord has designated Landlord’s Representative as its sore representative with respect to the matters set forth in this Work Letter, who shall have full authorize and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord’s Representative without notice to Tenant.

              7.  Indemnity. Tenant shall indemnify, protect and defend (with counsel satisfactory to Landlord) and hold harmless Landlord and all other Indemnified Parties from and against any and all suits, claims, actions, losses, costs or expenses (including claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from the performance of the Tenant Improvement Work. Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the Building, Phase and/or Project, or item of Landlord’s equipment or any of Landlord’s real or personal property, damaged, lost or destroyed in the performance of the Tenant Improvement Work.

              8.  No Representations or Warranties. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord’ s participation in the preparation of the Preliminary Plans and the Approved Working Drawings shall not constitute any representation or warranty, express or implied, that the Preliminary Plans or the Approved Working Drawings are in conformity with applicable governmental codes, regulations or rules. Tenant acknowledges and. agrees that the Premises are intended for use by Tenant and the specification and design requirements for the Tenant Improvements are not within the special knowledge or experience of Landlord.

              9.  No Encumbrance. Tenant shall not mortgage, grant a security interest in or otherwise encumber all or any portion of the Tenant Improvements.

              10.  Landlord Delays. The Commencement Date shall be delayed one (1) day for each day that Landlord is late in responding to Tenant’ s request for approval of the Preliminary Plans and Working Drawings as provided above.

              11.  HVAC System. In the event Tenant elects to use a portion of the Premises for the operation of a data center, then, as part of the Tenant Improvement. Work, Tenant shall install a HVAC system or unit in the Premises. Tenant’s installation of the HVAC system or unit in the Premises shall be subject to Landlord’s review and approval of Tenant’s plans and specifications for the HVAC system or unit (to be included as part of Tenant’s Preliminary Plans and Working Drawings). Landlord, by written notice to Tenant, may require Tenant to remove the HVAC system or unit at the end of the Term and repair any damage to the Premises due to Tenant’s removal of the HVAC system of unit.

              12.  Conduit. Tenant shall have the right to install underground conduit in the Project to connect the various building in the Project that are leased by Tenant and the Generator, provided that Tenant complies with each of the following terms and conditions: (i) prior to installing additional conduit in the Phase, Tenant utilizes the existing conduit in the Phase to the extent the conduit can be used in a secure manner (excluding the Generator which will use its own dedicated conduit), (ii) Tenant installs additional conduit in the Phase only in the location designated by Landlord; (iii) all of the terms and conditions contained in the Lease with respect to Tenant’s construction of additional improvements in the Premises, including Landlord’s right to approve Tenant’s proposed plans, shall apply with respect to Tenant’s installation of additional conduit in the Phase, and (iv) following Tenant’s installation of additional conduit in the Phase, Tenant shall restore the landscaping, parking lots and other areas within the Project that are disturbed or affected as a result of Tenant’s installation of additional conduit to their condition existing prior to Tenant’s installation of additional conduit, including applying a seal coat and striping to the parking lot in the area where the additional conduit is placed so that the patched area. of the parking lot (resulting from the installation of the conduit) blends with and is not materially distinguishable from the remaining portion of the parking lot in t he Phase as reasonably determined by Landlord.

              13.  Generator.

                     13.1  Right to Install Generators. Subject to the terms and conditions set forth below, Tenant shall have the right to install an above-ground emergency diesel generators (each, a “Generator”) in the Project in an area not to exceed forty feet (40’) by forty feet (40’). The Generator may not exceed fifteen feet (15’) in height and shall be located within the area designated on Schedule 2, attached hereto (hereinafter referred to as the “Approved Generator Area”). Tenant shall designate the exact location of the Generator within the Approved Generator Area. Tenant may not install any underground storage tanks in connection with the installation or use of the Generator. Tenant’s right to install and use the Generator within the Approved Generator Area is subject to (i) the rights of the holders of any pre-existing easements over, in or under the Project, and (ii) Tenant’s compliance with all laws, including, without limitation, set-back restrictions, height restrictions and local noise ordinances or standards. If Tenant is unable to install the Generator in the Approved Generator Area for any reason, Landlord shall designate an alternative location within the Project for installation of the Generator.

                     13.2  Plans and Specifications. Tenant shall submit to Landlord for Landlord’s review and approval plans and specifications and working drawings (the “Generator Plans”) for the Generator, including plans for the installation of adequate screening for the Generator. Tenant shall submit to Landlord the Generator Plans for the first Generator that Tenant plans to install in the Approved Generator Area along with and at the same time as Tenant submits to Landlord the Preliminary Plans and Working Drawings. The time periods and procedure set forth in Section 3.4 with respect to Tenant’s submission of the Preliminary Plans and Working Drawings to Landlord and Landlord’s review and approval or disapproval of the Preliminary Plans and Working Drawings shall apply with respect to Tenant’s submission to Landlord and Landlord’s review and approval or disapproval of the Generator Plans.

                     13.3  Parking. If the number of parking spaces in the Project are at any time reduced due to the location of the Generator or Tenant’s installation of the Generator, Tenant’s right to use a portion of the available parking spaces in the Phase on a non-exclusive basis (as provided in the Lease) shall be reduced by a similar number of parking spaces.

                     13.4  Use: Testing. Tenant may use the Generator only in the event of an interruption in the supply of electricity to the Premises or in performing scheduled testing or maintenance of the Generator. Tenant shall conduct all testing and maintenance of the Generator during business days after 6:00 p.m. and before 7:00 a.m. the next morning, and on weekends and holidays; provided, however, if an existing tenant, adjacent property owner or neighbor complains to Tenant or Landlord of the noise caused by the Generator, Tenant shall adjust Tenant’s testing and maintenance schedule to address the complaint. In addition, Tenant may test the Generator during business hours (with each test lasting no more than thirty (30) minutes in duration) in the event of (i) anticipated severe inclement weather that could reasonably lead to a power outage, including, wit hout limitation, thunderstorms, high winds and excessive rain, or (ii) emergency repairs to a Generator.

                     13.5  Removal. Tenant shall remove the Generator and restore the portion of the Project on which the Generator was located to its condition existing immediately prior to Tenant’s installation of the Generator at the expiration or earlier termination of this Lease.

                     13.6  No Representations or Warranties. Landlord is not making any representation or warranty to Tenant regarding Tenant’s ability to install the Generator in the Project in accordance with applicable governmental codes, regulations or rules. Tenant acknowledges that (i) Tenant is responsible for ensuring that the installation of the Generator in the Project is permitted under the applicable governmental codes, regulations or rules, and (ii) Tenant’s ability to install the Generator in the Project is not a condition precedent to the obligations of Tenant under this Lease.

Schedule 2
Approved Generator Area

[SITE PLAN – MAP APPEARS HERE]

Schedule 1

MENLO OAKS CORPORATE CENTER GENERAL BUILDING SPECIFICATIONS	Page 1 of 2 June 30, 1998

1. Carpet	Manufactured by Designweave “New Sabre”, 38oz. cut pile, glue down.	Throughout u.o.n.

2. Base	Burke 2 ½ inch top set base.	Throughout u.o.n.

3. Doors	Solid wood core door with Nevemar plastic laminate rustic quartered oak, full height 10’-0” door.	As indicated on plans.

4. Frames	Manufactured by Eclipse, painted aluminum, standard building finish.	As indicated on plans.

5. Hardware	Manufactured by Schlage, latchset (L-series 03A. Style: Lever) in brass. (Lockset not included u.o.n.)	As indicated on plans.

6. Suspended Ceiling System	USG Donn Fineline grid system. 2’X2” module size. Armstrong Tegular Cortega, Minatone 2X2 No. 704A, White.	Throughout u.o.n.

7. Lighting	2’X4’ parabolume fixture (18 cell) with accent. Recessed incadescent light fixtures as indicated on plan.	1 each per 110 usable sq. ft.

8. Wall Finishes	Smooth wall gyp. board painted with light roller finish. Building standard 2 coats or paint to cover, Kelley Moore or Fuller O’Brien or equal, flat latex or latex eggshell enamel.	Throughout u.o.n.

9. Window Covering	Mini-blinds Building standard, Riviera #310. Sand.	Throughout u.o.n.

10. Vinyl Tiles	VCT: Azrock or equal	As indicated on plans.

11. Electrical Power	Duplex power receptacles: Wall mounted Typical Office. Conference Room. Open Office Area- Ceiling J-Box or base feed to electrified furniture partition.	2 duplex receptacles. 3 duplex receptacles. As indicated on plans.

12. Telephone/Data	Combination telephone and data receptacle, note all data receptacles shall be double gang size. Ring and pull wire – wall mounted. Typical Office and Conference Room. Open Office Area	1 receptacle. As indicated on plans.

13. Glass	Glass sidelight adjacent to door; 2’-0’ wide.	Location shown on space plan.

14. HVAC System	Existing variable volume system, or package units, with economizer cycle.	Throughout u.o.n.

15. Fire Sprinkler	Building standard, semi recessed pendant heads designed for normal office use (light hazard), chrome or white escutcheon.	Throughout u.o.n.

MENLO OAKS CORPORATE CENTER	Schedule 1
GENERAL BUILDING SPECIFICATIONS	Page 2 of 2
TOILET CORES	June 30, 1998

1.	Wall Finishes/Ceiling	Smooth wall gypsum board with light roller finish. Two coats of paint to cover, Kelly Moore or Fuller O’Brien or equal, eggshell enamel. Ceiling height shall be 9’-0”.
2.	Wall Finishes – Wet Walls	Ceramic tile.
3.	Flooring	Ceramic tile flooring.
4.	Toilet Partitions	Ceiling hung with plastic laminate finish.
5.	Fixtures	Water closets and urinals shall be wall mounted with flushometer valves.
6.	Accessories	Bobrick semirecessed, brushed stainless steel finish. Provide floor drain at each toilet room.
7.	Lavatories	Plastic laminate counters with bullnosed edges, covered splash and wall supported at each end. Vitreous china lavatory, counter mounted.
8.	Lighting	Incandescent or fluorescent downlights and eggcrate softlitt lighting above lavatory.

Schedule 2

Approved Generator Area

[MAP APPEARS HERE]

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

             E*TRADE GROUP, INC., a Delaware corporation (“Tenant”), and MENLO OAKS PARTNERS, L.P., a Delaware limited partnership (“Landlord”), entered into a Lease (the “Lease”) dated August ____,1998. Pursuant to the Lease, Landlord leases to Tenant and Tenant leases from Landlord space in Menlo Oaks Corporate Center in Menlo Park, California. Capitalized terms used herein and not defined herein shall have the same meanings as in the Lease.

             Tenant hereby acknowledges and certifies to Landlord as follows:

            (1)  Landlord delivered possession of the Premises to Tenant on ________________,1998;

            (2)  The Commencement Date occurred on ________________, 1998;

            (3)  The Term will expire on ______________________; and

            (4)  Tenant has accepted and is currently in possession of the Premises.

             IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this _____ day of ________________, ____.

“Tenant” E*TRADE GROUP, INC., a Delaware corporation
By:
Name: Its:

By:
Name: Its:

EXHIBIT E

RULES AND REGULATIONS

        1.  The sidewalks, driveways, entrances, lobbies, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The enhance and exit doors of all buildings and suites are to be kept closed at all times except as required for orderly passage. Loitering in any part of the Building or the Project or obstruction of any means of ingress or egress to the Project or any building within the Project is not permitted.

        2.  Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other inappropriate substances of any kind shall be deposited therein. Personal articles, equipment and clothing shall not be left in restrooms, showers, locker rooms or Common Areas except and unless such articles are stored properly within a locker, and in no circumstance shall such articles remain overnight. Landlord may remove and dispose, at Tenant’s expense, of any articles or property improperly stored or left in restroom, showers, locker rooms or other Common Areas.

        3.  Walls, floors, windows, doors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails or screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant’s business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces shall be repaired by Tenant. No article may be attached to or hung from ceilings, ceiling grids or light fixtures. Tenant is required to protect carpet within its Premises from damage by the use of chair mats or other means below desks and work stations, and by the use of moisture barriers ,under plants.

        4.  No awning, shade, sign, advertisement, notice or other article shall be inscribed, coated, painted, displayed or affixed on, in or to any window, door or wall, or any other part of the outside or inside of the Building or Premises without the prior written consent of Landlord. No window displays or other public displays shall be pertained without the prior written consent of Landlord. Tenant shall not place anything against or near glass pardons or doors or windows which may appear unsightly from outside of the Premises. All tenant identification in the or on public corridor, lobby or other Common Area walls or doors will be installed by Landlord for Tenant with the cost borne by Tenant. No lettering or signs will be permitted on public corridor, lobby or other Common Area walls or doors except the name of Tenant, with the size, type and color of letters and the manner of attachment, style of display and location thereof to be prescribed by Landlord. The directory of the Building will be provided exclusively for the identification and location of tenant in the Building, and Landlord reserves the right to exclude all other information therefrom. All change requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be at the expense of Tenant.

        5.  The weight, size and position of all safes and other unusually densely weighted or heavy objects used or placed in the Building shall be subject to approval by Landlord prior to installation and shall, in all cases be supported and braced as prescribed by Landlord and as otherwise required by law. The repair of any damage done to the Building or property therein by the installation, removal or maintenance of such safes or other unusually heavy objects shall be paid for by Tenant. Tenant shall bear the cost of any consultant services employed by Landlord in evaluating the placement, location or bracing of unusually heavy items.

        6.  No improper or unusually loud noises, vibrations or odors are permitted inside or outside the Building. No person shall be permitted to interfere in any way with other tenants in the Project or those having business with them. No person will be permitted to bring or keep within the Building any animal, cycle or vehicle (whether motor driven or otherwise) except with the prior written consent of Landlord. Bicycles of Tenant and its employees, agents and invitees shall be stored only in designated bicycle racks outside of Buildings and in no other location. No person shall dispose of bash, refuse, cigarettes or other substances of any kind any place inside or outside of the Building except in the appropriate refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of alcohol or drugs or who shall do any act or violation of these rules and regulations.

        7.  All keying of office doors, and all reprogramming of Security Access Cards will be at the expense of Tenant. Tenant shall not re-key any door without making prior arrangements with Landlord.

        8.  Tenant will not install or use any window coverings except those provided by Landlord, nor shall Tenant use any part of the Building or Phase, other than the Premises, for storage or for any other activity which would detract from the appearance of the Building or the Project or interfere in any way with the use, or enjoyment, of the Building, Phase or Project, by other Tenants. No storage, staging, display or placing of any material, product or equipment outside of Tenant’s Premises is permitted except as may be expressly approved in writing by Landlord.

        9.  Any Tenant or agent, employee or invites thereof using the Premises after the Building has closed or on non-business days shall lock any entrance doors to the Building used immediately after entering or leaving the Building. No device may be employed to prop or hold open any Building entrance or suite entrance door without the prior written consent of Landlord. No door or passageway may be obstructed.

        10.  The Building shall be open 7:00 a.m. to 6:00 p.m., Monday through Friday (holidays excepted). The hours during which the Building is open may be different than the Business Hours for the Building.

        11.  Tenant and Tenant’s employees, agents, invitees, etc., shall not use more than Tenant’s allocated share of the Building parking as provided in the Lease. Automobile parking shall only be in designated areas. Parking shall be nose in only (backing into parking stalls is prohibited), and entirely within painted parking spaces. Overnight parking and parking by Tenant or Tenant’s agents or employees within areas marked visitor is prohibited. Landlord reserves the right to designate exclusive parking for tenants and visitors of the Project, and to require identification of Tenant’s and Tenant’s employees’ vehicles. Vehicles owned or operated by Tenant and its employees, invitees and agents which are parked improperly shall be subject to tow at Tenant’s expense. The servicing or repairing of vehicles on the Lot is prohibited. Tenant and its employees, agents and invitees shall obey all traffic signs in the Project. The vehicle speed limit within the Project is fifteen miles per hour (15 mph). Notwithstanding the foregoing, Tenant may park one (1) van in the Phase overnight.

        12.  All equipment of any electrical or mechanical nature shall be placed and maintained by Tenant in settings approved by Landlord and installed so as to absorb or prevent any vibration, noise, interference or annoyance to Landlord and others, and shall not overload any circuit, nor draw more power than has been previously allocated to Tenant.

        13.  No air conditioning, heating unit, antenna, electrical panel, alarm, phone system or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord. No modification of any building electrical, mechanical, plumbing or security system is permitted without the prior written consent of Landlord. Tenant is responsible for the proper maintenance and servicing of fire extinguishers and fire protection equipment within the Premises.

        14.  Tenant and its employees, agents and invitees may not dispose of any refuse or other waste material except within trash containers for the Building of which the Premises are a part, and then only in compliance with applicable law and regulations. Tenants may not place any articles within a trash enclosure other than within a trash bin. Tenants may not place any cardboard boxes within trash containers unless such boxes have been flattened. The cost of storage, handling, hauling and dumping of Tenant’s trash in excess of quantities incident to similar office parks located in Menlo Park and Palo Alto shall be borne by Tenant. Tenant shall be responsible for closing and securing trash enclosure gates after Tenant or its agents, employees or invitees use the trash enclosure.

        15.  No hand trucks may be used in the Building Common Areas except those equipped with rubber tires and rubber side guards. Tenants shall not employ any elevator within any Building for the moving of products, equipment or other non-personnel purposes without first installing proper protective elevator pad (to be provided by Landlord)

        16.  Tenant shall notify Landlord immediately of any plumbing blockage, leak, electrical or equipment malfunction, broken Building glass, fire or other damage to the Premises or the Building.

        17.  Landlord shall have the right, exercisable without notice or without liability to Tenant, to change the name and address of the Building and to modify these Rules and Regulations.

        18.  Tenant shall protect dock areas and pavements from damage due to trucks and trailers.

        19.  Tenant shall not store trucks or trailers in the Project, nor park trucks or trailers in the automobile parking areas, traffic aisles, walkways or the public streets adjacent to the Project.

        20.  Tenant is encouraged to participate in local waste recycling programs when feasible.

        21.  Tenant shall employ warm spectrum fluorescent lights in ceiling fixtures wherever feasible.

        22.  Tenant shall employ water conservation measures in connection with Tenant’s use of water.

        23.  Tenant shall coordinate with RIDES and SAMSTRANS In making carpool, vanpool and transit information available to employees. Tenant shall establish an on-site location for the sale of SAMTRANS and CALTRANS transit tickets.

        24.  Tenant shall employ vanpooI and carpool parking spaces only for the purposes indicated.

        25.  Tenant is encouraged to establish flextime and/or staggered working hours for employees.

        26.  Tenant is encouraged to implement an employment program for local residents and to coordinate skill enhancement with local job training centers.

        27.  Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

        28.  Tenant shall be deemed to have read these Rules and Regulations and agrees to abide by these Rules and Regulations as a covenant of its lease of the Premises. Tenant shall inform all of Tenant’s employees, agents and invitees of these Rules and Regulations and shall be responsible for the observance of all of these Rules and Regulations by Tenant’s employees, agents and invitees.

        29.  Capitalized terms used in these Rules and Regulations and not defined herein shall have the meanings set forth in each tenant’s lease of space in Menlo Oaks Corporate Center.

EXHIBIT F

4400 BOHANNON EXPANSION OPTION SPACE

Building Suite	Approximate Rentable Square Footage
4400 Bohannon Drive (see Exhibit 1)	23,241 rsf

Exhibit 1

[FLOOR PLAN APPEARS HERE]

[FLOOR PLAN APPEARS HERE]

Exhibit G

October 30, 1985
(Revised April 22, 1987)
(Revised March 22, 1988)

MENLO OAKS CORPORATE CENTER
On-Building Signage criteria

1.   “On building signs” shall be limited to a maximum of two signs per building and shall be limited to one per elevation.

2.   Signage will be restricted to company logo or the spelling out of the company name.

3.   The size of the signage will not exceed 42” in height or 15’ in length. The total square footage of the area of the outside boundaries of the signage will not exceed twenty-two (22) square feet.

4.   Signs may be constructed of plastic or metal and are to be firmly attached to the building concrete. The connection will be reviewed by an engineer.

5.   Signs may not protrude more than 6” from face of building concrete.

6.   Signage may be illuminated by internal backlit procedures which result in silhouette letters or logo (commonly thought of as “halo” effect around the signage). Translucent backlit signs will be discouraged. Lighting from the ground will also be discouraged. There are to be no exposed conduits or electrical appurtenances on the building facade.

7.   Signage design, lettering style and color are subject to review and approval of the building owner.

SECOND AMENDMENT TO LEASE
(4200 BOHANNON DRIVE)

             THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated as of September 30 , 1999, is entered into between MENLO OAKS PARTNERS, L.P. , a Delaware limited partnership (“Landlord”), and E*TRADE GROUP, INC., a Delaware corporation (“Tenant”).

             THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

             A. Landlord and Tenant are parties to that certain Menlo Oaks Corporate Center Standard Business Lease (4500 Bohannon Drive) dated as of August 18, 1998, as amended by (i) that certain letter agreement dated January 18, 1999 and (ii) that certain Second Amendment to Lease (as amended, the “4500 Bohannon Lease”), pursuant to which Landlord leased to Tenant approximately sixty-two thousand nine hundred twenty (62,920) rentable square feet of space in the building known as 4500 Bohannon Drive, Menlo Park, California, as more particularly described in the 4500 Bohannon Lease.

             B. In accordance with the terms of the 4500 Bohannon Lease, Tenant exercised its option to lease (i) approximately ten thousand nine hundred eighty-five (10,985) rentable square feet of additional space (the “First Increment Expansion Space”) in the building known as 4600 Bohannon Drive, Menlo Park, California (the “4600 Bohannon Building”), and (ii) approximately fourteen thousand one hundred ninety-three (14,193) rentable square feet of additional space (the “Second Increment Expansion Space”) in the 4600 Bohannon Building. As of the date of this Amendment, Tenant’s lease of the First Increment Expansion Space and the Second Increment Expansion Space has not yet commenced.

             C. Landlord and Tenant are also parties to that certain Menlo Oaks Corporate Center Standard Business Lease (4200 Bohannon Drive) dated as of August 18, 1998, as amended by that certain letter agreement dated January 18, 1999 (as amended, the “Lease”), pursuant to which Landlord leased to Tenant approximately forty-six thousand two hundred fifty-five (46,255) rentable square feet of space (the “ Premises”) within the building known as 4200 Bohannon Drive, Menlo Park, California (the “4200 Bohannon Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

             D. The 4200 Bohannon Building is located within a portion of the Project (“Phase I”) consisting of the real property (the “Phase I Lot”) described in Exhibit B to the Lease, all of the Improvements located thereon and all appurtenances thereto. Phase I is referred to in the Lease as the “Phase,” and the Phase I Lot is referred to in the Lease as the “Lot.”

             E. Pursuant to Section 26.1 of the Lease, Tenant has an option (the “Expansion Option”) to lease from Landlord approximately twenty-three thousand two hundred forty-one (23,241) rentable square feet of additional space (the “Expansion Space”) within the building known as 4400 Bohannon Drive, Menlo Park, California (the “4400 Bohannon Building”). The Expansion Space is more particularly described in the Lease. The Expansion Space is referred to in the Lease as the “4400 Bohannon Expansion Option Space.”

             F. The 4400 Bohannon Building is located within a portion of the Project (“Phase II”) consisting of the real property (the “Phase II Lot”) described in Exhibit A, attached hereto, all of the Improvements located thereon and all appurtenances thereto.

             G. Tenant has exercised the Expansion Option with respect to the Expansion Space. In connection therewith, Landlord and Tenant now desire to amend the Lease to, among other things, extend the Term, expand the Premises to include the Expansion Space, and increase both the Base Rent and the percentage of Operating Expenses and Impositions for which Tenant is responsible under the Lease, as provided herein.

             NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

             1. Expansion Space. Effective as of the date on which Landlord delivers possession of the Expansion Space to Tenant, in the condition required pursuant to Section 8 below (the “Expansion Space Delivery Date”), the Premises shall be expanded to include, in addition to the space presently leased to Tenant under the Lease, the Expansion Space. If the Expansion Space will become available for lease to Tenant prior to August 31,

2000, Landlord shall notify Tenant in writing of the date on which Landlord expects to deliver the Expansion Space to Tenant.

             2. Definitions. Effective as of the Expansion Space Delivery Date, the following terms contained in the Lease shall have the meanings set forth below:

              2.1.  Premises. The term “Premises” as used in the Lease shall refer to the existing Premises and the Expansion Space.

              2.2.  Building. The term “Building” as used in the Lease shall refer to both the 4200 Bohannon Building and the 4400 Bohannon Building.

              2.3.  Lot. The term “Lot” as used in the Lease shall refer to both the Phase I Lot and the Phase II Lot.

              2.4.  Phase. The term “Phase” as used in the Lease shall refer to both Phase I and Phase II.

              2.5.  Building Common Areas. The term “Building Common Areas” as used in the Lease shall mean (i) the areas and facilities within the 4200 Bohannon Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants of the 4200 Bohannon Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the 4200 Bohannon Building) and (ii) the areas and facilities within the 4400 Bohannon Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants of the 4400 Bohannon Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and app urtenant fixtures servicing the 4400 Bohannon Building).

              2.6.  Phase Common Areas. The term “Phase Common Areas” as used in the Lease shall mean (i) the areas and facilities within Phase I provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of Phase I (e.g., uncovered and unreserved parking areas, walkways and accessways) and (ii) the areas and facilities within Phase II provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of Phase II (e.g., uncovered and unreserved parking areas, walkways and accessways).

              2.7.  Tenant’s Building Percentage Share. The term “Tenant’s Building Percentage Share” as used in the Lease shall mean (i) one hundred percent with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the ownership, operation, repair and/or maintenance of the 4200 Bohannon Building and (ii) fifty and 245/1000ths percent (50.245%) with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the ownership, operation, repair and/or maintenance of the 4400 Bohannon Building. If the Rentable Area of the Premises or the Rentable Area of either the 4200 Bohannon Building or the 4400 Bohannon Building changes, then (i) Tenant’s Building Percentage Share with respect to the 4200 Bohannon Building shall be adjusted to a percentage equal to the Rentable Area of the Premises in the 4200 Bohannon Building divided by the Rentable Area of the 4200 Bohannon Building and (ii) Tenant’s Building Percentage Share with respect to the 4400 Bohannon Building shall be adjusted to a percentage equal to the Rentable Area of the Premises in the 4400 Bohannon Building divided by the Rentable Area of the 4400 Bohannon Building.

              2.8.  Tenant’s Phase Percentage Share. The term “Tenant’s Phase Percentage Share” as used in the Lease shall mean (i) forty-nine and 807/1000ths percent (49.807%) with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the ownership, operation, repair and/or maintenance of Phase I and (ii) twenty-one and 288/1000ths percent (21.288%) with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the ownership, operation, repair and/or maintenance of Phase II. If the Rentable Area of the Premises or the Rentable Area of either Phase I or Phase II changes, then (i) Tenant’s Phase Percentage Share with respect to Phase I shall be adjusted to a percentage equal to the Rentable Area of the Premises in Phase I divided by the Rentable Area of Phase I and (ii) Tenant’ s P hase Percentage Share with respect to Phase II shall be adjusted to a percentage equal to the Rentable Area of the Premises in Phase II divided by the Rentable Area of Phase II.

              2.9.  Rent. The term “Rent” shall mean Base Rent, Additional Rent, Expansion Space Base Rent (defined in Section 4 hereof) and all other amounts payable by Tenant under the Lease.

              2.10.  Base Rent. For purposes of Sections 6.2(e), 7.2, 12.4, 13.2, 14.1, 15.1, 16.1, 19.12, 25.2(a) and (b) and 25.4 of the Lease, the term “Base Rent” shall mean both the Base Rent and the Expansion Space Base Rent.

             3. Rentable Area. Landlord and Tenant agree that for all purposes under the Lease, (i) the Rentable Area of the Expansion Space shall be deemed to be the rentable square footage of the Expansion Space as stated in Recital E of this Amendment, (ii) the Rentable Area of the 4400 Bohannon Building as of the date of this Amendment shall be deemed to be forty-six thousand two hundred fifty-five (46,255) rentable square feet and (iii) the Rentable Area of Phase II shall be deemed to be one hundred nine thousand one hundred seventy-five (109,175) rentable square feet.

             4. Expansion Space Base Rent. In addition to Tenant’s obligation to pay to Landlord the Base Rent described in Section 4.1 of the Lease, Tenant shall pay to Landlord base rent with respect to Tenant’s lease of the Expansion Space in the amount of Seventy-Three Thousand Nine Hundred Sixty-Eight and 47/100 Dollars ($73,968.47) per month (the “Expansion Space Base Rent”). The Expansion Space Base Rent shall be increased on November 15, 2000, and on each November 15 thereafter during the Term by three and one-half percent (3.5%), regardless of whether the Expansion Space Delivery Date has occurred. Tenant’s obligation to pay Expansion Space Base Rent to Landlord shall commence on the forty-fifth (45th) day after Expansion Space Delivery Date (hereinafter referred to as the “Expansion Space Rent Commencement Date”) and continue thereafter during the Term; provided, howeve r, if Landlord delivers possession of the Expansion Space to Tenant prior to August 31, 2000 as a result of an Early Termination Event, then the Expansion Space Rent Commencement Date shall occur on the sixtieth (60th) day after the Expansion Space Delivery Date. Tenant shall pay to Landlord the Expansion Space Base Rent in advance, on the Expansion Space Rent Commencement Date and on the first day of each calendar month thereafter, together with Tenant’s payment to Landlord of the Base Rent described in Section 4.1 of the Lease, without deduction, abatement or setoff whatsoever. If the Expansion Space Rent Commencement Date or the last day of the Term is other than the first or last day of a calendar month, respectively, then the Expansion Space Base Rent for the partial calendar month in which the Expansion Space Rent Commencement Date or the end of the Term occurs shall be prorated on a per diem basis, based on the number of days in such calendar month.

             5. Tenant’s Project Percentage Share. Effective as of the Expansion Space Delivery Date, Tenant’s Project Percentage Share shall be equal to the sum of (i) Tenant’s Project Percentage Share immediately prior to the Expansion Space Delivery Date and (ii) six and 212/1000ths percent (6.212%).

             6. Term. The Term shall be extended until the last day of the tenth (10th) year after the latest of (i) the commencement of Tenant’s lease of the First Increment Expansion Space, (ii) the commencement of Tenant’s lease of the Second Increment Expansion Space or (iii) the Expansion Space Delivery Date.

             7. Parking. Effective as of the Expansion Space Delivery Date, Tenant shall: have the right to use twenty-one and 288/1000ths percent (21.288%) of the parking spaces in Phase II on a non-exclusive basis.

             8. Delivery. Landlord shall use commercially reasonable efforts to deliver possession of the Expansion Space to Tenant within five (5) days after Landlord recovers possession of the Expansion Space. Landlord shall deliver possession of the Expansion Space to Tenant in a broom clean condition, with all building systems in working order and the roof in water-tight condition. Except as provided above, Tenant shall accept delivery of the Expansion Space in its “as is” condition as of the Expansion Space Delivery Date, without any representation or warranty of any kind from Landlord.

             9. Security Deposit. Concurrently with the execution of this Amendment, Tenant shall deliver to Landlord an additional security deposit (the “Additional Security Deposit”) in the amount of One Hundred Four Thousand Three Hundred Thirty-Nine and 83/100 Dollars ($104,339.83). The Additional Security Deposit shall be combined with the Security Deposit and secure the performance of all of Tenant’s obligations under the Lease. Tenant shall not be entitled to interest on the Additional Security Deposit. From and after the date of this Amendment, the term “Security Deposit” as used in the Lease shall mean both the original Security Deposit and the Additional Security Deposit.

             10. Signage. Notwithstanding anything to the contrary contained in the Lease, Tenant may not install, construct or place any exterior signage on the 4400 Bohannon Building.

             11. Tenant Improvement Allowance. Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement in connection with or as a result of Tenant’s lease of the Expansion Space.

             12. Addendum. The term “Rider” contained in Section 4.2 of the Lease shall refer to the Addendum to Menlo Oaks Corporate Center Lease attached to and constituting a portion of the Lease.

             13. Delivery Date Memorandum. Following the commencement of Tenant’s lease of the First Increment Expansion Space, the commencement of Tenant’s lease of the Second Increment Expansion Space and the Expansion Space Delivery Date, Landlord shall prepare and deliver to Tenant a delivery date memorandum (the “Delivery Date Memorandum”) in the form of Exhibit B, attached hereto. The Delivery Date Memorandum shall certify the Expansion Space Delivery Date and the expiration date of the Term. Tenant’s failure to execute and return the executed Delivery Date Memorandum within ten (10) business days after Tenant’s receipt thereof shall be conclusive upon Tenant as to the matters set forth in the Delivery Date Memorandum.

             14. New Lease. Within thirty (30) days after Landlord’s written request, Tenant shall enter into (i) an amendment to the Lease (the “ Expansion Space Amendment”) to exclude the Expansion Space from the Premises and (ii) a new lease (the “Expansion Space Lease”) for the Expansion Space. The Expansion Space Lease shall contain all of the same terms and conditions contained in the Lease, with the result being that Landlord’s and Tenant’s rights and obligations with respect to the Expansion Space will be unchanged following the execution of the Expansion Space Amendment and Expansion Space Lease. Specifically, (i) the term of the Expansion Space Lease shall end concurrently with the term of the Lease, (ii) Tenant will not be allowed to place or install exterior signage on the 4400 Bohannon Building, (iii) Landlord will not be required to pay to Tenant any tenant improvemen t allowance or inducement with respect to the Expansion Space, (iv) the Additional Security Deposit shall constitute Tenant’s security deposit under the Expansion Space Lease, (v) a default by Tenant under the Lease or the 4500 Bohannon Lease shall constitute a default by Tenant under the Expansion Space Lease, (vi) the monthly Base Rent for the Expansion Space shall be calculated pursuant to Section 26.3 of the Lease, with the aggregate monthly Base Rent payable by Tenant under the Lease (after execution of the Expansion Space Amendment) and the Expansion Space Lease to be an amount not less than monthly Base Rent payable by Tenant under the Lease prior to the execution of the Expansion Space Amendment and the Expansion Space and (vii) for purposes of determining Tenant’s obligations to surrender the Expansion Space to Landlord in the condition in which it was received upon the expiration or earlier termination of the Expansion Space Lease, the date on which Tenant is to have received possession o f the Expansion Space shall be deemed to be the date on which Tenant received possession of the Expansion Space under the Lease (as amended by this Agreement) as opposed to the date on which Tenant enters into the Expansion Space Lease.

             15. Entire Agreement. This Amendment represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Premises or the Expansion Space not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

             16. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

             IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“Landlord” MENLO OAKS PARTNERS, L.P., a Delaware limited partnership
By:

AM Limited Partners, a California limited partnership, its General Partner

By:

Amarok Menlo, Inc., a California corporation, its General Partner

By:	/s/ J.Marty Brill, Jr.

J. Marty Brill, Jr. President
“Tenant” E*TRADE GROUP, INC. a Delaware corporation
By:	/s/ Raymond Johnson

Name: Raymond E. Johnson Its: VP Facilities

By:	/s/ L.C. Purkis

Name: L.C. Purkis Its: CFO

EXHIBIT A

PHASE II

             That certain real property situated in the City of Menlo Park, County of San Mateo, State of California, more particularly described as follows:

Parcel 2:

Parcel A as shown and delineated on that certain map entitled “Record of Survey of a Lot Line Adjustment, Lands of Amarok Bredero, etc.”, filed April 25, 1986, Book 9 of Licensed Land Survey Maps, Page 123, San Mateo Records.

EXHIBIT B
DELIVERY DATE MEMORANDUM

        E*TRADE GROUP, INC., a Delaware corporation (“Tenant”), and MENLO OAKS PARTNERS, L.P., a Delaware limited partnership (“Landlord”), entered into that certain Menlo Oaks Corporate Center Standard Business Lease (           Bohannon Drive) dated      ,      , as amended (the “Lease”). Capitalized terms used herein and not defined herein shall have the same meanings as in the Lease.

        Tenant hereby acknowledges and certifies to Landlord as follows:

        1.Expansion Space Delivery Date. The Expansion Space Delivery Date occurred on     ,     .

        2.Term. The Term will expire on                    ,       .

              IN WITNESS WHEREOF, this Delivery Date Memorandum is executed as of                ,      .

“Landlord” MENLO OAKS PARTNERS, L.P., a Delaware limited partnership
By:	AM Limited Partners,

a California limited partnership, its General Partner

By:	Amarok Menlo, Inc.,

a California corporation, its General Partner

By:

S. Marty Brill, Jr., President

“Tenant” E*TRADE GROUP, INC. a Delaware corporation

By:

Name: Its:

By:

Name: Its:

January 18, 1999

VIA FACSIMILE

E*Trade Group, Inc.
2400 Geng Road
Palo Alto, CA 94303
Attn: Mr. Robert Clegg

              Re:  Lease of 4200 Bohannon Drive, Menlo Park, California

Dear Robert:

              Reference is made to that certain Menlo Oaks Corporate Center Standard Business Lease (4200 Bohannon Drive) (the “Lease”) dated as of August 18, 1998, by and between Menlo Oaks Partner’s, L.P., a Delaware limited partnership (“Landlord”), and E*Trade Group, Inc., a Delaware corporation (“Tenant”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease.

              This letter (this “Letter Agreement”) shall evidence Landlord’s and Tenant’s amendment of the Lease as follows:

              1.  Preliminary Plans. Landlord hereby approves Tenant’s Preliminary Plans described in Exhibit 1, attached hereto.

              2.  Restoration/Modification Obligation. Tenant shall deliver to Landlord for Landlord’s review and approval Tenant’s proposed plans and specifications (the “Modification Work Plans”) for the restoration and modification work described in Exhibit 2, attached hereto (hereinafter referred to as the “Modification Work”), not later than one hundred twenty (120) days prior to the expiration of the Term; provided, however, if the Lease is terminated prior to the expiration of the Term, then Tenant shall deliver to Landlord for Landlord’s review and approval the Modification Work Plans within ninety (90) days after the termination of the Lease. Landlord shall not unreasonably withhold its approval of the Modification Work Plans. Tenant shall complete the Modification Work by the expiration of the Term; provided, however, if the Lease is terminated prior to th e expiration of the Term, Tenant shall commence the Modification Work within ten (10) days after Landlord approves the Modification Work Plans and complete the Modification Work within ninety (90) days after the termination of the Lease.

              3.  Additional Deposit. Within ten (10) days after the execution of this Letter Agreement, Tenant shall deliver to Landlord an additional deposit (the “Additional Deposit”) in the amount of Two Hundred Thousand Dollars ($200,000.00). The Additional Deposit shall secure the performance of all of Tenant’s obligations under this Letter Agreement, including Tenant’s obligation to perform the Modification Work.

                     a.  Delivery of Letter of Credit. In lieu of depositing the Additional Deposit in cash, Tenant may deliver to Landlord a clean, irrevocable and unconditional letter of credit (the “LC”) in compliance with the terms, provisions and requirements of this Section 3, in the amount of the Additional Deposit and issued by a major California financial institution reasonably acceptable to Landlord.

                     b.  Term and Renewal of Letter of Credit. The LC shall be for a term of one (1) year and shall be automatically renewed each year for an additional twelve (12) months from the date of expiration of the LC through the ninetieth (90th) day after the expiration or earlier termination of the Lease. Tenant shall renew, extend or replace the LC as necessary and deliver written evidence thereof to Landlord at least thirty (30) days prior to the expiration date of the LC so that a valid LC which complies with each requirement of this Section 3 is in effect during the entire period required hereby. If Tenant fails to so renew, extend or replace the LC and deliver such written evidence to Landlord, and such failure continues for a period of five (5) days after the date such evidence is due to Landlord, Landlord shall be entitled to immediately draw the entire am ount of the LC, and hold such sum as security deposit for Tenant’s faithful performance of its obligations under this Letter Agreement. If Landlord draws down on the LC pursuant to this Section 3.b as a result of Tenant’s failure to renew, extend or replace the LC and deliver such written notice to Landlord, then Tenant shall have the option of delivering to Landlord a substitute LC which meets all of the requirements set forth in this Section 3 in exchange for Landlord returning to Tenant the portion of the Additional Deposit held by Landlord in cash.

E*Trade Group, Inc.	January 18, 1999
Attn: Mr. Robert Clegg	Page 2

                     c.  Amount of Draw on Letter of Credit. Upon the occurrence of a default by Tenant under this Letter Agreement, Landlord shall be entitled to obtain payment under the LC, in such amount as may be required to satisfy Tenant’s outstanding obligations under this Letter Agreement and shall apply such amount to said obligations. Specifically, Landlord shall be entitled to obtain partial draws pursuant to the LC in the amounts that Tenant is in default.

                     d.  Manner of Presentment. Landlord is authorized to draw, for the account of Tenant, the amounts allowable pursuant to this Section 3 by a draft, which shall be payable at sight, accompanied by a statement signed by Landlord that (a) Landlord is entitled to draw on the amount set forth in said draft pursuant to this Letter Agreement, or (b) Landlord is entitled to draw on the full amount of the LC as a result of a failure by Tenant to renew, extend or replace the LC pursuant to the terms of this Letter Agreement. Payment of the draft shall be made in the manner agreed upon by the issuing bank, but Tenant hereby consents to such payment in the manner as Landlord may designate in the draft.

                     e.  Return of Additional Deposit. Provided and on the condition that Tenant has performed all of Tenant’s Modification Work, Landlord shall return the Additional Deposit to Tenant within ninety (90) days after the expiration or earlier termination of the Lease. If Landlord sells or otherwise transfers Landlord’s rights or interest under the Lease, Landlord shall deliver the Additional Deposit to the transferee whereupon Landlord shall be released from any further liability to Tenant with respect to the Additional Deposit.

              4.  Failure to Timely Perform the Modification Work. If Tenant fails to deliver to Landlord the Modification Work Plans, commence construction of the Modification Work or complete the Modification Work within the time periods or by the dates required pursuant to Section 2 above, then Landlord, by written notice to Tenant, may, but shall not be obligated to, either (i) perform the Modification Work and apply the Additional Deposit toward the cost of performing the Modification Work or (ii) elect not to perform the Modification Work and retain for Landlord’s account all or a portion of the Additional Deposit in an amount equal to the estimated cost of performing the Modification Work, as reasonably determined by Landlord. If the cost of completing the Modification Work exceeds the amount of the Additional Deposit, Tenant shall pay such excess amount to Landlord within ten (10) days after La ndlord’s written request therefor.

              5.  Landlord’s Election. Notwithstanding anything to the contrary contained in this Letter Agreement, Landlord may elect for Tenant not to perform the Modification Work by written notice to Tenant not later than (i) one hundred eighty (180) days prior to the expiration of the Term or (ii) if the Lease is terminated prior to the expiration of the Term, within ten (10) days after the termination of the Lease. If Landlord elects for Tenant not to perform the Modification Work, Landlord shall return the Additional Deposit to Tenant.

              6.  Tenant Improvement Allowance.

                     a.  Basic Lease Information. The provisions titled “Additional Allowance” and “ Adjustment for Overage” under the heading “Tenant Improvements” in the Basic Lease Information are hereby deleted.

                     b.  Section 4.1 of Work Letter. The first sentence of Section 4.1 of the Work Letter attached as Exhibit C to the Lease is hereby deleted and replaced by the following:

              “Landlord shall pay to Tenant upon the terms and conditions set forth in this Section 4 the amount of Two Hundred Thirty-One Thousand Two Hundred Seventy-Five Dollars ($231,275.00) as a tenant improvement allowance (the “Tenant Improvement Allowance”) toward the cost of designing, constructing and installing the Tenant Improvements in the Building.”

                     c.  Section 4.2 of Work Letter. Section 4.2 of the Work Letter is hereby deleted in its entirety.

              7.  Commencement of Tenant Improvement Work. The date in Section 3.4.6 of the Work Letter shall be changed to February 1, 1999.

E*Trade Group, Inc.	January 18, 1999
Attn: Mr. Robert Clegg	Page 3

              8.  Condition Precedent. The effectiveness of this Letter Agreement and the obligations of Landlord and Tenant hereunder are conditioned upon the execution by Landlord and Tenant of a separate letter agreement of even date herewith amending that certain Menlo Oaks Corporate Center Standard Business Lease (4500 Bohannon Drive) dated as of August 18, 1998, by and between Landlord, as landlord, and Tenant, as tenant.

              9.  Counterparts. This Letter Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one (1) and the same instrument. This Letter Agreement shall become binding when (i) the condition precedent set forth in Section 8 herein is met and (ii) any one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of Landlord and Tenant.

              10.  Conflicts. To the extent that any of the terms contained in this Letter Agreement conflict with the Lease, the terms contained in this Letter Agreement shall control.

E*Trade Group, Inc.	January 18, 1999
Attn: Mr. Robert Clegg	Page 4

              Except as modified hereby, the Lease is unmodified and in full force and effect.

              Please execute this Letter Agreement in the space below (and return the same to me) to evidence your agreement to the foregoing.

Very truly yours,

MENLO OAKS PARTNERS, L.P., a Delaware limited partnership

By:	AM Limited Partners, a California limited partnership, its General Partner

By:	Amarok Menlo, Inc., a California corporation, its General Partner

By:	/s/ J. Marty Brill, Jr.

Name: J. Marty Brill, Jr. Its: President

By:	/s/ John B. Harrington

Name: John B. Harrington Its: Vice President/Secretary

AGREED AND ACCEPTED:

E*TRADE GROUP, INC.,
a Delaware corporation

By: /s/ Robert Clegg

Name: Robert Clegg Its: Vice President

By: /s/ Len Purkis

Name: Len Purkis Its: Chief Financial Officer

EXHIBIT 1

PRELIMINARY PLANS

             The term “Preliminary Plans” shall refer to the plans listed below prepared by Studios Architecture.

Sheet No.	Title	Date
A0.00	Cover Sheet	10/30/98
A1.21	Building 4200-First Floor Demo Plan	10/30/98
A1.22	Building 4200-Second Floor Demo Plan	10/30/98
A2.21	Building 4200-First Floor Plan	10/30/98
A2.22	Building 4200-Second Floor Plan	10/30/98
A6.21	Building 4200-First Floor R.C.P.	10/30/98
A6.22	Building 4200-Second Floor R.C.P.	10/30/98

EXHIBIT 2

RESTORATION CONDITION SPECIFICATIONS

             All citations to “Sheets” refer to the Preliminary Plans.

Item	Modification Work Required
Columns	The walls that are adjacent to the columns along grid line 3, 4, and 6 shall be moved so that the columns are within such gypsum board walls.

Ceiling systems	The reflected ceiling plan of the Preliminary Plans indicates that portions of the ceiling existing as of the date of the Lease are to be removed and, following completion of Tenant’s work in the Premises, there shall be no suspended ceiling system in these areas, but instead the underside of the structure of the second floor, or roof, as the case may be, shall be exposed. In such areas, Tenant shall install a suspended ceiling system to match the adjacent ceiling system, subject to Landlord’s review and approval of such system to be specified in the Modification Work Plans, and which shall be installed with a uniform and level grid, as if all of such areas were finished with the ceiling system at the time of Tenant’s construction activities. The finishes, including but not limited to mechanical systems, lighting and other electrical distribution shall conform to other general office space within the Building as reasonably determined by Landlord.< br>

Building infrastructure	The Herculite doors and side light panels in the lobby, six (6) doors with frames in good condition, six (6) doors with frames including integral side lights in good condition, and any VAV boxes that are demolished by Tenant, shall be palletized and delivered to Landlord’s designated storage area.

Gypsum board ceiling system	The reflected ceiling plan of the Preliminary Plans indicates that portions of the ceiling existing as of the date of the Lease are to be removed and, following completion of Tenant’s work in the Premises, in certain areas, including the ceiling adjacent to the second floor restroom, gypsum board ceiling will be installed. In such areas, Tenant shall remove the gypsum board ceiling and install a suspended ceiling system to match the adjacent ceiling system specified in the Modification Work Plans, and which ceiling system shall be installed with a uniform and level grid, as if all of such areas were finished with the ceiling system at the time of Tenant’s construction activities. The finishes, including but not limited to mechanical systems, lighting and other electrical distribution shall conform to other general office space within the Building as reasonably determined by Landlord.

Additional HVAC	The air conditioning units to be installed by Tenant serving the first floor of the building will be removed and the affected area will be restored to general purpose office space including but not limited to mechanical systems, lighting and other electrical distribution which shall conform to other general office space within the Building as reasonably determined by Landlord.

Lobby	The fire rated condition of the lobby will be restored and the gypsum board finishes to the stairway (excluding the handrail/guardrail), the finishes to the stairway landing columns, gypsum board ceiling, and wall finishes will be restored including but not limited to mechanical systems, lighting and other electrical distribution as reasonably determined by Landlord.

MENLO OAKS CORPORATE CENTER

STANDARD BUSINESS LEASE

(4500 BOHANNON DRIVE)

Exhibit 10.8

BASIC LEASE INFORMATION

Effective Date:	August 18, 1998

Landlord:	MENLO OAKS PARTNERS, L.P., a Delaware limited partnership

Landlord’s Address:	4400 Bohannon Drive Suite 260 Menlo Park, CA 94025 Attn: Mr. J. Marty Brill, Jr. Phone: (650) 329-9030 Fax: (640) 329-0129

Tenant:	E*TRADE GROUP, INC., a Delaware corporation

Tenant’s Address:

Before Commencement Date:	2400 Geng Road Palo Alto, CA 94303 Attn: Vice President of Corporate Services Phone: (650) 842-2500 Fax: (650) 842-2552

After Commencement Date:	4500 Bohannon Drive Menlo Park, CA 94025 Attn: Vice President of Corporate Services

Premises:	Approximately sixty-two thousand nine hundred twenty (62,920) rentable square feet of space in the Building, as more particularly shown on Exhibit A attached hereto.

Building:	That certain office building located within the Project, commonly known as “4500 Bohannon Drive,” consisting of approximately sixty-two thousand nine hundred twenty (62,920) rentable square feet of space.

Lot:	That certain real property located within the Project on which the Building is located, as more particularly described in Exhibit B, attached hereto.

Phase:	A portion of the Project, consisting of the Lot, all improvements located thereon and all appurtenances thereto. The Phase includes approximately one hundred seven-two thousand ninety-five (172,095) rentable square feet of space in three (3) buildings located thereon (including the
Building).

Project:	That certain business office park located in Menlo Park, California, comprised of three (3) separate phases and seven (7) office buildings and including approximately three hundred seventy-four thousand one hundred thirty-nine (374,139) rentable square feet of space. The Project is commonly known as “Menlo Oaks Corporate Center.”

Term:	Ten (10) years

Commencement Date:	The earlier of (i) the date on which Tenant commences its business operations in the Premises or (ii) November 15, 1998.

Base Rent (Initial):	One Hundred Ninety-Eight Thousand One Hundred Ninety-Eight Dollars ($198,198.00) per month, subject to adjustment pursuant to Section 4.2

Security Deposit:	Two Hundred Seventy Thousand One Hundred Twenty-Three and 53/100 dollars ($270,123.53)

Tenant’s Building Percentage Share:	One hundred percent (100%)

Tenant’s Phase Percentage Share:	Thirty-six and 56/100 percent (36.56%)

Tenant’s Project Percentage Share:	Sixteen and 82/100 percent (16.82%)

Default Percentage:	One hundred twenty-five percent (125%)

Permitted Use:	For general office purposes, software research and development, data processing and incidental uses thereto and no other use whatsoever.

Business Hours:	Twenty-four (24) hours a day; seven (7) days a week

Non-Exclusive Parking:	Thirty-six and 56/100 percent (36.56%) of the available parking spaces in the Phase. The Phase includes approximately six hundred forty-five (645) parking spaces.

Tenant Improvements:

Base Allowance:	Three hundred Fourteen Thousand Six Hundred Dollars ($314,600.00)

Additional Allowance:	Six Hundred Twenty-Nine Thousand Two Hundred Dollars ($629,200.00)

Adjustment for Overage:	Monthly Base Rent shall be increased One and One-Half Cents ($0.015) for each Dollar of Additional Allowance provided by Landlord.

Brokers:

Landlord’s Broker:	None

Tenant’s Broker:	Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company)

Exhibits:	Exhibt A	-	Diagram of Premises
	Exhibit B	-	Legal Description of Lot
	Exhibit C	-	Work Letter
	Exhibit D	-	Commencement Date Memorandum
	Exhibit E	-	Rules and Regulations
	Exhibit F-1	-	First Expansion Option Space
	Exhibit F-2	-	Second Expansion Option Space
	Exhibit G	-	Landlord’s Sign Criteria

MENLO OAKS CORPORATE CENTER
STANDARD BUSINESS LEASE

             THIS MENLO OAKS CORPORATE CENTER STANDARD BUSINESS LEASE (this “Lease”), dated as of this 18th day of August, 1998 (the “Effective Date”), is entered into by and between MENLO OAKS PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and E*Trade Group, Inc., a Delaware corporation (“Tenant”), on the terms and conditions set forth below.

1.  DEFINITIONS. The following terms shall have the meanings set forth below:

        1.1.  Building. The term “Building” shall have the meaning set forth in the Basic Lease Information.

        1.2.  Building Common Areas. The Areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the Building).

        1.3.  Commencement Date. The term “Commencement Date” shall have the meaning set forth in Section 3.

        1.4.  Common Areas. The term “Common Areas” shall mean the Building Common Areas, the Phase Common Areas and the Project Common Areas.

        1.5.  Lot. The term “Lot” shall mean the land upon which the Building is located, as more particularly described in Exhibit B, attached hereto.

        1.6.  Phase. The term “Phase” shall have the meaning set forth in the Basic Lease Information.

        1.7.  Phase Common Areas. The areas and facilities within the Phase provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Phase (e.g., uncovered and unreserved parking areas, walkways and accessways).

        1.8.  Premises. The term “Premises” shall have the meaning set forth in the Basic Lease Information.

        1.9.  Project. The term “Project” shall have the meaning set forth in the Basic Lease Information.

        1.10.  Project Common Areas. The term “Project Common Areas” shall mean the areas and facilities within the Project provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Project (e.g., walkways, traffic aisles, accessways, utilities and communications conduits and facilities).

        1.11.  Rentable Area. The term “Rentable Area” shall mean the rentable area of the Premises, Building, Phase and Project as reasonably determined by Landlord. The parties agree that for all purposes under this Lease, the Rentable Area of the Premises, Building, Phase and Project shall be deemed to be the number of rentable square feet identified in the Basic Lease Information.

        1.12.  Tenant’s Building Percentage Share. The term “Tenant’s Building Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Building is changed, then Tenant’s Building Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Building.

        1.13.  Tenant’s Phase Percentage Share. The term “Tenant’s Phase Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Phase is changed, then Tenant’s Phase Percentage Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Phase.

        1.14.  Tenant’s Project Percentage Share. The term “Tenant’s Project Percentage Share” shall mean the percentage specified in the Basic Lease Information. If the Rentable Area of the Premises or the Rentable Area of the Project is changed, then Tenant’s Percentage Project Share shall be adjusted to a percentage equal to the Rentable Area of the Premises divided by the Rentable Area of the Project.

        1.15.  Term. The term “Term” shall have the meaning described in Section 3.

2.  PREMISES.

        2.1.  Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, together with the right in common to use the Common Areas, for the Term.

        2.2.  Condition Upon Delivery. Tenant acknowledges that it has had an opportunity to thoroughly inspect the Premises and, subject to Landlord’s obligations under Section 8.1, Tenant accepts the Premises in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied.

        2.3.  Reserved Rights. Landlord reserves the right to do the following from time to time:

              (a)  Changes. To install, use, maintain, repair, replace and relocate pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities for service to other parts of the Building, Phase or Project above the ceiling surfaces, below the floor surfaces and within the walls of the Premises and in the central core areas of the Building and in the Building Common Areas, and to install, use, maintain, repair, replace and relocate any pipes, ducts, shafts, conduits, wires, appurtenant meters and mechanical, electrical and plumbing equipment and appurtenant facilities servicing the Premises, which are located either in the Premises or elsewhere outside of the Premises;

              (b)  Boundary Changes. To change the boundary lines of the Lot or the Project;

              (c)  Facility Changes. To alter or relocate the Common Areas or any facility within the Project;

              (d)  Parking. To designate and/or redesignate specific parking spaces in the Phase or the Project for the exclusive or non-exclusive use of specific tenants in the Phase or the Project;

              (e)  Services. To install, use, maintain, repair, replace, restore or relocate public or private facilities for communications and utilities on or under the Building, Phase and/or Project; and

              (f)  Other. To perform such other acts and make such other changes in, to or with respect to the Common Areas, Building, Phase and/or Project as Landlord may reasonably deem appropriate.

        2.4.  Work Letter. Landlord and Tenant shall each perform the work required to be performed by it as described in the Work Letter attached hereto as Exhibit C. Landlord and Tenant shall each perform such work in accordance with the terms and conditions contained therein.

3.  TERM

        3.1.  Commencement of Term. The term of this Lease (the “Term”) shall be for the period of time specified in the Basic Lease Information unless sooner terminated as hereinafter provided. The Term shall commence on the (“Commencement Date”) and shall continue in full force and effect for the period specified as the Term or until this Lease is terminated as otherwise provided herein.

        3.2.  Commencement Date Memorandum. Following the date on which Landlord delivers possession of the Premises to Tenant or the Commencement Date, Landlord may prepare and deliver to Tenant a commencement date memorandum (the “Commencement Date Memorandum”) in the form of Exhibit D, attached hereto, subject to such changes in the form as may be required to insure the accuracy thereof. The Commencement Date Memorandum shall certify the date on which Landlord delivered possession of the Premises to Tenant and the dates upon which the Term commences and expires. Tenant’s failure to execute and deliver to Landlord the Commencement Date Memorandum within five (5) days after Tenant’s receipt of the Commencement Date Memorandum shall be conclusive upon Tenant as to the matters set forth in the Commencement Date Memorandum.

4.  RENT

        4.1.  Base Rent. The monthly base rent (“Base Rent”) shall be the amount set forth in the Basic Lease Information, subject to adjustment pursuant to Section 4.2. Tenant shall pay the Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord’s address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction, abatement or setoff whatsoever. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, on the Commencement Date and first day of the last calendar month, a pro rata portion of the Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Concurrently with executing this Lease, Tenant shall pay to Landlord the Base Rent due for the first full calendar month during the Term along with the Security Deposit as provided in Section 4.5 below.

        4.2.  Adjustment to Base Rent. The Base Rent shall be adjusted as provided in the Rider attached hereto and incorporated herein by reference.

        4.3.  Additional Rent. All charges required to be paid by Tenant hereunder, including payments for insurance, Impositions, Operating Expenses and any other amounts payable hereunder, shall be considered additional rent (“Additional Rent”) for the purposes of this Lease, and Tenant shall pay Additional Rent to Landlord upon written demand by Landlord or otherwise as provided in this Lease. The term “ Rent” shall mean Base Rent and Additional Rent.

        4.4.  Late Payment. If any installment of Rent is not paid, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent in addition to the installment of Rent then owing, regardless of whether or not a notice of default or notice of termination has been given by Landlord. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

        4.5.  Interest. In addition to the imposition of a late payment charge pursuant to Section 4.3 above, any Rent that is not paid due shall bear interest from the date due until the date paid at the rate (the “Interest Rate”) that is the lesser of twelve percent (12%) per annum or the maximum rate permitted by law. Landlord’s acceptance of any interest payments on any past due Rent shall not constitute a waiver by Landlord of Tenant’s default with respect to the amount of Rent past due or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or at law.

        4.6.  Security Deposit. Upon executing this Lease, Tenant shall deliver to Landlord cash (the “Security Deposit”) in the amount specified as the Security Deposit in the Basic Lease Information. The Security Deposit shall secure the performance of all of Tenant’s obligations under this Lease, including Tenant’s obligation to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, and to surrender the Premises to Landlord upon termination of this Lease in the condition required pursuant to Section 8 below. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant’s obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant’s unperformed obligations. If Landlord does so apply all or any portion of the Security De posit, Tenant, upon written demand by Landlord, shall immediately pay to Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount. Tenant’s failure to pay to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount within five (5) days after receipt of such demand shall constitute an Event of Default. Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration or earlier termination of this Lease, if Tenant has then performed all of Tenant’s obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

5.  IMPOSITIONS

        5.1.  Tenants Obligations. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Phase Percentage Share of Impositions for the Phase during each year of the Term (prorated for any partial calendar year during the Term).

        5.2.  Definition of Impositions. The term “Impositions” shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building, Lot and Phase of every kind and nature whatsoever, including any supplemental real estate taxes attributable to any period during the Term; all taxes which may be levied in lieu of real estate taxes; and all assessments, assessment bonds, levies, fees, penalties (if a result of Tenant’s delinquency) and other governmental charges (including, but not limited to, charges for parking, traffic and any storm drainage/flood control facilities, studies and improvements, water and sewer service studies and improvements, and fire services studies and improvements); and all amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purpose, which are assessed, based upon the use or occupancy of the Premises, Building, Lot and/or Phase, or levied, confirmed, imposed or become a lien upon the Premises, Building, Lot and/or Phase, or become payable during the Term, and which are attributable to any period within the Term.

        5.3.  Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or any portion thereof, Tenant shall pay one hundred percent (100%) of any said tax or excise as Additional Rent.

        5.4.  Installment Election. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or such assessment to be paid in installments over the maximum period permitted by law.

        5.5.  Estimate of Tenant’s Share of Impositions. Prior to the commencement of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord shall notify Tenant in writing of Landlord’s estimate of the amount of Impositions which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord in advance, one-twelfth (1/12th) of the estimated amount; provided, however, if Landlord fails to notify Tenant of the estimated amount of Tenant’s share of Impositions for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant’s estimated share of Impositions on the basis of the amount due for the immediately prior month until ten (10) days after Landlord notifies Tenant of the estimat ed amount of Tenant’s share of Impositions for the ensuing calendar year. If at any time it appears to Landlord that Tenant’s share of Impositions payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate.

        5.6.  Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as reasonably practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Impositions for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Impositions due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of the estimated payments made by Tenant for the prior calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The year end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within thirty (30) da ys after Tenant’s receipt of the year end statement. In addition, if, after the end of any calendar year or any annual adjustment of Impositions for a calendar year, any Impositions are assessed or levied against the Premises, Building or Phase that are attributable to any period within the Term (e.g., supplemental taxes or escaped taxes), Landlord shall notify Tenant of its share of such additional Impositions and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor.

        5.7.  Personal Property Taxes. Tenant shall pay or cause to be paid, not less than ten (10) days prior to delinquency, any and all taxes and assessments levied upon all of Tenant’s trade fixtures, inventories and other personal property in, on or about the Premises. When possible, Tenant shall cause Tenant’s personal property to be assessed and billed separately from the real or personal property of Landlord.

        5.8.  Taxes on Tenant Improvements. Notwithstanding any other provision hereof, Tenant shall pay to Landlord the full amount of any increase in Impositions during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about or made to the Premises, Building, Phase or Project for the benefit of, at the request of, or by Tenant.

6.  INSURANCE

        6.1.  Landlord. Landlord shall maintain “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available) including vandalism and malicious mischief coverage for the full replacement cost of the Building (but excluding any equipment, fixtures, alterations, improvements, additions or personal property of Tenant or any alterations, additions or improvements made by or at the request of Tenant to the Premises, other than those tenant improvements owned by Landlord). Such property insurance shall include endorsements for sprinkler leakage, inflation, building ordinance coverage and such other endorsements as selected by Landlord, together with rental value insurance against loss of Rent for a period of twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance and hazardous materials, earthquake/volcanic action, flood and/or surface water, boiler and machinery comprehensive coverages in such amounts, with such deductibles and upon such terms as Landlord shall determine. Upon Tenant’s written request, Landlord shall deliver to Tenant certificates evidencing the coverage required under this Section 6.1. Landlord, either directly or thro ugh its agent, may maintain any of the insurance required to be maintained by Landlord pursuant to this Section 6.1 under one or more “blanket policies”, insuring other parties and/or other locations, so long as the amounts and coverages required under this Section 6.1 are not diminished as a result thereof.

        6.2.  Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force at all times the following insurance:

              (a)  Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than providing coverage for, among other things, blanket contractual liability, premises, products/completed operations and personal and advertising injury coverage;

              (b)  Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence, and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired, borrowed or non-owned automobiles;

              (c)  Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer’s liability insurance coverage in the amount of at least Five Million Dollars ($5,000,000.00);

              (d)  Property Insurance. “Special Form” property insurance (or its equivalent if “Special Form” property insurance is not available), including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsement for earthquake sprinkler damage, each covering damage to or loss of Tenant’s personal property, fixtures and equipment, including electronic data processing equipment (“EDP Equipment”), media and extra expense, and all alterations, additions and improvements made by or at the request of Tenant to the Premises other than those tenant improvements owned by Landlord. EDP Equipment, media and extra expense shall be covered for perils insured against in the so-called “EDP Form”. If the property of Tenant’s invitees is to be kept in the Premises, warehouser’s legal liability or bailee customers insur ance for the full replacement cost of such property;

              (e)  Business Insurance. Business insurance in an amount not less than the annual Base Rent and Additional Rent payable by Tenant hereunder for the then current calendar year; and

              (f)  Additional Insurance. Any such other insurance as Landlord or Landlord’s lender may reasonably require.

        6.3.  General.

              (a)  Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in California and having a “General Policyholders Rating” of at least A:X or better (or such higher rating as may be required by a lender having a lien on the Lot) as set forth in the most current issue of “Best’s Insurance Guide” or “Best’s Key Rating Guide.”

              (b)  Increased Coverage. Landlord, upon written notice to Tenant, may require Tenant to increase the amount of any insurance coverage maintained by Tenant under this Section 6 to the amount of insurance coverage that landlords of similar buildings located in Menlo Park and Palo Alto customarily require tenants to maintain.

              (c)  Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance with the additional insured endorsement and the primary insurance endorsement(s) attached for all insurance required to be maintained by Tenant, no later than seven (7) days prior to the Commencement Date or such earlier date that Tenant takes possession of the Premises. Tenant shall, at least thirty (30) days prior to expiration of the policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to the parties named as additional insureds in this Lease. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

              (d)  Additional Insureds. Landlord, any property management company of Landlord for the Premises and any designated by Landlord shall be named as additional insureds under all of the policies required to be maintained by Tenant under this Section 6. The policies required to be maintained by Tenant under this Section 6 shall provide for severability of interest.

              (e)  Primary Coverage. All insurance to be maintained by Tenant shall be primary, without right of contribution from Landlord’s insurance. Any umbrella liability policy or excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease.

              (f)  Waiver of Subrogation. Landlord and Tenant waive any right to recover against the other for damages covered by insurance or which would have been covered by insurance had the applicable party maintained the insurance required to be maintained by that party under the terms of this Lease. This provision is intended to waive fully, and for the benefit of Landlord or Tenant, as applicable, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverages obtained by Landlord and Tenant pursuant to this Lease shall include, without limitation, waiver of subrogation endorsements.

        6.4.  Tenant’s Indemnity. Tenant shall indemnify, protect and defend by counsel reasonably satisfactory to Landlord and hold harmless Landlord and Landlord’ s officers, directors, shareholders, employees, partners, members, lenders and successors and assigns (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) from and against any and all claims, demands, causes of action, judgments, losses, costs, liabilities, damages (including punitive and consequential damages) and expenses, including attorneys’ fees and costs (collectively, “Claims”) arising from any cause whatsoever in the Premises, including Claims caused in whole or in part by the act, omission or negligence of the Indemnified Party (but excluding Claims caused by an Indemnified Party’s willful or criminal misconduct). In addition, Tenant shall further indemnify, protect and defend by co unsel reasonably satisfactory to Landlord and hold harmless the Indemnified Parties from and against any and all Claims arising from (i) Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises, (ii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and/or (iii) any acts, omissions or negligence of Tenant or any of Tenant’s agents, contractors, employees or invitees. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, upon or about the Premises arising from any cause; Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Section 6.4 shall survive the expiration or earlier termination of this Lease.

        6.5.  Exemption of Landlord from Liability. Neither Landlord nor any other Indemnified Party shall be liable to Tenant for any injury to Tenant’s business or loss of income therefrom, loss or damage to property, or injury or death to any persons, including any loss, damage or injury attributable in whole or in part to the act, omission or negligence of any Indemnified Party (but excluding any loss, damage or injury to the extent caused by the willful or criminal misconduct of such Indemnified Party, whether such loss, damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether said loss, damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, As a material part of Landlord’s consideration in exchange for entering into this Lease, Tenant assumes all risk of such loss, damage and injury.

7.  OPERATING EXPENSES

        7.1.  Operating Expenses. Tenant shall pay to Landlord, as Additional Rent during each year of the Term (prorated or any partial calendar year during the Term), (i) Tenant’s Building Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Building, (ii) Phase Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Phase and (iii) Tenant’s Project Percentage Share of all Operating Expenses attributable to the ownership, operation, repair and/or maintenance of the Project, each as determined by Landlord. Landlord shall not collect any Operating Expense from Tenant more than once.

        7.2.  Definition of Operating Expenses. The term “Operating Expenses” shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair and/or maintenance of the Building, Phase and/or Project, the surrounding property, and the supporting facilities, including, without limitation, (i) premiums for insurance maintained by Landlord pursuant to this Lease and all costs incidental thereto, (ii) wages, salaries and related expenses and benefits of all employees engaged in operation, maintenance and security of the Building, Phase and/or Project; (iii) costs for all supplies, materials and rental equipment used in the operation of the Building, Phase and/or Project; (iv) all maintenance, janitorial, security and service costs; (v) all management fees; (vi) legal and accounting expenses, including t he cost of audits; (vii) costs for repairs, replacements, uninsured damage or deductibles on property insurance, and general maintenance of the Building, Phase and Project, including service areas, elevators, mechanical rooms, exterior surfaces and all component parts thereof (but excluding any repairs or replacements paid for out of insurance proceeds or by other parties and alterations attributable solely to tenants of the Building other than Tenant); (viii) the cost of any capital improvements made to the Building, Phase or Project, amortized over such reasonable period as Landlord shall determine, together with interest upon the unamortized balance at the or such other higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements; (ix)all charges for heat, water, gas, electricity, sewer, air conditioning, emergency telephone service, trash removal and other utilities used or supplied to the Building, Phase and/or Project (and not separately meter ed and billed to individual tenants); and (x) all business license, permit and inspection fees.

        7.3.  Prorated Expenses. Any Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof attributable to the period that falls within the Term.

        7.4.  Payment at End of Term. Any amount payable by Tenant which would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known.

        7.5.  Estimates of Tenant’s Share of Operating Expense. Prior to the commencement of each calendar year during the Term, or as soon thereafter as is reasonably practicable, Landlord shall notify Tenant in writing of Landlord’s estimate of the amount of Operating Expenses which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year Tenant shall pay to Landlord, in advance, one-twelfth (1/12) of the estimated amount; provided however, if Landlord fails to notify Tenant of the estimated amount of Tenant’s share of Operating Expenses for the ensuing calendar year prior to the end of the current calendar year, Tenant shall be required to continue to pay to Landlord each month in advance Tenant’s estimated share of Operating Expenses on the basis of the amount due for the immediately prior month until ten (10) days after Landlord not ifies Tenant of the estimated amount of Tenant’s share of Operating Expenses for the ensuing calendar year. If at any time it appears to Landlord that Tenant’s share of Operating Expenses payable for the current calendar year will vary from Landlord’s estimate, Landlord may give notice to Tenant of Landlord’s revised estimate for the calendar year, and subsequent payments by Tenant for the calendar year shall be based on the revised estimate.

        7.6.  Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year during the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the prior calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Operating Expenses due. If, on the basis of the statement, Tenant owes an amount that is more than the amount of estimated payments made by the Tenant for the prior calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The year end statement shall be binding upon Tenant unless Tenant notifies Landlord in writing of any objection thereto within ninety (90) days after Tenant’s receipt of the year end statement. In addition, if, after the end of any calendar year or any annual adjustment of Operating Expenses for a calendar year, Operating Expenses are incurred or billed to Landlord that are attributable to any period within the Term (e.g., sewer district flow fees), Landlord shall notify Tenant of its share of such additional Operating Expenses and Tenant shall pay such amount to Landlord within ten (10) days after Landlord’s written request therefor.

        7.7.  Less Than Full Occupancy. In the event the Building, Phase or Project are not fully occupied during any year of the Term, an adjustment shall be made in computing Operating Expenses for such year so that the same shall be computed for such year as though the Building, Phase and Project had been fully occupied during such year.

        7.8.  Special Services.

              (a) Utilities. In the event Landlord provides additional utilities, heating, air conditioning, trash removal and/or cleaning services to Tenant beyond such standard services related to the operation and management similar business office parks located in Menlo Park/Palo Alto areas, or at times other than during Business Hours (as defined in the Basic Lease Information), Tenant shall pay Landlord’s reasonable charge for such special services as Additional Rent. Any cleaning of lunchrooms, cafeterias, conference rooms, etc., shall be on a special services basis (except with respect to the removal of trash from trash receptacles or cleaning incidental to normal cleaning).

               (b) Meters. Landlord shall have the right, at Tenant’s sole cost and expense, to install separate metering for electricity, water or gas to the Premises or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the amounts customarily consumed by tenants in the Project as reasonably determined by Landlord. Landlord may also charge Tenant for costs of sanitary sewer or trash removal occasioned by Tenant’s excessive consumption of such services. All such charges shall be reasonably determined by Landlord and promptly paid by Tenant to Landlord as Additional Rent.

8.  REPAIRS AND MAINTENANCE

        8.1.  Landlord Repairs and Maintenance. Landlord shall maintain those portions of the Building, Lot, Phase and Project that are owned by Landlord and not leased to tenants in the Project or required to be maintained by any tenants in the Project consistent with the standards applied by landlords of similar Class A business office parks located in the Menlo Park and Palo Alto areas.

        8.2.  Tenant Repairs and Maintenance. Tenant, at Tenant’s sole cost and expense, shall at all times during the Term keep, maintain and preserve the Premises and all parts, components, systems, fixtures, hardware and finishes of and in the Premises in a first class, clean, safe and sanitary order, condition and repair, excepting only insured casualty to the extent of the insurance proceeds received by Landlord. Tenant shall comply with all applicable manufacturer’s specifications and recommendations and best industry practices in connection with cleaning, protecting, servicing, maintaining and repairing the Premises and all of the parts, components, systems, fixtures, hardware and finishes in the Premises in order to preserve and achieve the maximum aesthetic and economically serviceable life of the Premises and the improvements contained therein. All repairs, replacements and restorations made by Tenant s hall be performed promptly as required, in a good and workmanlike manner, employing materials of equal or better quality, serviceability and utility to those items or parts being replaced, with surface finishes (including color, texture and general appearance) comparable and compatible with adjacent surfaces, to the reasonable satisfaction of Landlord and in compliance with all applicable federal, state or local laws, ordinances, regulations and orders and the requirements of any insurer of the Building. Tenant shall, at Tenant’s own expense, immediately replace all glass in the Premises that may be broken during the Term with glass at least equal to the specification and quality of the glass being replaced. Upon expiration of the Term, Tenant shall surrender the Premises to Landlord in the same condition as received, reasonable wear and tear, damage by fire or other insured casualty to the extent of insurance proceeds received by Landlord excepted. The term “reasonable wear and tear” a s used herein shall mean wear and tear which manifests itself solely through normal intensity of use and passage of time consistent with the employment of commercially prudent measures to protect finishes and components from damage and excessive wear, the application of regular and appropriate preventative maintenance practices and procedures, routine cleaning and servicing, waxing, polishing, adjusting, repair, refurbishment and replacement at a standard of appearance and utility and as often as appropriate for Class A corporate and professional office occupancies in the Palo Alto/Menlo Park office market. The term “reasonable wear and tear”

would thus encompass the natural fading of painted surfaces, fabric and materials over time, and carpet wear caused by normal foot traffic. The term “reasonable wear and tear” shall not include any damage or deterioration that could have been prevented by Tenant’s employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease. Items not considered reasonable wear and tear hereunder include the following for which Tenant shall bear the obligation for repair and restoration (except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents), (i) excessively soiled, stained, worn or marked surfaces or finishes; (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant’s trade fixtures, furnishings, decorations, equipment, alterations, utility inst a llations, security systems, communications systems (including cabling, wiring and conduits), displays and signs; (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, and any such damage to the Building, Phase or Project, caused by Tenant or its agents, contractors or employees, and not fully recovered by Landlord from insurance proceeds. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, Building, Phase or Project.

        8.3.  Failure to Maintain, Repair or Restore. The timely performance by Tenant of Tenant’s duties to maintain, repair and restore the Premises is essential to the preservation of Landlord’s property value and the security interests of Landlord’s mortgagee. If, upon expiration of the Term, Tenant has failed to fully perform its obligations under this Section 8 or Sections 9 or 11.2, Landlord shall have the right, but not the obligation, to perform any obligation of Tenant (notice to Tenant) as provided in Section 19.16 hereof, and Tenant shall reimburse Landlord for all costs incurred by Landlord related thereto (including overtime or premium time labor charges as determined by Landlord in its sole discretion). Tenant shall pay to Landlord all costs, fees and penalties owing, due, paid or payable by Landlord to any lender or mortgagee as a result of Tenant’s failure to perform its obligations under this Section 8 or Sections 9 or 11.2, and any fees, penalties, loss, costs, expenses or liabilities whether paid or accrued by Landlord as a result of Landlord’s failure to timely deliver all or a portion of the Premises for occupancy by one or more successor or replacement tenants to the extent such failure is due to Tenant’s failure to perform hereunder. In addition, if Tenant fails to fully perform its obligations pursuant to this Section 13 or Sections 9 or 11.2 by the end of the Term, then for each day required by Landlord to perform such obligations (or each day that would reasonably be required by Landlord to perform such obligations if Landlord elected to do so), Tenant shall pay to Landlord as liquidated damages an amount equal to one thirtieth (1/30th) of the product of (i) the Default Percentage (as stated in the Basic Lease Information) and (ii) the monthly Rent due under this Lease during the last month of the Term (hereinafter referred to as the “ Liquidated Damages Amount”). The Liquidated Damages Amount is intended to compensated Landlord for any loss of rent incurred by Landlord during the period of time required by Landlord to perform Tenant’s unperformed obligations under this Section 8 and Sections 9 and 11.2 (or that would reasonably be required by Landlord to perform such obligations had Landlord elected to do so). Landlord and Tenant agree that Landlord’s actual damages for loss of rents or opportunity as a result of Tenant’s failure to complete its obligations pursuant to this Section 8 and Sections 9 and 11.2 would be difficult or impossible to determine because, inter alia, where a tenant has failed to perform such obligations, it is difficult for a landlord effectively to market that tenant’s premises to prospective tenants, and the Liquidated Damages Amount is the best estimate of the amount of damages Landlord would suffer in the nature of loss of rent or opportunity for any such failure by Tenant. Nothing contained in this paragraph shall limit Landlord’s other remedies pursuant to this Lease or by law with respect to losses other than loss of rent or opportunity, or waive or affect any of Tenant’s indemnity obligations under this Lease and Landlord’s rights to enforce those indemnity obligations. The payment of the Liquidated Damages Amount as liquidated damages is not intended as a forfeiture or penalty within the meaning of California Civil Code Section 3275 or 3369, but is intended to constitute liquidated damages to Landlord pursuant to California Civil Code Section 1671.

        8.4.  Inspection of Premises. Landlord and Landlord’s agents, at all reasonable times, may enter the Premises to perform any construction related to the Premises, Building or Phase, to inspect, clean or repair the same, to inspect the performance by Tenant of the terms and conditions contained in this Lease, to affix reasonable signs and displays, to show the Premises to prospective purchasers, tenants and lenders, to post notices of non-responsibility and similar notices, and for all other purposes as Landlord shall reasonably deem necessary.

        8.5.  Liens. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered on behalf of Tenant and shall keep the Premises, Building, Phase and Project free and clear of all mechanic’s and materialmen’s liens in connection therewith. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of nonresponsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord within five (5) days after Tenant receives Landlord’s written request for payment.

9.  FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

        9.1.  Fixtures and Personal Property. Tenant, at Tenant’s sole cost and expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without affecting the structural integrity, character or utility of the Building. Landlord reserves the right to approve or disapprove of any curtains, draperies, shades, paint or other interior improvements that are visible from outside the Premises on wholly aesthetic grounds. Such improvements or replacement items must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole cost and expense. The trade fixtures, equipment and furniture shall remain Tenant’s property and shall be removed by Tenant prior to the expiration of this Lease. If Tenant fails to remove Tenant’s trade fixtures, equipment and furnitu re prior to the termination of this Lease, Landlord may keep and use the foregoing items or remove and dispose any or all of those items at Tenant’s expense, and cause Tenant’s trade fixtures, equipment and furniture to be stored or sold in accordance with applicable law. Prior to expiration of the Term or earlier termination of this Lease, Tenant shall repair, at Tenant’s sole cost and expense, all damage caused to the Building or Premises as a result of the installation, operation, use or removal of Tenant’s trade fixtures, equipment, furniture, or unauthorized improvements and replacements, and restore the Building and the Premises to their condition at the commencement of the Term.

        9.2.  Alterations. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, etc. Farther, Tenant shall indemnify and hold harmless Landlord from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All other alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord. All altera tions, additions, improvements, repairs and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner, incorporating materials of quality equal to or better than those replaced, with finishes comparable to and compatible with adjacent finishes within the Premises and the Building and in compliance with all applicable laws, ordinances, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. In addition, all of Tenant’s alterations, additions and improvements shall be constructed in such a manner so as to (i) not unreasonably disturb or otherwise interfere with the use and occupancy of any other tenant of the Building, Phase or Project, (ii) protect by appropriate means and measures all components of the Premises, Building, Phase and Project from soiling or damage associated with Tenant’s work, and (iii) not impose any additional expense or delay upon Landlord in the constructio n of improvements to, or maintenance or operation of, the Building, Phase and/or Project. Tenant shall, reimburse Landlord for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant. Tenant shall require that any contractors used by Tenant carry a commercial liability insurance policy covering bodily injury in the amounts of Two Million Dollars ($2,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence, and covering property damage in the amount of Two Million Dollars ($2,000,000.00). Landlord may increase the amount of insurance coverage required pursuant to this Section to reflect inflation, industry cost and recovery experience over time. Landlord may require proof of such insurance prior to commencement of any work on the Premises.

10.  USE AND COMPLIANCE WITH LAWS

        10.1.  General Use and Compliance with Laws. Tenant shall only use the Premises for the Permitted Use (as set forth in the Basic Lease Information) and for no other use whatsoever without the prior written consent of Landlord. Tenant, at Tenant’s sole cost and expense, shall comply with all of the requirements of any recorded covenants, conditions and restrictions, and any requirements of municipal, county, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises, Building, Phase, and/or Project, including any occupancy permit for the Premises, and secure any necessary permits therefor. Tenant, in Tenant’s use and occupancy of the Premises, shall not subject the Premises to any use which would tend to damage any portion thereof, nor overload the common facilities of the Building, Phase or Project to the detriment of other tenants’ enjoyment thereof.

        10.2.  Signs. Tenant shall not install any sign in or on the Premises, Building, Phase or Project without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Any sign placed by or erected by Landlord for the benefit of Tenant in or on the Premises, Building, Phase or Project shall be installed at Tenant’s sole cost and expense and, except in the interior of the Premises, shall contain only Tenant’s name, or the name of any affiliate of Tenant actually occupying the Premises, and no advertising matter. No such sign shall be erected until Tenant has obtained Landlord’s prior written approval of the location, material, size, design and content thereof and all necessary governmental and other permit and approvals therefor. Landlord shall have the right, in Landlord’s sole and absolute discretion, to object to any sign proposed by Tenant. Ten ant shall remove all of Tenant’s signs prior to the expiration of the Term or earlier termination of this Lease and shall return the Premises, Building, Phase and Project to their condition existing immediately prior to the placement or erection of said sign or signs. If Tenant places or installs any monument or exterior signs in or on the Building, Phase and/or Project, and at any time thereafter Tenant less than fifty percent (50%) of the original Rentable Area of the Premises (as a result of Tenant having assigned its interest in this Lease, Tenant shall immediately remove all such signs and restore the area of the Building, Phase and/or Project where Tenant’s signs were previously located to their condition prior to Tenant’s installation or placement of such signs.

        10.3.  Parking Access. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Building, Phase or Project shall be considered as Impositions and shall be payable by Tenant under the provisions of Section 5. Tenant is allocated the use of a percentage of the parking spaces contained in the Phase on a non-exclusive basis as provided in the Basic Lease Information. Tenant shall not permit any on street parking, unauthorize d parking upon private property, or parking in excess of Tenant’s allocation by Tenant’s employees, agents or invitees.

        10.4.  Floor Load. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry.

11.  HAZARDOUS MATERIALS.

        11.1.  Definitions.

              (a) Hazardous Materials. The term “Hazardous Materials” shall mean any substance that: (A) now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 5901 et seq., or 03) is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

              (b) Environmental Requirements. The term “Environmental Requirements” shall mean all present and future federal, state and local laws, ordinances, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

              (c) Environmental Losses. The term “Environmental Losses” shall mean all costs and expenses, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements, and all losses of any kind attributable to the diminution of value, loss of use or adverse effect on the marketability or use of any portion of the Premises, Building, Phase or Project.

        11.2.  Tenant’s Covenants. Tenant shall not use, install, handle, generate, store, dispose, discharge, release, abate or transport any Hazardous Materials on or about the Premises, Building, Phase or Project without Landlord’s prior written consent, which consent may be granted, denied or conditioned upon compliance with

Landlord’s requirements, all in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, Tenant may use and store at the Premises normal quantities of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (Permitted Hazardous Materials without Landlord’s prior written consent, provided that Tenant’s use, storage and disposal of all Hazardous Materials shall at all times comply with all Environmental Requirements. At the expiration or termination of this Lease, Tenant shall promptly remove from the Premises, Building, Phase and Project all Hazardous Materials used, installed, handled, generated, stored, disposed, discharged, released, abated or transported by Tenant on or under the Premises, Building, Phase or Project. Tenant shall keep Landlord fully and promptly informed of Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or t ransportation of any Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for compliance with all of the provisions of this Section 11 by Tenant’s agents, employees, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, invitees and visitors, and all of Tenant’s obligations under this Section 11 (including its indemnification obligations under Section 11.5 below) shall survive the expiration or termination of this Lease.

        11.3.  Compliance. Tenant shall, at Tenant’s sole cost and expense, promptly take all actions required by any governmental agency or entity in connection with or as a result of Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transportation of any Hazardous Materials on or about the Premises, Building, Phase or Project, including inspecting and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with any other tenants’ quiet enjoyment of the Building, Phase and/or Project or Landlord’s use, operation, leasing and sale of the Project or any portion thereof. Tenant shall deliver to Landlord, prior to delivery to any governmental agency, or promptly after receipt from any governmental agency, copies of all permits, manifests, closure or remedial action plans, notices and all other documents relating to Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any of Hazardous Materials on or about the Premises, Building, Phase or Project. If any lien attaches to the Premises, Building, Phase or Project in connection with or as a result of Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right, but not the obligation, to cause the lien to be released and any sums expended by Landlo rd in connection therewith shall be payable by Tenant on demand.

        11.4.  Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises upon forty-eight (48) hours, prior written notice to Tenant, except in instances in which Landlord, in its reasonable discretion, deems an emergency or a breach by Tenant of the terms and conditions of this Section 11 to exist in which no prior notice shall be required, (i) to confirm Tenant’s compliance with the provisions of this Section 11, and (ii) to perform Tenant’s obligations under this Section 11 if Tenant has failed to do so or commence to do so within five (5) days after written notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises, Building, Phase and/or Project and review Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any Hazardous Materials, inclu ding review of all permits, reports, plans and other documents, the costs of which shall be reimbursed by Tenant to Landlord on demand. Tenant shall pay to Landlord on demand the all costs incurred by Landlord in performing Tenant’s obligations under this Section 11. Landlord shall not be responsible for any interference caused by Landlord’s entry on the Premises.

        11.5.  Tenant’s Indemnification. Tenant agrees to indemnify, protect and defend with counsel acceptable to Landlord and hold harmless Landlord, its partners or members, and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including attorneys’, experts’ and consultants’ fees and costs, that are incurred at any time and arising from or in connection with Tenant’s use, installation, handling, generation, storage, disposal, discharge, release, abatement or transport of any Hazardous Materials at or about the Premises, Building, Phase and Project, or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises, Building, Phase and Project.

12.  DAMAGE AND DESTRUCTION

        12.1.  Obligation to Rebuild.

        12.2.  Right to Terminate. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) there are insufficient insurance proceeds to pay all of the costs of the repair or restoration or (ii) the repair or restoration of the cannot be completed within days after the date of the casualty. If Landlord elects to exercise the right to terminate this Lease as a result of a casualty, Landlord shall exercise the right by giving Tenant written notice of its election to terminate this Lease within forty-five (45) days after the date of the casualty, in which event this Lease shall terminate fifteen (15) days after the date of the notice.

        12.3.  Limited Obligation to Repair. Landlord’s obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the shell of the Building and any tenant improvements owned by Landlord. Tenant, at its sole cost and expense, shall replace or fully repair all trade fixtures and equipment owned by Tenant in the Premises and all improvements, additions and alterations constructed by or at the request of Tenant in the Premises (other than any tenant improvements owned by Landlord) and existing at the time of the damage or destruction.

        12.4.  Abatement of Rent. In the event of any damage or destruction to the Premises that is not caused by Tenant’s negligence or the negligence of Tenant’s agents, employees or invitees, the Base Rent shall be temporarily abated proportionately to the degree the Premises are rendered untenantable as a result of the damage or destruction, but only to the extent of any proceeds received by Landlord from rental abatement insurance. Such abatement shall commence on the date of the damage or destruction and continue through the period required by Landlord to substantially complete the repair and restoration of the Premises or until such time as the Premises are tenantable for the operation of Tenant’s business, whichever is earlier. Except for the rent abatement provided above, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s p ersonal property or any inconvenience occasioned by any damage, repair or restoration.

        12.5.  Damage Near End of Term and Extensive Damage. In addition to Landlord’s right to terminate this Lease under Section 12.2, shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to if the Premises or Building is substantially destroyed or damaged during the last twelve (12) months of the Term. in writing of its election to terminate this Lease under this Section 12.5, if at all, within forty-five (45) days after Landlord determines that the Premises or Building has been substantially destroyed. If to terminate this Lease, the repair of the Premises or Building shall be governed by Sections 12.1 and 12.3.

        12.6.  Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds that specifically insured Tenant’s personal property and trade fixtures (if any).

        12.7.  Waiver. With respect to any destruction which Landlord is obligated to repair or elects to repair under the terms of this Section 12, Tenant waives all of its rights to terminate this Lease pursuant to rights presently or hereafter accorded by law to tenants, including the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

13.  EMINENT DOMAIN

        13.1.  Total Consideration. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation; for any public or quasi-public use or purpose (“Condemned”), then this Lease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Tenant shall immediately notify Landlord of any such occurrence.

        13.2.  Partial Condemnation. If any portion of the Premises is Condemned, and such partial condemnation readers the Premises unusable for the business of Tenant, as reasonably determined by Landlord, or if a substantial portion of the Building is Condemned, as reasonably determined by Landlord, then this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted as of the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant, as reasonably determined by, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of title vesting the Base Rent shall be proportionately reduced as reasonably determined by Landlord. Notwithstanding the foregoing, in restoring the Premises to their original condition, Landlord shall not be required to expend an amount greater than the product of (i) Tenant’s Building Percentage Share and (ii) the total amount of any condemnation proceeds for the Building received by Landlord. If any parking areas are Condemned, Landlord has the option, but not the obligation, to supply Tenant with other parking areas.

        13.3.  Landlord’s Award. If the Premises are wholly or partially Condemned, then, subject to the provision of Section 13.4 below, Landlord shall be entitled to the entire award paid in connection with such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

        13.4.  Tenant’s Award. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs which Tenant might incur in moving Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

        13.5.  Temporary Condemnation. If the whole or any part of the Premises shall be Condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord an amount equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including, without limitation, repairs and maintenance, and upon such payment Tenant shall be excused from any such obligations. If a temporary condemnation is for an established period which extends beyond the Term and such temporary condemnation this Lease shall renders the Premises unusable for t he business of Tenant, as reasonably determined by   terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Sections 13.3 and 13.4 and Rent shall be adjusted as of the date of occupancy.

        13.6.  Notice and Execution. Landlord shall notify Tenant in writing immediately upon service of process in connection with any condemnation or potential condemnation. Tenant shall immediately execute and deliver to Landlord all instruments that may be required to effectuate the provisions of this Section 13.

14.  DEFAULT

        14.1.  Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant with or without notice from Landlord:

              (a)  Abandonment. Tenant’s abandonment of the Premises;

              (b)  Payment. Tenant’s failure to pay any installment of Base Rent, Additional Rent or other sums due and payable hereunder by the date such payment is due;

              (c)  Performance. Tenant’s failure to perform any of Tenant’s covenants, agreements or obligations under this Lease (other than a failure to pay Rent or other sums), which default has not been cured within thirty (30) days after written notice thereof from Landlord;

              (d)  Assignment. A general assignment by Tenant for the benefit of its creditors;

              (e)  Bankruptcy. The commencement of a case or proceeding by Tenant or any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors;

              (f)  Receivership. The appointment of a receiver or other custodian to take possession of all or substantially all of Tenant’s assets or this leasehold;

              (g)  Insolvency, Dissolution, Etc. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of all or substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises;

              (h)  Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or this leasehold;

              (i)  Failure to Comply. Tenant’s failure to comply with the provisions contained in Sections 16.1 and 16.3;

              An Event of Default shall constitute a default by Tenant under this Lease. In addition, any notice required to be given by Landlord under this Lease shall be in lieu Of, and not in addition to, any notice required under Section 1161 of the California Civil Code of Procedure. Tenant shall pay to Landlord the amount of Two Hundred Fifty Dollars ($250.00) for each notice of default given to Tenant under this Lease, which amount is the amount the parties reasonably estimate will compensate Landlord for the cost of giving such notice of default.

        14.2.  Landlord’s Remedies. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

              (a)  Continue Lease. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute.

              (b)  Terminate Lease. Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. Upon termination of this Lease, Landlord shall have the right, at Tenant’s sole cost and expense, to remove all of Tenant’s personal property from the Premises and store Tenant’s personal property on Tenant’s behalf. Landlord shall have the right to recover from Tenant: (1) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom.

              (c)  Definition. The “worth at the time of award” of the amounts referred to in Subsections 14.2(b)(1), (2) and (3) is defined in California Civil Code Section 1951.2.

              (e)  Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in dais Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

              (f)  No Waiver. Landlord’s failure to insist upon the strict performance of any term hereof or to exercise any right or remedy upon a default by Tenant under this Lease shall not constitute a waiver of any such term or default. In addition, Landlord’s acceptance of Rent shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepts such Rent. Efforts by Landlord to mitigate the damages caused by Tenant’s breach of this Lease shall not be construed to be a waiver of Landlord’s right to recover damages under this Section 14. Nothing in this Section 14 affects the right of Landlord to indemnification by Tenant in accordance with the terms of this Lease for any liability arising prior to the termination of this Lease for personal injuries or property damage.

15.  ASSIGNMENT AND SUBLETTING

        15.1.  Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part (each hereinafter referred to as an “assignment”), nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each hereinafter referred to as a “sublet” or “subletting”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions of this Lease without Landlord’s prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for obtaining Landlord’s consent to any subsequent assignment or subletting. Landlord may consent to any subsequent assignment or subletting, or any amendment to or modification of this Lease with the assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or thei r consent thereto, and such action shall not relieve Tenant or any successor of Tenant of any liability under this Lease. As Additional Rent hereunder, Tenant shall reimburse Landlord for all reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting.

        15.2.  Information to be Furnished. If Tenant desires at any time to assign its interest in this Lease or sublet the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee’s or subtenant’s business to be conducted in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, including the date upon which the assignment shall be effective or the commencement date of the sublease (hereinafter referred to as the “Transfer Effective Date”) and a copy of the proposed form of assignment or sublease; and (iv) such financial information, including financial statements, and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

        15.3.  Landlord’s Election. At any time within days after Landlord’s receipt of the information specified in Section 15.2, Landlord may, by written notice to Tenant, elect to (i) terminate this Lease as to the space in the Premises that Tenant proposes to sublet; (ii) terminate this Lease as to entire Premises (available only if Tenant proposes to assign all of its interest in this Lease (iii) consent to the proposed assignment or subletting by Tenant; or (iv) withhold its consent to the proposed assignment or subletting by Tenant.

        15.4.  Termination. If Landlord elects to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 15.3(0 or (ii) above, this Lease shall terminate effective as of the Transfer Effective Date.

        15.5.  Withholding Consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one (1) or more of the following situations: (1) in Landlord’s reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building as a first-class office building, generate vehicle or foot traffic, parking or occupancy density materially in excess of the amount customary for the Building or the Project or result in a materially greater use of the elevator, janitorial, security or other Building services (e.g., HVAC, trash disposal and sanitary sewer flows) than is customary for the Project; (2) in Landlord’s reasonable judgment, the creditworthiness of the proposed subtenant or as signee does not meet the credit standards applied by Landlord in considering other tenants for the lease of space in the Project on comparable terms, or Tenant has failed to provide Landlord with reasonable proof of the creditworthiness of the proposed subtenant or assignee; (4) the proposed assignee or subtenant is a governmental entity, agency or department or the United States Post Office; or (5) the proposed subtenant or assignee is a then existing or prospective tenant of the Project. If Landlord fails to elect either of the alternatives within the day period referenced in Section 15.3, it shall be deemed that Landlord has refused its consent to the proposed assignment or sublease.

        15.6.  Bonus Rental. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after Tenant’s receipt of such Rent or other costs or expenses normally paid by a landlord in connection with a lease of commercial office property located in Menlo Park or Palo Alto, or a sublandlord in connection with a sublease of office space in Menlo Park or Palo Alto, or the subtenant purchases goods or services from sublandlord or an affiliate of sublandlord for an amount in excess of the fair market value for such goods or services, such costs incurred or amounts expended shall be deemed to be “other consideration” for purposes of calculating excess Rent due to Landlord hereunder.

        15.7.  Scope. The prohibition against assigning or subletting contained in this Section 15 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent due herein and apportion any excess rent so collected in accordance with the terms of Section 15.6, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions regarding assignment and subletting, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance, by Tenant of covenants on the part of Tenant herein contained. No assignment or su bletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

        15.8.  Executed Counterparts. No sublease or assignment shall be valid, nor shall any subtenant or assignee take possession of the Premises, until a fully executed counterpart of the sublease or assignment has been delivered to Landlord and Landlord, Tenant and the applicable assignee or subtenant have entered into a consent to assignment or sublease in a form acceptable to Landlord.

        15.9.  Transfer of a Majority Interest. If Tenant is a non-publicly traded corporation, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more or of a controlling interest or the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the Effective Date shall constitute an assignment hereunder for which Landlord’s prior written consent is required. If Tenant is a partnership, limited liability company, trust or an unincorporated association, the transfer of a controlling or majority interest therein shall constitute an assignment hereunder for which Landlord’s prior written consent is required.

        15.10.  Indemnity. If Landlord reasonably withholds its consent to any proposed assignment or sublease, Tenant shall indemnify, protect, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including attorneys’ fees and disbursements) resulting from any claims that may be made. against Landlord by the proposed assignee or sublessee or by any brokers or any persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. Notwithstanding any contrary provision of law, including, without limitation, California Civil Code Section 1995.310, the provisions of which Tenant hereby waives, Tenant shall have no right to terminate this Lease, in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed sublease or assignment,

        15.11.  Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or subleases, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

        15.12.  Release. Whenever Landlord conveys its interest in the Phase and/or Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of Tenant’s release shall be the date the assignee executes an assumption agreement pursuant to which the assignee expressly agrees to assume all of Landlord’s obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section 15.

16.  ESTOPPEL, ATTORNMENT AND SUBORDINATION

        16.1.  Estoppel. Within ten (10) days after Landlord’s written request, Tenant shall execute and deliver to Landlord, in recordable form, a certificate to Landlord and any existing or proposed mortgagee or purchaser certifying, among other things, (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges have been paid in advance, if any; (iii) that to Tenant’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under this Lease, or if there are uncured defaults on the part of Landlord or Tenant, stating the nature of the uncured defaults; (iv) that Tenant has no right to purchase, option or right of first refusal to purchase all or any portion of the Building, Phase or Project; and (v) any other statement or provision reasonably requested by Landlord or any existing or proposed mortgagee or prospective purchaser. Any such certificate may be relied upon by Landlord and any mortgagee, beneficiary, ground or underlying lessor, purchaser or prospective purchaser or mortgagee of the Project, Phase and/or Building or any interest therein. Tenant’s failure to timely deliver said statement shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; (iii) Tenant has no right to purchase, option or right of first refusal to purchase all or any portion of the Building, Phase or Project, and (iv) no more than one month’s Base Rent has been paid in a dvance. In addition, Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact to execute, acknowledge and deliver any such certificate in the name of and on behalf of Tenant if Tenant fails to execute, acknowledge and deliver any such certificate within ten days after Landlord’s written request therefor.

        16.2.  Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord or its successors or assigns that encumbers the Phase or the Building, or any part thereof, or in the event of a termination of any ground lease, if any, Tenant, if so requested, shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

        16.3.  Subordination. This Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter encumber the Phase, Building or Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord’s written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease (“Lessor”), or the holder or holders of any mortgage or deed of trust (“Holder”), in order to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be. In addition, if Lessor or Holder desires to make this Lease prior and superior to the ground lease, mortgage or deed of trust, then, within seven (7) days after Landlord’s written request, Tenant shall execute, have acknowledged and deliver to Landl ord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust:

17.  NOTICES. All notices required to be given hereunder shall be in writing and given by United States registered or certified mail, postage prepaid, return receipt requested; personal delivery; electronic mail (e.g., facsimile); or any commercial overnight courier service (e.g., FedEx); and sent to the appropriate address indicated in the Basic Lease Information or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices that are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours haw elapsed after the notice was deposited in the United States mail, registered or certified, postage prepaid, addressed to the party to be served. Notices that are sent by commercial overnight courier shall be deemed to have been given on the next business day after the notice was deli vered to the commercial overnight courier.

18.  SUCCESSORS BOUND. This Lease and each of the covenants and conditions contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions contained in this Lease. Nothing contained herein shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

19.  MISCELLANEOUS

        19.1.  Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party shall not be deemed to waive or render unnecessary a party’s consent or approval to or of any subsequent similar acts.

        19.2.  Easements. Landlord reserves the right to grant easements on the Phase and dedicate for public and private use portions thereof without Tenant’s consent; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s covenants hereunder.

        19.4.  Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

        19.5.   Limitation of Landlord’s Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, directors, officers or shareholders of Landlord, and Tenant shall look solely to the real estate that and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

        19.6.  Time. Time is of the essence of every provision hereof.

        19.7.  Attorneys’ Fees. In any action or proceeding which Landlord or Tenant brings against the other party in order to enforce its respective rights hereunder or by reason of the other party failing to comply with all of its obligations hereunder, whether for declaratory or other relief, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. A party shall be deemed to have prevailed in any action (without limiting the definition of prevailing party) if such action is dismissed upon the payment by the other party of the amounts allegedly due or the performance of obligations which were allegedly not performed, or if such party obtains substantially the relief sought by such party in the action, regardless or whether such action is prosecuted to judgment.

        19.8.  Captions and Section Numbers. The captions, section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or sections of this Lease nor in any way affect this Lease.

        19.9.  Severability If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        19.10.  Applicable Law. This Lease, and the rights and Obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

        19.11.  Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any employee or agent of Landlord or of Landlord’s broker or agent shall alter, change or modify any of the provisions in this Lease.

        19.12.  Holding Over. Should Tenant, or any of its successors in interest, hold over in the Premises, or any part thereof, after the expiration of the Term unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to the greater of (i) the Base Rent owed during the final year of the Term, as the same may have been extended, together with the Additional Rent due under this Lease, or (ii) fair market rent for the Premises, as reasonably determined by Landlord. The inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over. In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord for all losses, expenses and damages, including any consequential damages incurred by Landlord, as a result of Tenant failing to surrender the Premises to Landlord and vacate the Premises by the end of the Term.

        19.13.  Rules and Regulations. At all times during the Term, Tenant shall comply with the rules and regulations for the Building, Phase and Project set forth in Exhibit D, attached hereto, and all amendments as Landlord may reasonably adopt.

        19.14.  No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant in the Building, Phase or Project, or Landlord in its operation of the Building, Phase and Project.

        19.15.  Broker. Tenant warrants that it has had no dealings with any real estate broker or agent other than the broker(s) referenced in the Basic Lease Information (“Broker”) in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this Lease. Tenant agrees to indemnify, protect, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent other than Broker.

        19.16.  Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord for the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Interest Rate.

        19.17.  Nonliability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of, (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the use, operation or maintenance of the Premises, Building, Phase and/or Project, (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises, Building, Phase or Project, or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, Building, Phase or Project. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

        19.18.  Financial Statements. Within ten (10) days after Landlord’s written request, Tenant shall deliver to Landlord Tenant’s most current quarterly and annual financial statements audited by Tenant’s certified public accountant or, if audited financial statements are not available, Tenant shall deliver to Landlord, Tenant’s financial statements certified to be true and correct by Tenant’s chief financial officer. Tenant’s annual financial statements shall not be dated more than twelve (12) months prior to the date of Landlord’s request.

        19.19.  Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Building, Phase and Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

        19.20.  Addendum. The Addendum attached hereto is incorporated herein by reference. If no Addendum, state “none” in the following space:          .

            IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

“Landlord”	“Tenant”

MENLO OAKS PARTNERS L.P., a Delaware limited partnership	E*TRADE GROUP, INC. a Delaware corporation

	By:	/s/ Len Purkis

By AM Limited Partners, a California limited partnership, its General Partner		Name: Len Purkis Its:EVP & COO

	By:	/s/ Kathy Levinson

By: Amarok Menlo, Inc., a California corporation, its General Partner		Name: Kathy Levinson Its: President & COO

By:	/s/ J. Marty Brill, Jr.

Name: J. Marty Brill, Jr. Its: President

ADDENDUM TO MENLO OAKS CORPORATE CENTER LEASE
(4500 Bohannon Drive)

        THIS ADDENDUM TO MENLO OAKS CORPORATE CENTER LEASE (this “Addendum”) is entered into by and between Menlo Oaks Partners, L.P., a Delaware limited partnership (“Landlord” ), and E*TRADE GROUP, INC., a Delaware corporation (“Tenant”). This Addendum is made a part of that certain Menlo Oaks Corporate Center Lease (the “Lease”), entered into between Landlord and Tenant concurrently herewith, pursuant to which Landlord leases to Tenant that certain building commonly known as 4500 Bohannon Drive, located in Menlo Park, California. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease.

Section 1.3:

        On page 1, line 2, in place of the deleted language, insert “the Basic Lease Information”. Section 2.3:

        At the end of this Section, insert “Landlord shall use commercially reasonable efforts in exercising its rights under this Section 2.3 so as not to materially impair Tenant’s access to or use of the Premises.”

Section 2.5:

        At the end of Section 2.4, insert the following Section:

        “2.5  Parking. Tenant shall have the right to use up to thirty-six and 56/100ths percent (36.56%) of the available parking spaces in the Phase on a non-exclusive basis. The Phase includes approximately six hundred forty-five (645) parking spaces. At Tenant’s written request, Landlord shall designate up to six (6) of the parking spaces allocated for Tenant’s use and located near the Building as “visitor parking”.

Section 3.3:

        At the end of Section 3.2, insert the following Section:

        “3.3  Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant within one (1) business day after the Effective Date, in a broom clean condition with all building systems in working order and the roof in water-tight condition.”

Section 4.4:

        On page 3, line 1, in place of the deleted language, insert “within three (3) business days after Tenant’s receipt of written notice from Landlord that such installment of Rent is past due”.

Section 4.5:

        On page 3, line 2, in place of the deleted word, insert “within three (3) business days after Tenant’s receipt of written notice from Landlord that such installment of Rent is past”.

Section 4.6:

        On page 4, line 3, in place of the deleted word, insert “will”.

        On page 4, line 4, after the word “transferee”, insert “or the transferee will assume in writing Landlord’s obligation to return the Security Deposit to Tenant in accordance with the terms of this Lease.”

Section 5.6:

        At the end of this Section, insert “Landlord shall furnish Tenant with copies of tax bills for the prior calendar year within ten (10) days after Tenant’s written request.”

Section 6.1:

        On page 5, line 9, after the word “action”, insert “coveting the Building, the Tenant Improvements and all other improvements made by Tenant to the Premises (if available at commercially reasonable rates)”.

Section 6.2(a):

        On page 5, line 2, in place of the deleted language, insert “Five Million Dollars ($5,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) aggregate”.

        On page 5, line 5, after the word “coverage”, add a period and insert “Tenant may satisfy the insurance requirement pursuant to this Section 6.2 (a) in combination with an umbrella policy.”

Section 6.2(b):

        On page 5, line 1, before the word “Comprehensive”, insert “Solely with respect to the Project,”.

        On page 5, line 4, after the word “automobiles”, add a period and insert “Tenant may satisfy the insurance requirement pursuant to this Section 6.2(b) in combination with an umbrella policy”.

Section 6.2 (c):

        On page 5, line 5, after the amount “($5,000,000)”, insert “in the state of California. Tenant may satisfy the insurance requirement with respect to the employer’s liability insurance in combination with an umbrella policy”.

Section 6.2 (d):

        On page 6, line 6, in place of the deleted language, add a period and insert “Tenant shall maintain full replacement cost property insurance with respect to all of the alterations, improvements and additions made by Tenant in the Premises or the Building (including the Tenant Improvement Work). Tenant’s property insurance with respect to such alterations, improvements and additions shall provide that all claims made thereunder shall be adjusted by Landlord and all proceeds payable thereunder shall be paid to Landlord. Tenant shall maintain, at a minimum, actual value insurance with respect to the EDP Equipment.”

Section 6.2(e):

        On page 6, line 1, in place of the first deletion, insert “Interruption”.

        On page 6, line 1, in place of the second deletion, insert “interruption”.

Section 6.3 (d):

        On page 6, line 2, in place of the deleted language, insert “mortgagee, ground lessee, partner, agent or affiliate of Landlord”.

        On page 6, line 3, after the word “Section 6”, insert “, except workers’ compensation insurance and business interruption insurance”.

Section 6.3 (f):

        On page 7, line 1, after the word “The”, insert “property insurance”.

Section 6.4:

        On page 7, line 2, in place of the deleted word, insert “property manager”.

        On page 7, line 8, after the word “misconduct”, insert “or Environmental Losses (defined in Section 11.1) not covered by Sections 11.3 and 11.5 of this Lease”.

        On page 7, line 15, after the word “cause”, insert “excluding any loss, damage or injury to the extent caused by the willful or criminal misconduct of any Indemnified Party”.

Section 6.5:

        On page 7, line 8, in place of the deleted language, insert “or Building”.

Section 7.2:

        On page 7, line 8, after the word “fees”, insert “(not to exceed in any year three percent (3%) of the annual Base Rent due for such year)”.

        On page 8, line 1, in place of the deleted language, insert “rate equal to the Prime Rate plus one percent (1%) (with the term “Prime Rate” defined as the reference rate (or its equivalent) announced publicly in San Francisco, California, from time to time by Wells Fargo Bank, N.A. or, if Wells Fargo Bank, N.A. ceased to exist, the largest bank, in terms of assets, headquartered in California)”.

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Lease, Operating Expenses chargeable to Tenant shall not include the following:

        1.  The cost of any capital repairs, replacements and/or improvements made to the structural portions of the Building or the Phase, including the structural walls of the Building, the Building foundation and the structural portions of the roof (but excluding the roof membrane);”

        2.  The cost of providing any service direct to and paid directly by any other tenant of the Project (excluding such tenant’s share of Operating Expenses);

        3.  The cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project or otherwise (excluding any payment by a tenant of that tenant’s share of Operating Expenses), to the extent so reimbursed;

        4  Any real estate brokerage commission or other costs incurred in procuring tenants, or any fee in lieu of commission;

        5.  Payments of principal or interest on mortgages or ground lease payments (if any);

        6.  Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, Phase or Project, or any law, code, regulation, ordinance or the like (except to the extent attributable to Tenant’s acts or omissions);

        7.  Landlord’s general corporate overhead and general and administrative expenses;

        8.  Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Phase or the Project); and

        9.  Costs incurred to (i) comply with laws relating to the removal of any Hazardous Material (as that term is defined in Section 11) of such nature that a federal, state or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state and under the conditions that the Hazardous Material then existed in or on the Building, Phase or Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) remove, remedy, contain or treat any Hazardous Material which is brought onto the Building, Phase or Project after the date hereof by Landlord or any other tenant of the Project, and which is of such a nature, at that time, that a federal, state or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state and under the conditions that it then existed in or o n the Building, Phase or Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto.”

Section 7.8 (a):

        At the end of this Section, insert “Tenant shall arrange and provide for its own janitorial services in the Building.”

Section 7.8 (b):

        At the end of this Section, insert “Landlord represents to Tenant that the Building is separately metered for electricity, gas and water.”

Section 7.9:

        At the end of Section 7.8, add the following Section:

        7.9  Tenant’s Audit Rights. Tenant shall have ninety (90) days after Tenant receives the year end statement of the adjustment to the Operating Expenses for the prior calendar year to notify Landlord in writing of Tenant’s desire to conduct, at Tenant’s sole cost and expense, an audit of Landlord’s books and records relating to the prior calendar year. Any such audit must be conducted by Tenant or its agent during regular business hours at the offices of Landlord or the offices of Landlord’s designated agent and must be completed within one hundred fifty (150) days after Tenant receives the applicable year end statement. The person or entity performing the audit or review of Landlord’s books and records on Tenant’s behalf or at Tenant’s request may not be compensated for the audit or review on a contingency fee basis. If Landlord objects to the findings of Tenant’s audit, Landlord and Tenant shall attempt to resolve their disagreement concerning the amount of Tenant’s proportionate share of Operating Expenses within the next thirty (30) days. If Landlord and Tenant are unable to agree upon the amount of Tenant’s proportionate share of Operating Expenses (after Tenant has completed its audit), the parties shall submit the matter to binding arbitration before a single neutral arbitrator having experience in real estate valuation, property management or accounting or, alternatively, the arbitrator may be a retired judge or justice of a California Superior Court or Court of Appeal. The matter shall be decided by arbitration in accordance with the applicable arbitration statutes and the then existing Commercial Arbitration Rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other party. Within thirty (30) days after the other party’s receipt of written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, either party may request the American Arbitration Association to appoint the arbitrator in accordance with its Commercial Arbitration Rules. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease with respect to any arbitration requested in accordance with the provisions contained in this Section. Depositions may be taken and discovery may be obtained in any arbitration proceeding requested pursuant to this Section in accordance with the provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s). Arbitration hearing(s) shall be conducted in Santa Clara County California. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence upon which responsible persons are accustomed to rely in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law; however, the arbitrator shall apply California law relating to privileges and work product. In rendering his or her award, the arbitrator shall set forth the reasons for his or her decision. The fees and expenses of the arbitrator shall be paid in the manner allocated by the arbitrator. This agreement to arbitrate any dispute concerning the findings of Tenant’s audit shall be specifically e nforceable under the prevailing arbitration law. Judgment on the award rendered by the arbitration may be entered in any court having jurisdiction thereof. If, subsequent to Tenant’s audit, the parties determine that Landlord has overstated Tenant’s percentage share of the Operating Expenses by more than five percent (5%) during the applicable calendar year, Landlord shall reimburse Tenant for the reasonable cost of the audit.”

Section 8.1:

        At the end of this Section, insert “Specifically, Landlord shall maintain the structural portions of the Building, including the structural elements of the walls, floor slabs and roof; the heating, ventilating and air conditioning system in the Building (the “Building HVAC”); the elevator; the plumbing and electrical systems in the Common Areas (with Tenant maintaining the plumbing and electrical systems in the Premises); the Common Area parking lots in the Phase; the exterior of the Building, including the exterior glass; and the foundation. If the existing Building HVAC breaks or malfunctions during the Term, then, to the extent it is commercially reasonable to do so, Landlord shall repair the existing Building HVAC as opposed to replacing the existing Building HVAC. Landlord shall notify Tenant in writing prior to replacing the existing Building HVAC. Landlord shall be responsible for ensuring that the Building HVAC and the ele vators are in working order on January 1, 2000.”

Section 8.2:

        On page 9, line 4, after the word “Landlord”, insert “and those items or components of the Building that Landlord is obligated to repair pursuant to Section 8.1.”

        On page 9, line 14, after the word “all”, insert “interior”.

        At the end of this Section, insert “Tenant is responsible for the proper maintenance and servicing of fire extinguishers and fire protection equipment in the Premises. Notwithstanding anything to the contrary contained in this Section, Tenant shall not be required to remove any of the Tenant Improvements (defined in the Work Letter) constructed by Tenant as part of the Tenant Improvement Work (defined in the Work Letter).”

Section 8.3:

        On page 10, line 3, in place of the deleted language, insert “upon three (3) business days prior written”.

        On page 10, line 11, after the word “Term,”, insert “and Tenant fails to perform such obligations within three (3) business days after written notice to Tenant,”.

Section 8.4:

        On page 10, line 1, after the word “times”, insert “after prior notice to Tenant (except in the event of an emergency whereupon no prior notice is required)”.

        On page 10, line 4, after the word “tenants”, insert “ (during the last fifteen (15) months during the Term)”.

        On page 10, line 5, in place of the deleted language, insert “Tenant at all times shall maintain personnel on the Premises twenty-four (24) hours a day who are authorized to provide Landlord access to the Premises in accordance with the provisions of this Section 8.4.”

Section 8.5:

        On page 10, line 6, after the word “lien”, insert “if Tenant does not post a bond sufficient to remove the lien in accordance with California law within twenty (20) days after Tenant is notified of the existence of the lien”.

Section 9.2:

        On page 11, line 1, in place of the deleted language, insert “Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to any non-structural alterations, additions or improvements provided that the proposed non-structural alterations, additions or improvements do not require changes or modifications to the Building systems and are consistent with the use of the Premises as first class office space as reasonably determined by Landlord. Landlord shall have the right to withhold its consent to all other alterations, additions or improvements in Landlord’s sole and absolute discretion. Landlord shall respond to any request by Tenant to make any alteration, addition or improvement to the Premises within ten (10) busin ess days after Landlord’s receipt of Tenant’s written request.”

        On page 11, line 23, in place of the second deletion, insert “all reasonable third-party costs incurred by Landlord in”.

        On page 11, line 25, after the first occurrence of the word “Tenant”, insert “; provided, however, Landlord shall not charge Tenant for costs incurred by Landlord in reviewing Tenant’s plans for the Tenant Improvement Work (as defined in the Work Letter).”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the consent of, but with notice to, Landlord, to make nonstructural alterations within the Premises costing, in the aggregate, less than Twenty-Five Thousand Dollars ($25,000.00) in any twelve (12) month period, provided that the non-structural alterations proposed by Tenant do not (i) diminish the use of the Premises as first class office space as reasonably determined by Landlord and (ii) affect the structure of the Building or the Building systems. Tenant shall provide Landlord with as built drawings of any such alterations. If requested in writing by Tenant at the time Tenant requests Landlord’s consent to any proposed alteration, addition or improvement (or, if Landlord’s consent is not required, at the time Tenant notifies Landlord of any proposed alteration, addition or improvement), Lan dlord shall notify Tenant as to whether Tenant will be required to remove the proposed alteration, addition or improvement and restore the Premises to its original condition at the end of the Term.”

Section 10.2:

        On page 12, line 8, in place of the deleted word, insert “leases”.

        On page 12, line 9, in place of the deleted language, insert “or Tenant’s lease as to all or a portion of the Premises being terminated”.

        On page 12, line 12, at the end of the sentence, insert “The provisions of this Section shall not pertain to any interior signage of Tenant that is not visible from the outside of the Premises.”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to install (i) a directional sign on the existing directional signs located within the Phase

Common Areas, (ii) a sign on the entry wall adjacent to the main entrance of the Building (“Entry Wall Signs”), and (iii) a sign on the exterior of the Building facing Highway 101 (but only if Tenant has not installed exterior signage on the 4200 Bohannon Building (defined in Section 27) facing Highway 101). Tenant’s right to install the signage referenced in the preceding sentence is subject to Landlord’s prior review and approval of Tenant’s proposed signage, including the size, color, design and exact proposed location of Tenant’s signage, which approval shall not be unreasonably withheld provided that the signage is in accordance with Landlord’s written sign criteria. A copy of Landlord’s written sign criteria is attached hereto as Exhibit G. Landlord approves in advance text reading “E*TRADE” on Tenant’s Building signage so long as the text is black in color; provided, however, the text on Tenant’s monument signs in the P hase and Tenant’s Entry Wall Signs may contain the colors contained in Tenant’s current logo. Tenant Shall obtain all of the necessary governmental permits and approvals required to install Tenant’s signs in the Project and all of Tenant’s signs shall comply with all laws, ordinances and regulations and any of the conditions, covenants and restrictions recorded against the Phase.”

Section 11.5:

        On page 13, line 5, after the word “Tenant’s”, insert “and Tenant’s employees’, agents’, representatives’ and contractors’”.

Section 12.1:

        On page 14, line 1, in place of the deleted language, insert “If the Premises and/or the Building are damaged or destroyed, then, subject to the provisions of this Section 12 and provided that neither party terminates this Lease pursuant to this Section 12, (i) Landlord shall promptly and diligently repair or restore the Premises and/or the Building (excluding the Tenant Improvements and all other alterations, additions and improvements made by Tenant to the Premises) and (ii) Tenant shall promptly and diligently repair or restore all of the Tenant Improvements and all other alterations, additions and improvements made by Tenant to the Premises.”

Section 12.2:

        On page 14, line 4, in place of the deleted language, insert “portions of the Premises or the Building which Landlord is obligated to repair”.

        On page 14, line 5, in place of the deleted number, insert “two hundred seventy (270)”.

        On page 14, line 8, after the word “notice.”, insert the following:

        “In addition, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Landlord if the Premises or the Building is destroyed or damaged by fire or other casualty and either (i) Landlord reasonably determines that the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or restore cannot be completed within two hundred seventy (270) days from after the date of the casualty or (ii) Landlord fails to substantially complete the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or restore by the two hundred seventieth (270th) day from after the date of the casualty (hereinafter referred to as the “Outside Completion Date”). The Outside Completion Date shall be extended for an additional ninety (90) days in the event Landlord fails to substantially complete the repair or restoratio n of the portion of the Premises or the Building which Landlord is obligated to repair or restore for any reason not within Landlord’s reasonable control, including, without limitation, inclement weather, labor disputes, or any default by Landlord’s contractor or architect under their agreement with Landlord with respect to the repair or restoration of the Premises or the Building). In addition, the Outside Completion Date shall be extended one day for each day that Landlord is delayed in completing the repair or restoration work due to any interference by Tenant or Tenant’s contractors with Landlord’s repair or restoration work. Tenant shall exercise its right to terminate this Lease pursuant to subsection (i) above, if at all, by written notice to Landlord within thirty (30) days after Landlord notifies Tenant of Landlord’s estimate of the time required to complete the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or rest ore. Tenant shall exercise its right to terminate this Lease pursuant to subsection (ii) above, if at all, by written notice to Landlord within ten (10) days after the expiration of the Outside Completion Date. Notwithstanding the foregoing, if at any time Landlord reasonably determines that Landlord cannot substantially complete the repair or restoration of the Premises by the Outside Completion Date, Landlord shall notify Tenant in writing and Tenant shall have ten (10) days from the date Tenant receives such written notice in which to terminate this Lease by written notice to Landlord.

        If neither party exercises its right to terminate this Lease, then (i) Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the portion of the Premises or the Building which Landlord is obligated to repair or restore as soon as reasonably practicable, and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion, and (ii) Tenant shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Tenant Improvements and any other alterations, additional or improvements made by Tenant to the Premises as soon as reasonably practicable, and thereafter prosecute the repair or restoration of the Tenant Improvements and other improvements to completion. Tenant shall not interfere with Landlord’s repair and restoration work and may commence Tenant’s repair or restoration work in the Premises only to the extent that Tenant’s work does not interfere with Landlord’s repair or restoration work.”

        At the end of this Section, insert “Notwithstanding the foregoing, if Landlord elects to terminate this Lease as a result of there being insufficient insurance proceeds to pay for all of the costs of the repair or restoration, Tenant shall have the right to vitiate Landlord’s termination by (i) notifying Landlord in writing within thirty (30) days after Landlord notifies Tenant of its election to terminate this Lease of Tenant’s election to pay for the difference between the cost of restoring the Premises or the Building, as applicable, and the amount of the insurance proceeds available to Landlord for the repair or restoration of the Premises or the Building, and (ii) delivering to Landlord within thirty (30) days after Tenant notifies Landlord of its election to pay for any shortfall in insurance proceeds an amount equal to the difference between the cost of repairing or restoring the Premises or the Building, as reasonably est imated by Landlord, and the amount of insurance proceeds available to Landlord for the repair or restoration of the Premises or the Building, as applicable.

Section 12.3:

        At the end of this Section, insert “If Landlord receives any proceeds from either Landlord’s or Tenant’s insurance carrier attributable to the cost of repairing or restoring the Tenant Improvements or any other alterations, additions or improvements made by Tenant in the Premises that are not owned by Landlord, then Landlord shall reimburse Tenant an amount equal to the amount expended by Tenant in repairing or restoring those alterations, additions or improvements in the Premises not to exceed the amount of the proceeds received by Landlord. Notwithstanding the foregoing, if either party terminates this Lease as a result of a casualty or for any other reason, all of the insurance proceeds with respect to the Tenant Improvements and any other alterations, additions or improvements made by Tenant to the Premises shall belong to Landlord.”

Section 12.5:

        On page 14, line 1, in place of the deleted word, insert “Landlord’s and Tenant’s”

        On page 14, line 2, in place of the deleted word, insert “either party”.

        On page 14, line 3, in place of the deleted word, insert “the other party”.

        On page 14, line 4, in place of the deleted language, insert “The party electing to terminate this Lease shall notify the other party”.

        On page 14, line 6, in place of the deleted language, insert “neither party elects”.

Section 13.2:

        On page 15, line 6, in place of the deleted language, insert “Tenant”.

Section 13.4:

        On page 15, line 2, after the word “right”, insert “such as”.

Section 13.5:

        On page 15, line 9, in place of the deleted word, insert “Tenant”.

Section 14.1 (c):

        On page 16, line 3, after the word “Landlord”, insert “; provided, however, if such default cannot be cured within thirty (30) days, Tenant shall not be in default of this Lease so long as Tenant has commenced such cure within the thirty (30) day period and is diligently pursuing the cure to completion (but in no event longer than ninety (90) days from the date Landlord notifies Tenant of the default).”

Section 14.1 (j):

        At the end of Section 14.1(i), add the following Section:

        “(j)  4200 Bohannon Lease. An Event of Default (as that term is defined in the 4200 Bohannon Lease) on the part of the tenant under the 4200 Bohannon Lease.”

Section 14.l:

        On page 16, in the last sentence in this Section, after the word “Lease”, insert “if the notice of default was drafted for Landlord by Landlord’s attorneys.”

Section 15.1:

        On page 17, line 5, after the word “withheld”, insert “or delayed”.

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in Section 15.1, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises without Landlord’s consent (but with thirty (30) days’ prior written notice to Landlord) to (i) an Affiliate or (ii) any entity resulting from a merger or consolidation with Tenant (each hereinafter referred to as a “Permitted Assignee”). For purposes of this Section 15, an “Affiliate” is defined as (i) an entity that directly or indirectly controls, is controlled by or is under common control with Tenant or (ii) an entity at least a majority of whose economic interest is owned by Tenant; and “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease , including Tenant’s obligation to pay Base Rent and Additional Rent hereunder.”

Section 15.3:

        On page 17, line 1, in place of the deleted number, insert “ten (10) business”.

        On page 17, line 3, after the word “sublet”, insert “if the term of such sublet is for greater than five (5) years or ends during the last year of the Term or the proposed sublessee is an existing tenant or subtenant in the Project.”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in Section 15.3, Landlord shall not have the right to terminate this Lease as to all or any portion of the Premises pursuant to the terms and conditions contained in this Section 15.3 in connection with an assignment by Tenant of its interest in this Lease to a Permitted Assignee or Tenant’s sublease of all or a portion of the Premises to a Permitted Assignee.”

Section 15.5:

        On page 18, line 15, after the word “Project.”, insert “For purposes of this Section 15.5, the term “prospective tenant” shall mean any prospective lessee of space in the portion of the Project owned by Landlord with whom or which Landlord has been in contact concerning the prospective lessee’s interest in the space within thirty (30) of Tenant’s contact with such prospective lessee or the date on which Tenant requests Landlord’s consent to the proposed sublease or assignment.”

        On page 18, line 16, in place of the deleted number, insert “ten (10) business”.

Section 15.6:

        On page 18, line 10, after the word “Alto,”, insert “and Tenant is not entitled to deduct those costs pursuant to this Section 15.6 prior to calculating the amount of any excess rent or other consideration payable to Landlord in accordance with the terms of this Section 15.6,”

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in Section 15.6, in calculating the amount of the excess rent or other consideration due to Landlord in connection with any assignment or sublease by Tenant, Tenant shall be entitled to deduct from the total amount of rent or other consideration paid to Tenant (prior to determining Landlord’s share of any excess rent or other consideration) the total amount of (i) any attorneys’ fees and brokerage commissions paid by Tenant in connection with the assignment or sublease and (ii) the cost of installing a demising wall in connection with the partitioning of the Premises for multiple occupancy. In addition, further notwithstanding anything to the contrary contained in Section 15.6, Landlord shall not be entitled to any excess rent or consideration in connection with Tenant’s assignment of its interest in this Lease to a Permitted Assignee or Tenant’s sublease of all or a portion of the Premises to a Permitted Assignee.”

Section 15.12:

        On page 19, line 4, after the word “release”, insert “; provided, however, Landlord shall be released from its obligation to refund the Security Deposit to Landlord in accordance with the terms of this Lease only if Landlord delivers the Security Deposit to the transferee or the transferee assumes in writing liability for returning the Security Deposit to Tenant in accordance with the terms of this Lease.”

Section 15.13:

        At the end of Section 15.12, add the following Sections:

        “15.13.  Additional Space. During the Term, Tenant shall not sublease (as a sublessee) any additional space within the Project or take an assignment of any lease of additional space within the Project which would result in Tenant having subleased or, as a result of one or more assignments, leased in the aggregate more than fifty (50,000) rentable square feet of space in the Project without Landlord’s prior written consent, which may be withheld by Landlord in its sole and absolute discretion. Notwithstanding the foregoing, if Tenant (i) exercises its option pursuant to Section 26 and leases all of the First Expansion Option Space and (ii) exercises its option under the 4200 Bohannon Lease and leases the 4400 Bohannon Expansion Option Space (defined in the 4200 Bohannon Lease), then, from the later of the commencement of Tenant’s lease of the 4400 Bohannon Expansion Option Space or the commencement of Tenant’s lease of any increment of the First Expansion Option Space, Tenant shall not occupy or sublease any additional space in the Project, as a result of one or more assignment or sublease of, in the aggregate, more than thirty thousand (30,000) rentable square feet of space without Landlord’s prior written consent, which may be withheld by Landlord in its sole and absolute discretion.

        15.14.  Landlord Estoppel Certificate. Within ten (10) days after Tenant’s written request, Landlord shall execute and deliver to Landlord, in recordable form, a certificate to Tenant certifying, among other things, (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges have been paid in advance, if any; and (iii) that to Landlord’s actual knowledge, there are no uncured defaults on the part of Tenant under this Lease, or if there are uncured defaults on the part of Tenant, stating the nature of the uncured defaults. Any such certificate may be relied upon by Tenant.”

Section. 16.1:

        On page 20, line 9, after the number “ten (10)”, insert “business”.

Section 16.3:

        At the end of this Section, insert “Tenant’s obligations under this Lease are conditioned upon Tenant’s receipt of an executed nondisturbance agreement from all current mortgagees (as of the date of this Lease) whose liens are secured by the Phase within sixty (60) days after the date of this Lease. The nondisturbance agreement, among other things, shall provide that Tenant’s possession of the Premises shall not be disturbed in the event of a foreclosure so long as Tenant is not in default under this Lease, and that this Lease shall remain in full force and effect, without materially increasing Tenant’s obligations and duties under this Lease or materially diminishing Tenant’s rights and privileges under this Lease. Tenant shall subordinate Tenant’s interest in the Premises, Building and Phase and this Lease to any future mortgagee or ground lessor provided that such mortgagee or ground lessor agrees to provid e Tenant with a nondisturbance agreement on the terms set forth above.”

Section 19.5:

        On page 21, line 3, in place of the deleted language, insert “constitutes the Phase”.

Section 19.12:

        On page 22, line 3, in place of the deleted word, insert “one hundred fifty percent (150%) of”.

        On page 22, line 7, after the word “addition,”, insert “if Tenant fails to vacate and surrender the Premises to Landlord after the end of the Term within ten (10) days after written notice from Landlord”.

Section 19.15:

        At the end of this Section, insert “Landlord shall pay to Tenant’s Broker a leasing commission in connection with this Lease in accordance with the terms and conditions set forth in a separate written agreement entered into between Landlord and Tenant’s Broker.”

Section 19.17:

        At the end of this Section, insert “Notwithstanding anything to the contrary contained in this Section, if in the event of any interruption in utilities or services to the Premises that (i) substantially interferes with Tenant’s use of the Premises for Tenant’s business, as reasonably determined by Tenant, for more than five (5) continuous days, and (ii) are not the result of Tenant’s negligence or willful misconduct, the Rent due under this Lease shall abate (but only to the extent of any proceeds received by Landlord from rental abatement insurance) for each successive day that the interruption continues until the utilities or services are restored.”

Sections 20-26:

        The following Sections are incorporated into the Lease:

        20.  Early Entry. Upon the execution and delivery of this Lease, Tenant may, at Tenant’s sole risk and cost, enter upon the Premises prior to the Commencement Date for the purposes of performing Tenant’s Work (as defined in the Work Letter) subject to Tenant complying with each of the following terms and conditions during such early entry period: (i) Tenant shall comply with all of the terms and conditions contained in this Lease, except for Tenant’s obligation to pay Base Rent, Impositions and Operating Expenses; (ii) Tenant shall indemnify, protect, defend and hold harmless Landlord and all other Indemnified Parties from all claims and losses, and exempt Landlord and the other Indemnified Parties from any liability, all as more particularly provided in Sections 6.4 and 6.5; (iii) Tenant shall comply with all of the requirements contained in this Lease with respect to the type and amounts of insurance required t o be maintained by Tenant and provide Landlord with evidence satisfactory to Landlord that Tenant has obtained such insurance; and (iv) Tenant shall pay for all utility services supplied to the Premises and/or used by Tenant.

        21.  Adjustments to Base Rent. The monthly Base Rent shall be increased on each anniversary of the Commencement Date during the Term by an amount equal to three and one-half percent (3.5%) of the amount of the then existing monthly Base Rent.

        25.  Extension Options

        25.1  Options to Extend. Tenant shall have two (2) options to extend the Term for a period of five (5) years each (hereinafter referred to as the “First Extension Term” and “Second Extension Term,” respectively, and each, an “Extension Term”), provided that at the time Tenant’s Extension Notice (defined below) is given and at the time the Extension Term is to commence (i) no Event of Default by Tenant exists and (ii) E-Trade Group, Inc. or a Permitted Assignee of E-Trade Group, Inc. is in occupancy of at least ninety percent (90%) of the Building, the 4200 Bohannon Building and any other space leased to Tenant pursuant to this Lease or the 4200 Bohannon Lease. Tenant shall exercise such option, if at all, by written notice (“Tenant’s Extension Notice”) to Landlord not later than fifteen (15) months, nor earlier than eighteen (18) months, prior to the expiration of the original Te rm (as such Term may be extended pursuant to Section 26) or the First Extension Term, as the case may be. Tenant may exercise its option to extend the Term for an Extension Term only if Tenant concurrently exercises its right to extend the term of the 4200 Bohannon Lease for an equal period of time in accordance with the terms and conditions contained therein. Tenant’s failure to deliver Tenant’s Extension Notice to Landlord in a timely manner shall be deemed a waiver of Tenant’s option to extend the Term and Tenant’s extension option, and any future option to extend the Term, shall lapse and be of no force or effect.

        25.2  Exercise of Option.

              (a)  First Extension Term. If Tenant exercises its extension option for the First Extension Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant’s options to further extend the Term shall be reduced in number by one, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement and (iii) the monthly Base Rent for the first year of the First Extension Term shall be the greater of (A) the “Initial Fair Market Rent” prevailing at the commencement of the First Extension Term or (B) the monthly Base Rent in effect at the end of the original Term. The Base Rent due during the First Extension Term shall be increased annually by the Average Annual Percentage (defined below), if any.

              (b)  Second Extension Term. If Tenant exercises its extension option for the Second Extension Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant shall have no further options to extend the Term of this Lease, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement and (iii) the monthly Base Rent for the first year of the Second Extension Term shall be the greater of (A) the “Initial Fair Market Rent” prevailing at the commencement of the Second Extension Term or (B) the monthly Base Rent in effect at the end of the First Extension Term. The Base Rent due during the Second Extension Term shall be increased annually by the Average Annual Percentage, if any.

              (c)  Real Estate Commission. Tenant shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of its option to extend the Term made by parties claiming through Tenant. Landlord shall be responsible for all brokerage costs and/or finder’s fees associated with Tenant’s exercise of its option to extend the Term made by parties claiming through Landlord.

        25.3  Determination of Fair Market Rent.

              (a)  Agreement on Rent. For the purposes of this Section, the “Initial Fair Market Rent” means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums), expected to prevail as of the commencement of an Extension Term for the first year of that Extension Term with respect to leases of office space within buildings located in the “ Designated Area” (defined as the Menlo Park and Palo Alto areas other than the Sand Hill Road area, Stanford Research Park and the Palo Alto central business district) of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises, for a term equal to the Extension Term. The term “Average Annual Percentage” shall mean the average annual percentage increase in the monthly base rent (i.e., rent other than operat ing expenses, taxes and insurance premiums) expected to prevail as of the commencement of that particular Extension Term with respect to leases of office space within buildings located in the Designated Area of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises, for a term equal to the Extension Term). Within fifteen (15) days after Landlord’s receipt of Tenant’s Extension Notice, by written notice to Tenant (“Landlord’s Rent Notice”), Landlord shall advise Tenant as to Landlord’s determination of the Initial Fair Market Rent and Average Annual Percentage. If Tenant disagrees with Landlord’s determination, Tenant shall advise Landlord as to Tenant’s determination of Initial Fair Market Rent and Average Annual Percentage by written notice (“Tenant’s Rent Notice”) within fifteen (15) days after Tenant’s receipt of Landlord’s Rent Notice. If Tena nt fails to deliver Tenant’s Rent Notice to Tenant within the time period provided above, Tenant shall be bound by Landlord’s determination of the Initial Fair Market Rent and Average Annual Percentage as set forth in Landlord’s Rent Notice. If Tenant shall timely deliver to Landlord Tenant’s Rent Notice, Landlord and Tenant shall attempt in good faith to reach agreement as to the Initial Fair Market Rent and Average Annual Percentage within fifteen (15) days after Landlord’ s receipt of Tenant’s Rent Notice.

              (b)  Selection of Appraisers. If Landlord and Tenant are unable to agree as to the amount of the Initial Fair Market Rent and Average Annual Percentage within the aforementioned fifteen (15) day period as evidenced by a written amendment to this Lease executed by them, then, within ten (10)days after the expiration of the fifteen (15) day period, Landlord and Tenant shall each, at its sole cost and by giving notice to the other party, appoint a competent and disinterested real estate appraiser with membership in the Appraisal Institute and M.A.I. designation and with at least five (5) years’ full-time commercial appraisal experience in the Menlo Park and Palo Alto areas to determine the Initial Fair Market Rent and Average Annual Percentage. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Initial Fair Market Rent and Average Annual Percentage. If Landlord and Tenant as stated in this Section appoint two (2) appraisers, they shall attempt to select a third appraiser meeting the qualifications stated in this Section within ten (10) days. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the then president of the real estate board of the county in which the Building is located, or to the Presiding Judge of the Superior Court of the county in which the Building is located, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

              (c)  Value Determined By Three (3) Appraisers. The appraisers shall determine the Initial Fair Market Rent and Average Annual Percentage by using the “Market Comparison Approach” with the relevant market being office buildings located in the Designated Area. Within thirty (30) days after the selection of the third appraiser, Landlord’s appraiser shall arrange for the simultaneous delivery to Landlord of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotients shall be the Initial Fair Market Rent and Average Annual Percentage. If, however, the low appraisal and/or the high appraisal of either the Initial Fair Market Rent or the Average Annual Percentage are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisa l shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotients shall be the Initial Fair Market Rent and Average Annual Percentage. If both the low appraisal and the high appraisal of either the Initial Fair Market Rent or the Average Annual Percentage are disregarded as stated in this Section, the middle appraisal shall be the Initial Fair Market Rent or Average Annual Percentage, as applicable.

        25.4  Notice to Landlord and Tenant. After the monthly Base Rent for an Extension Term has been set, Landlord and Tenant immediately shall execute an amendment to the Lease stating the monthly Base Rent.

        26.  Option to Expand.

            26.1  First Expansion Option Space.

              (a)  Option to Expand. Provided that (i) no Event of Default by Tenant exists under the terms of this Lease at the time Tenant exercises its option to expand the Premises or at the time Tenant is to commence occupancy of the space in question, (ii) E-Trade Group, Inc. or a Permitted Assignee occupies at least ninety percent (90%) of the Building, the 4200 Bohannon Building and all other space leased to Tenant pursuant to this Lease and the 4200 Bohannon Lease, and (iii) Tenant has a financial net worth of at least Five Hundred Million Dollars ($500,000,000.00) at the time Tenant exercises its First Expansion Option, or Tenant otherwise delivers to Landlord the additional security deposit required pursuant to Section 26.3 below, Tenant shall have the option (the “First Expansion Option”) to lease the space (the “First Expansion Option Space”) listed on Exhibit F-1, at tached hereto, in the increments listed on Exhibit F-1, upon the terms and conditions contained in this Section 26.

              (b)  Exercise of First Expansion Option. Tenant shall exercise the First Expansion Option with respect to either or both of the increments of First Expansion Option Space by written notice to Landlord no earlier than fifteen (15) months prior to the expiration date (the “FEOS Current Lease Expiration Date”) of the existing lease of the applicable increment of First Expansion Option Space (noted on Exhibit F-1) and no later than January 31, 1999. If Tenant fails to exercise the First Expansion Option with respect to an increment of First Expansion Option Space within the time period provided above, the First Expansion Option with respect to that increment of First Expansion Option Space shall expire, and Tenant and Landlord shall have no further rights or obligations under this Section with respect to that increment of First Expansion Option Space.

              (c)  Terms of Lease. Landlord shall lease each increment of First Expansion Option Space to Tenant on all the same terms and conditions contained in this Lease except (i) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement, (ii) the term of Tenant’s lease of each increment of First Expansion Option Space shall be for ten (10) years, commencing on the date on which Landlord delivers to Tenant possession of the increment of First Expansion Option Space (subject to extension pursuant to Section 26.1(e) and Section 26.2(e) below), (iii) Tenant shall not have the right to install exterior signage on the building in which the First Expansion Option Space is located, (iv) Tenant shall deliver to Landlord concurrently with Tenant’s execution of an amendment to the Lease to include the additional premises or Tenant’s execution of a new lease for the additional premises (which Tenant shall execute within thirty (30) days after Tenant exercises its First Expansion Option and receives the proposed amendment or lease from Landlord) a security deposit for the applicable increment of First Expansion Option Space leased by Tenant in an amount equal to the last monthly installment of Base Rent due for the applicable increment of First Expansion Option Space, (v) the monthly Base Rent per rentable square foot for the increment of First Expansion Option Space leased by Tenant shall be an amount equal to monthly Base Rent per rentable square foot of the existing Premises in effect at the commencement of the term of the applicable increment of First Expansion Option Space, less (1) the amount of the monthly Base Rent per rentable square foot attributable to the Additional Allowance (if any) and (2) the amount of the monthly Base Rent per rentable square foot attributable to the Base Allowance (which the parties agree to be an amount equal to Seven and One-Half Cents ($0.075) per rentable square foot, increased by three and one-half percent (3.5%) per annum beginning on the Commencement Date and ending on the commencement date of the term Of the applicable increment of First Expansion Option Space), subject to further increases thereafter in the same percentages and on the same dates as the remainder of the Premises pursuant to Section 4,2, and (vi) Tenant shall lease the First Expansion Option Space in its “as is” condition, except Landlord shall deliver the First Expansion Option Space to Tenant in broom clean condition, with all building systems in good working condition and the roof in water-tight condition.

              (d)  Delivery of First Expansion Option Space. If Tenant exercises the First Expansion Option with respect to any increment of First Expansion Option Space, Landlord shall use commercially reasonable efforts to deliver possession of the applicable increment of First Expansion Option Space to Tenant within five (5) days after Landlord recovers possession of the increment of First Expansion Option Space. Tenant’s obligation to pay Rent to Landlord for an increment of First Expansion Option space shall commence on the forty-fifth (45th) day after Landlord delivers possession of the applicable increment of First Expansion Option Space to Tenant.

              (e)  Extension of Term. If Tenant exercises its option to lease an increment of First Expansion Option Space or Tenant exercises its option under the 4200 Bohannon Lease to lease the 4400 Bohannon Expansion Option Space, then the Term with respect to the Premises, the 4400 Bohannon Expansion Option Space (provided that Tenant has exercised its option with respect to such space) and all increments of First Expansion Option Space for which Tenant has exercised its First Expansion Option, shall be extended until the end of the tenth (10th) year after latest commencement date of Tenant’s lease of any increment of First Expansion Option Space (for which Tenant has exercised its First Expansion Option) or the commencement date of Tenant’s lease of the 4400 Bohannon Expansion Option Space (for which Tenant has exercised its expansion option).

        26.2  Second Expansion Option Spaces.

              (a)  Option to Expand. Provided that (i) no Event of Default by Tenant exists under the terms of this Lease at the time Tenant exercises its option to expand the Premises or at the time Tenant is to commence occupancy of the space in question, (ii) E-Trade Group, Inc. or a Permitted Assignee occupies at feast ninety percent (90%) of the Building, the 4200 Bohannon Building and all other space leased to Tenant pursuant to this Lease and the 4200 Bohannon Lease (including the 4400 Bohannon Expansion Option Space), (iii) Tenant has exercised the First Expansion Option with respect to all of the First Expansion Option Space, (iv) Tenant has exercised its expansion option with respect to and the 4400 Bohannon Expansion Option Space, and (v) Tenant has a financial net worth of at least Seven Hundred Million Dollars ($700,000,000.00) at the time Tenant exercises its Second Expansion Option, or Tenant otherwise delivers to Landlord the additional security deposit required pursuant to Section 26.3 below, Tenant shall have the option (the “Second Expansion Option”) to lease the space (the “Second Expansion Option Space”) listed on Exhibit F-2, attached hereto, in the increments listed on Exhibit F-2, upon the terms and conditions contained in this Section 26.

              (b)  Exercise of Second Expansion Option. Tenant shall exercise the Second Expansion Option with respect to either or both of the increments of Second Expansion Option Space by written notice to Landlord no earlier than fifteen (15) months prior to the expiration date (the “SEOS Current Lease Expiration Date”) of the existing lease of the applicable increment of Second Expansion Option Space (noted on Exhibit F-2) and no later than twelve (12) months prior to the SEOS Current Lease Expiration Date. Notwithstanding the foregoing, if the tenant that currently leases the Second Expansion Option Space defaults on its obligations under its lease and Landlord either terminates the existing tenant’s lease or enters into a lease termination agreement with the existing tenant (in lieu of bringing an unlawful detainer action against the existing tenant) which results in an incremen t of Second Expansion Option Space becoming available for lease prior to the SEOS Current Lease Expiration Date (hereinafter referred to as an “Early Termination Event”), then Tenant shall exercise its option to lease the applicable increment of Second Expansion Option Space (if at all) within forty-five (45) days after Landlord notifies Tenant in writing of the date that the increment of Second Expansion Option Space has become or will become available for lease (hereinafter referred to as the “SEOS Early Availability Date”); provided, however, in no event will Tenant be required to exercise its Second Expansion Option with respect to any increment of Second Expansion Option Space more than twelve (12) months prior to the SEOS Early Availability Date. If Tenant fails to exercise the Second Expansion Option with respect to any increment of Second Expansion Option Space within the time period provided above, the Second Expansion Option with respect to that increment of Second Expansion

Option Space shall expire, and Tenant and Landlord shall have no further rights or obligations under this Section with respect to that increment of Second Expansion Option Space.

              (c)  Terms of Lease. Landlord shall lease each increment of Second Expansion Option Space to Tenant on all the same, terms and conditions contained in this Lease except (i) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement, (ii) the term of Tenant’s lease of each increment of Second Expansion Option Space shall be for twelve (12) years, commencing on the date on which Landlord delivers to Tenant possession of the increment of Second Expansion Option Space (subject to extension pursuant to Section 26.2(e) below), (iii) Tenant may not place exterior building signage on the building located at 4600 Bohannon Drive (but Tenant shall have the right to place exterior building signage on the building located at 4700 Bohannon Drive in accordance with the provisions contained in this Lease pertaining to exterior building signage), (iv) Tenant shall deliv er to Landlord concurrently with Tenant’s execution of an amendment to this Lease to include the additional premises or Tenant’s execution of a new lease for the additional premises (which Tenant shall execute within thirty (30) days after Tenant exercises its Second Expansion Option and receives the proposed amendment or lease from Landlord) a security deposit for the applicable increment of Second Expansion Option Space in an amount equal to the last monthly installment of Base Rent due for the applicable increment of Second Expansion Option Space, (v) the monthly Base Rent per rentable square foot for the increment of Second Expansion Option Space leased by Tenant shall be an amount equal to monthly Base Rent per rentable square foot of the existing Premises in effect at the commencement of the term of the applicable increment of Second Expansion Option Space, less (1) the amount of the monthly Base Rent per rentable square foot attributable to the Additional Allowance (if any) and (2) the amoun t of the monthly Base Rent per rentable square foot attributable to the Base Allowance (which the parties agree to be an amount equal to Seven and One-Half Cents ($0.075) per rentable square foot, increased by three and one-half percent (3.5%) per annum beginning on the Commencement Date and ending on the commencement date of the term of the applicable increment of Second Expansion Option Space), subject to further increases thereafter in the same percentages and on the same dates as the remainder of the Premises pursuit to Section 4.2, and (vi) Tenant shall lease the Second Expansion Option Space in its “as is” condition, except Landlord shall deliver the Second Expansion Option Space to Tenant in broom clean condition, with all building systems in good working condition and the roof in water-tight condition.

              (d)  Delivery of Second Expansion Option Space. If Tenant exercises its Second Expansion Option with respect to any increment of Second Expansion Option Space, Landlord shall use commercially reasonable efforts to deliver possession of the applicable increment of Second Expansion Option Space to Tenant within five (5) days after Landlord recovers possession o f the increment of Second Expansion Option Space. Tenant’s obligation to pay Rent to Landlord for an increment of Second Expansion Option Space shall commence on the forty-fifth (45th) day after Landlord delivers possession of the increment of Second Expansion Option Space to Tenant; provided, however, if Landlord delivers possession of an increment of Second Expansion Option Space to Tenant prior to the SEOS Current Lease Expiration Date for the applicable increment of space as a result of an Early Termination Event, Tenant’s obligation to pay Rent to Landlord for that increment of Second Expansion Option Space shall commence on the sixtieth (60th) day after Landlord delivers possession of that increment of Second Expansion Option Space to Tenant.

              (e)  Extension of Term. If Tenant exercises its option to lease an increment of Second Expansion Option Space, the Term solely with respect to the First Expansion Option Space and the Second Expansion Option Space for which Tenant has exercised its Second Expansion Option shall be extended until the end of the twelfth (12th) year after latest commencement date of Tenant’s lease of any increment of First Expansion Option Space or any increment of Second Expansion Option Space (for which Tenant has exercised its Second Expansion Option). The Term with respect to the remaining Premises shall not be extended.

        26.3  Additional Security Deposit.

            (a)  First Expansion Option.

              (l)  FEOS Additional Security Deposit. If Tenant does not have a financial net worth of at least Five Hundred Million Dollars ($500,000,000.00) at the time Tenant exercises its First Expansion Option, Tenant may still exercise its First Expansion Option provided that Tenant delivers to Landlord concurrently with Tenant’s execution of an amendment to this Lease to include the increment of First Expansion Option Space Leased by Tenant or Tenant’s execution of a new lease for the increment of First Expansion Option Space (which shall occur no later than thirty (30) days after Tenant’s execution of its First Expansion Option), an additional security deposit (the “FEOS Additional Security Deposit”) in an amount equal to the difference between (i) Forty-Five Dollars ($45.00) per rentable square foot of the increment of First Expansion Option Space for which Tenant is exercising its First Expansion Option, and (ii) the amount of the security deposit due with respect to the applicable increment of First Expansion Option Space pursuant to Section 26. l(c). If Tenant’s financial net worth falls below Five Hundred Million Dollars ($500,000,000.00) at any time after Tenant exercises its First Expansion Option, then Tenant shall deliver to Landlord within twenty (20) days after Landlord’s written request the FEOS Additional Security Deposit for each increment of First Expansion Option Space leased by Tenant or for which Tenant has exercised its First Expansion Option. Alternatively, if Tenant’s Financial net worth increases to Five Hundred Million Dollars ($500,000,000.00) or more at any time after Tenant has delivered to Landlord the FEOS Additional Security Deposit, then, within twenty (20)days after Tenant’s written request. Landlord shall return the FEOS Additional Security Deposit to Tenant or credit the FEOS Additional Security Deposit against the next installment of Rent due under this Lease.

              (2)  Additional Remedy. If Tenant’s financial net worth falls below Five Hundred Million Dollars ($500,000,000.00) at any time after Tenant exercises its First Expansion Option, but prior to Tenant’s lease of the increment of First Expansion Option Space for which Tenant has exercised its First Expansion Option, and Tenant fails to deliver to Landlord the FEOS Additional Security Deposit required pursuant to Section 26.3(a), then, in additional to all other remedies available to Landlord under this Lease, Landlord may vitiate Tenant’s exercise of its First Expansion Option by written notice to Tenant and elect not to lease the applicable increment of First Expansion Option Space to Tenant (whereupon Tenant shall have no further rights to lease that increment of First Expansion Option Space).

            (b)  Second-Expansion Option.

              (1)  SEOS Additional Security-Deposit. If Tenant does not have a financial net worth of at least Seven Hundred Million Dollars ($700,000,000.00) at the time Tenant exercises its Second Expansion Option, Tenant may still exercise its Second Expansion Option provided that Tenant delivers to Landlord concurrently with Tenant’s execution of an amendment to this Lease to include the increment of Second Expansion Option Space leased by Tenant or Tenant’s execution of a new lease for the increment of Second Expansion Option Space (which shall occur no later than thirty (30) days after Tenant’s execution of its Second Expansion Option), an additional security deposit (the “SEOS Additional Security Deposit”) in an amount equal to the difference between (i) Forty-Seven Dollars ($47.00) per rentable square foot of the increment of Second Expansion Option Space for which Tenant is exercising its Second Expansion Option, and (ii) the amount of the security deposit due with respect to the applicable increment of Second Expansion Option Space pursuant to Section 26.2(c). If Tenant’s financial net worth falls below Seven Hundred Million Dollars ($700,000,000.00) at any time after Tenant exercises its Second Expansion Option, then Tenant shall deliver to Landlord within twenty (20 days after Landlord’s written request the SEOS Additional Security Deposit for each increment of Second Expansion Option Space leased by Tenant or for which Tenant has exercised its Second Expansion Option. Alternatively,. if Tenant’s financial net worth increases to Seven Hundred Million Dollars ($700,000,000.00) or more at any time after Tenant has delivered to Landlord the SEOS Additional Security Deposit, then, within twenty (20) days after Tenant’s written request, Landlord shall return the SEOS Additional Security Deposit to Tenant or credit the SEOS Additional Security Deposit against the next installment of Rent due under this Lease.

              (2)  Additional Remedy. If Tenant’s financial net worth falls below Second Hundred Million Dollars ($700,000,000.00) at any time after Tenant exercises its Second Expansion Option, but prior to Tenant’s lease of the increment of Second Expansion Option Space for which Tenant has exercised its Second Expansion Option, and Tenant fails to deliver to Landlord the SEOS Additional Security. Deposit required pursuant to Section 26.3(b), then, in additional to all other remedies available to Landlord under this Lease, Landlord may vitiate Tenant’s exercise of its Second Expansion Option by written notice to Tenant and elect not to lease the applicable increment of Second Expansion Option Space to Tenant (whereupon Tenant shall have no further rights to lease that increment of Second Expansion Option Space).

              (c)  Letter of Credit. In lieu of a cash security deposit, Tenant may deliver to Landlord as the FEOS Additional Security Deposit or the SEOS Additional Security Deposit an irrevocable standby letter of credit (the “Letter of Credit”) naming landlord as beneficiary, in the amount of the FEOS Additional Security Deposit or the SEOS Additional Security Deposit, as applicable. The Letter of Credit shall be issued by a major national bank located in San Francisco or a regional bank located in the San Francisco Bay Area (“Bank”) reasonably satisfactory to Landlord and shall be upon such terms and conditions as Landlord may reasonably require. The Letter of Credit shall allow draws by Landlord upon sight draft accompanied by a statement from Landlord that it is entitled to draw upon the Letter of Credit and shall contain terms which allow Landlord to make partial and multiple draws up to the face amount of the Letter of Credit. It Tenant has not delivered to Landlord at least thirty (30) days prior to the expiration of the original Letter of Credit (or any renewal letter of credit) a renewal or extension thereof, Landlord shall have the right to draw down the entire amount of original Letter of credit (or renewal thereof) and retain the proceeds thereof as the security deposit. If and when Tenant would be entitled to request that Landlord return the security deposit to Tenant or apply the security deposit towards Tenant’s obligation to pay Rent, Landlord shall, at Tenant’s request, return to Tenant any Letter of Credit delivered to Landlord pursuant to this paragraph.

        27.  4200 Bohannon Lease. Concurrently with the execution of this Lease, Landlord and Tenant are entering into that certain lease (the “4200 Bohannon Lease”) pursuant to which Landlord is leasing to Tenant approximately forty-six thousand two hundred fifty-five (46,255) rentable square feet of space in that certain building (the “4200 Bohannon Building”) located in the Project. The obligations of Landlord and Tenant under this Lease are expressly conditioned upon Landlord and Tenant entering into the 4200 Bohannon Lease.”

        IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth below.

“Landlord” MENLO OAKS PARTNERS L.P., a Delaware limited partnership
By:
AM Limited Partners, a California limited partnership, its General Partner

By:
Amarok Menlo, Inc., a California corporation, its General Partner

By:	/s/ J. Marty Brill, Jr.
Name: J. Marty Brill, Jr. Its: President

“Tenant” E*TRADE GROUP, INC., a Delaware corporation
By:	/s/ Len Purkis
Name: Len Purkis Its: EVP & CFO

By:	/s/ Kathy Levinson
Name: Kathy Levinson Its: President & COO

Exhibit A

[4500 BOHANNON DRIVE, FIRST FLOOR, FLOOR PLAN APPEARS HERE]

4500 BOHANNON DRIVE

FIRST FLOOR

Exhibit A

[FLOOR PLAN APPEARS HERE]

Exhibit B

LEGAL DESCRIPTION

              That parcel of land in the City of Menlo Park, County of San Marco, State of California, described as follows:

              Parcel B as shown and delineated on that certain map entitled “Record of Survey of a Lot Line Adjustment, Lands of Amarok-Bredero, etc.”, filed April 25, 1986, Book 9 of Licensed Land Survey Maps, page 123, San Mateo County Records.

EXHIBIT C
WORK LETTER
(4200 Bohannon Drive)

        This Work Letter sets forth Landlord’s and Tenant’s responsibilities, respectively, for the construction of certain tenant improvements in the Premises.

              1.  Defined Terms. Unless provided to the contrary herein, the following defined terms shall have the meanings set forth below and the remaining defined terms shall have the meanings set forth in the Lease:

        Landlord’s Representative:  Michael E. Tamas

        Tenant’s Representative:  JC Blakely

              2.  Landlord’s Work. Tenant’s Work.

                     3.1  Tenant Improvements. Tenant shall arrange for the construction of certain general purpose office improvements (the “Tenant Improvements”) in the Premises. The Tenant Improvements shall be subject to Landlord’s prior written approval (as provided below) and conform to Landlord’s General Building Specifications, a copy of which is attached hereto as Schedule 1. The Tenant Improvements shall be constructed by Tenant’s Contractor in accordance with plans and specifications prepared by Tenant’s Architect (each as defined below). Tenant’s construction of the Tenant Improvements is hereinafter referred to as the “Tenant Improvement Work.”

                     3.2  Costs. Except for Landlord’s obligation to pay to Tenant the Tenant Improvement Allowance pursuant to Section 4 below, Tenant shall be responsible for all costs incurred in connection with the construction of the Tenant Improvements, including (i) the cost of all labor, materials, equipment and fixtures supplied by Tenant’s Contractor or any subcontractors or materialmen, (ii) fees paid to engineers, architects and interior design specialists for preparation of the Preliminary Plans and Working Drawings and all other services supplied to Tenant in connection with the Tenant Improvements, (iii) all taxes, fees, charges and levies by governmental agencies for authorizations, approvals, licenses or permits, (iii) fees paid to utility service providers for utility connections and installation of utility service meters, and (iv) all costs req uired to comply with any governmental requirements triggered as a result of Tenant’s construction of the Tenant Improvements.

                     3.3  Tenant’s Architect and Contractor. Tenant shall notify Landlord in writing of the name of the architect that Tenant proposes to use to prepare the plans and specifications and working drawings for the Tenant Improvements and the name of the contractor that Tenant proposes to use to construct the Tenant Improvements. In addition, Tenant shall deliver to Landlord any information reasonably requested by Landlord concerning the proposed architect or contractor. The architect and the contractor proposed by Tenant must each be approved by Landlord in writing, which approval may not be unreasonably withheld. The architect selected by Tenant and approved by Landlord in connection with the Tenant Improvement Work is hereinafter referred to as “Tenant’s Architect”. The contractor selected by Tenant and approved by Landlord in conn ection with the Tenant Improvement Work is hereinafter referred to as “Tenant’s Contractor”. Both Tenant’s Architect and Tenant’s Contractor must be licensed to do business in California. At Landlord’s option, Tenant’s Contractor shall be bondable.

                     3.4  Construction.

                            3.4.1  Preliminary Plans. Tenant shall arrange for Tenant’s Architect to prepare preliminary plans and specifications (the “Preliminary Plans”) of the proposed Tenant Improvements and submit the Preliminary Plans to Landlord for Landlord’s review and approval. Landlord shall approve or disapprove of the Preliminary Plans by written notice to Tenant within five (5) business days after Landlord’s receipt of the Preliminary Plans. Landlord shall not unreasonably withhold its approval of the Preliminary Plans. If Landlord disapproves the Preliminary Plans, Landlord’s written notice to Tenant disapproving of the Preliminary Plans shall include (i) a description of the disapproved element of the Preliminary Plans, (ii) the reasons for Landlord’s disapproval and (iii) at Landlord’s option, suggested modifications to the Preliminary Plans. If Landlord disapproves of the Preliminary Plans, Tenant shall arrange for Tenant’s Architect to revise the Preliminary Plans to address Landlord’s comments and/or incorporate Landlord’s suggested modifications (if any) and resubmit the Preliminary Plans to Landlord for Landlord’s review and approval. Landlord shall review the revised Preliminary Plans and approve or disapprove of the revised Preliminary Plans within three (3) business days after Landlord’s receipt thereof in accordance with the procedure provided above. If Landlord fails to respond to Tenant’s request for approval or disapproval of the Preliminary Plans within the time periods provided for above, such approval shall be deemed to have been given.

                            3.4.2  Working Drawings. Subject to obtaining Landlord’s approval of the Preliminary Plans, Tenant shall arrange for Tenant’s Architect to prepare working drawings and specifications, including architectural, mechanical, electrical, plumbing and other shop drawings (the “Working Drawings”) for the Tenant Improvements. The Working Drawings shall be based on the Preliminary Plans approved by Landlord. Landlord shall approve or disapprove of the Working Drawings by written notice to Tenant within five (5) business days after Landlord’s receipt of the Working Drawings. Landlord shall not unreasonably withholds its approval of the Working Drawings. If Landlord disapproves the Working Drawings, Landlord’s written notice to Tenant disapproving of the Working Drawings shall include (i) a description of the disapproved element of the Preliminary Plans, (ii) the reasons for Landlord’s disapproval and (iii) at Landlord’s option, suggested modifications to the Working Drawings. If Landlord disapproves of the Working Drawings, Tenant shall arrange for Tenant’s Architect to revise the Working Drawings to address Landlord’s comments and/or incorporate Landlord’s proposed changes and resubmit the Working Drawings to Landlord for Landlord’s review and approval. Landlord shall review the revised Working Drawings and approve or disapprove of the revised Working Drawings within three (3) days after Landlord’s receipt thereof in accordance with the procedure provided above. The Working Drawings which have been approved by Landlord are hereinafter referred to as the “Approved Working Drawings”. If Landlord fails to respond to Tenant’s request for approval or disapproval of the Working Drawings within the time periods provided for above, such approval shal l be deemed to have been given.

                            3.4.3  Changes. Tenant, at its sole cost and expense, shall make all changes to the Approved Working Drawings that are required by law or any governmental agency. All changes to the Approved Working Drawings, including those required by law or any governmental agency, require Landlord’s prior written approval, which approval shall not be unreasonably withheld. All changes to the Approved Working Drawings must be in writing and signed by both Landlord and Tenant prior to the change being made. Notwithstanding the foregoing, Tenant shall have the right, without the need for Landlord’s prior written consent, to make changes to the Approved Working Drawings that cost less than Five Thousand Dollars ($5,000.00) each, and less than Sixty Thousand Dollars ($60,000.00) in the aggregate, provided that (a) such change does not materially adversely affect the use of the Premises as first class office space, (b) Tenant provides Landlord with prior written notice of such changes, and (c) such changes are otherwise performed in accordance with the terms of this Work Letter and in compliance with all governmental laws. If Landlord fails to respond to Tenant’s written request for any change to the Approved Working Drawings within three (3) business days after Landlord’s receipt thereof, the change order shall be deemed to have been approved by Landlord. Tenant shall be responsible for all additional costs attributable to changes to the Approved Working Drawings, including, without limitation, additional architectural fees and increases in construction costs of the Tenant Improvements.

                            3.4.4  Construction Contract. Tenant shall deliver to Landlord not less than five (5) days prior to the date Tenant commences the Tenant Improvement Work a copy of the construction contract entered into between Tenant and Tenant’s Contractor with respect to the construction of the Tenant Improvements, along with Tenant’s and Tenant’s Contractor’s estimate of the cost of constructing the Tenant Improvements.

                            3.4.5  Insurance. Prior to performing any work in the Premises or the Building, Tenant shall deliver to Landlord certificates evidencing that Tenant’s Contractor has in force (i) a commercial liability insurance policy covering bodily injury in the amounts of Two Million Dollars ($2,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence, and covering property damage in the amount of Two Million Dollars ($2,000,000.00), and (ii) workers’ compensation insurance in an amount reasonably acceptable to Landlord.

                            3.4.6  Time Limits. Tenant shall commence the construction of the Tenant Improvements by no later than January 1, 1999 and shall diligently proceed with the construction of the Tenant Improvements until completion. In any event, Tenant shall complete the Tenant Improvements in any portion of the Premises within six (6) months after the date Tenant demolishes the existing improvements in that portion of the

Premises. Tenant’s failure to construct the Tenant Improvements in accordance with the terms of this Work Letter constitutes a default by Tenant under this Lease.

                            3.4.7  Lien Waivers. Upon completion of the Tenant Improvement Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, including Tenant’s Contractor, subcontractor and materialman concerning with the Tenant Improvement Work.

                            3.4.8  Cooperation. Landlord shall cooperate with (i) Tenant’s Architect in completing the Preliminary Plans and the Working Drawings and (ii) Tenant’s Contractor in completing the Tenant Improvements; provided, however, Landlord shall not be required to incur any unreimbursed additional expense in so doing.

                            3.4.9  Warranties. Tenant hereby warrants to Landlord that (i) the Tenant Improvements will be constructed in a good and workmanlike manner, by well-trained, adequately supplied workers, (ii) the Tenant Improvements and all equipment and material incorporated therein will strictly comply with the Approved Working Drawings, (iii) the Tenant Improvements shall strictly comply with all governmental and quasi-governmental rules, regulations, laws and building codes, all private covenants, conditions and restrictions applicable to the construction of the Tenant Improvements and all requirements of Landlord’s and Tenant’s lenders and insurers, and (iv) the Tenant Improvements shall be free from all design, material and workmanship defects. At Landlord’s written request, Tenant shall assign to Landlord all of Tenant’s warranties received from Tenant’s Contractor, Tenant’s Architect or any materialman or supplier in connection with the Tenant Improvements.

                            3.4.10  Completion. Within ten (10) days after the Tenant’s completion of the Tenant Improvements, Tenant shall deliver to Landlord a breakdown of the total costs incurred by Tenant in constructing the Tenant Improvements. All of the Tenant Improvements shall remain the property of Tenant until the termination of this Lease, at which time they shall be and become the property of Landlord.

              4.  Allowance.

                     4.1  Tenant Improvement Allowance. Landlord shall pay to Tenant upon the terms and conditions set forth in this Section 4 up to Nine Hundred Forty-Three Thousand Eight Hundred Dollars ($943,800.00) (the “Maximum Tenant Improvement Allowance”) as a tenant improvement allowance (the “Tenant Improvement Allowance”) toward the cost of designing, construction and installing the Tenant Improvements in the Building). The Tenant Improvement Allowance may be used by Tenant only to pay for the design and construction of general office improvements in the Building. The Tenant Improvement Allowance may not be used to pay for (i) any trade fixtures, furniture, furnishing, equipment (except electrical, mechanical, plumbing and HVAC systems which may be paid for out of the Tenant Improvement Allowance), decorations, signs, inventory or other perso nal property, (ii) rent for leased equipment or other personal property, (iii) interest or financing costs, (iv) utility and permit fees or (v) administrative or overhead costs and expenses paid or incurred by Tenant in connection with the construction of the Tenant Improvements.

                     4.2  Amount. Tenant shall notify Landlord in writing by January 1, 1999, of the amount of the Additional Allowance that Tenant will require from Landlord. If the total amount of the Tenant Improvement Allowance (i.e., the sum of the Base Allowance and the amount of the Additional Allowance requested by Tenant) exceeds Three Hundred Fourteen Thousand Six Hundred Dollars ($314,600.00) (the “Base Allowance”), the monthly Base Rent under this Lease shall be increased effective as of the Commencement Date by an amount equal to the product of (i) One and One-half Cents ($0.015) and (ii) the difference, between (x) the Tenant Improvement Allowance and (y) the Base Allowance. Tenant shall pay to Landlord on January 1, 1999 any additional Base Rent due to Landlord for the period commencing on the Commencement Date and ending on December 31, 199 8, as a result of Tenant’s election to request from Landlord a portion of the Additional Allowance. For purposes of this Lease, the “Additional Allowance” is defined as the positive difference between (i) the Maximum Tenant Improvement Allowance and (ii) the Base Allowance.

                     4.3  Payment of the Tenant Improvement Allowance. Landlord shall pay the Tenant Improvement Allowance to Tenant within thirty (30) days after Tenant’s written request therefore, provided that (i) Tenant is not in default under the terms of this Lease after the expiration of any applicable cure period, (ii) Tenant has completed all of the Tenant Improvement Work in accordance with the Approved Working Drawings and this Work Letter, and (iii) Tenant has delivered to Landlord the following: (a) a copy of a “finaled” building permit issued by the City of Menlo Park or certificate of occupancy for the Premises, (b) a certificate of completion issued by Tenant’s Architect, certifying that the Tenant Improvement Work has been completed in accordance with the Approved Working Drawings, (c) “as built” drawings for the Premises, (d) evidence that the total cost of the portion of the Tenant Improvement Work which may be paid for out of the Tenant Improvement Allowance is equal to or exceeds the amount of the Tenant Improvement Allowance requested by Tenant, which evidence shall be in the form of copies of paid invoices and the applicable construction contracts, and (e) unconditional lien waivers from Tenant’s Contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials in connection with the Tenant Improvement Work.

              5.  Default. Tenant’s failure to timely commence or complete the Tenant Improvement Work or to comply with any of the other terms or conditions of this Work Letter shall constitute an Event of Default under the Lease.

              6.  Representatives.

                     6.1  Tenant’s Representative. Tenant has designated Tenant’s Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall not change the Tenant’s Representative without notice to Landlord.

                     6.2  Landlord’s Representative. Landlord has designated Landlord’s Representative as its sore representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord’s Representative without notice to Tenant.

              7.  Indemnity. Tenant shall indemnify, protect and defend (with counsel satisfactory to Landlord) and hold harmless Landlord and all other Indemnified Parties from and against any and all suits, claims, actions, losses, costs or expenses (including claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from the performance of the Tenant Improvement Work. Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the Building, Phase and/or Project, or item of Landlord’s equipment or any of Landlord’s real or personal property, damaged, lost or destroyed in the performance of the Tenant Improvement Work.

              8.  No Representations or Warranties. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord’ s participation in the preparation of the Preliminary Plans and the Approved Working Drawings shall not constitute any representation or warranty, express or implied, that the Preliminary Plans or the Approved Working Drawings are in conformity with applicable governmental codes, regulations or rules. Tenant acknowledges and agrees that the Premises are intended for use by Tenant and the specification and design requirements for the Tenant Improvements are not within the special knowledge or experience of Landlord.

              9.  No Encumbrance. Tenant shall not mortgage, grant a security interest in or otherwise encumber all or any portion of the Tenant Improvements.

              10.  Landlord Delays. The Commencement Date shall be delayed one (1) day for each day that Landlord is late in responding to Tenant’ s request for approval of the Preliminary Plans and Working Drawings as provided above.

              11.  HVAC System. In the event Tenant elects to use a portion of the Premises for the operation of a data center, then, as part of the Tenant Improvement Work, Tenant shall install a HVAC system or unit in the Premises. Tenant’s installation of the HVAC system or unit in the Premises shall be subject to Landlord’s review and approval of Tenant’s plans and specifications for the HVAC system or unit (to be included as part of Tenant’s Preliminary Plans and Working Drawings). Landlord, by written notice to Tenant, may require Tenant to remove the HVAC system or unit at the end of the Term and repair any damage to the Premises due to Tenant’s removal of the HVAC system of unit.

              12.  Conduit. Tenant shall have the right to install underground conduit in the Project to connect the various building in the Project that are leased by Tenant and the Generator, provided that Tenant complies with each of the following terms and conditions: (i) prior to installing additional conduit in the Phase, Tenant utilizes the existing conduit in the Phase to the extent the conduit can be used in a secure manner (excluding the Generator which will use its own dedicated conduit), (ii) Tenant installs additional conduit in the Phase only in the location designated by Landlord; (iii) all of the terms and conditions contained in the Lease with respect to Tenant’s construction of additional improvements in the Premises, including Landlord’s right to approve Tenant’s proposed plans, shall apply with respect to Tenant’s installation of additional conduit in the Phase, and (iv) following Tenant’s installation of additional conduit in the Phase, Tenant shall restore the landscaping, parking lots and other areas within the Project that are disturbed or affected as a result of Tenant’s installation of additional conduit to their condition existing prior to Tenant’s installation of additional conduit, including applying a seal coat and striping to the parking lot in the area where the additional conduit is placed so that the patched area of the parking lot (resulting from the installation of the conduit) blends with and is not materially distinguishable from the remaining portion of the parking lot in th e Phase as reasonably determined by Landlord.

Schedule 1

June 30, 1998

MENLO OAKS CORPORATE CENTER
GENERAL BUILDING SPECIFICATIONS

1.	Carpet	Manufactured by Designweave “New Sabre”, 38oz. cut pile, glue down.	Throughout u.o.n.

2.	Base	Burke 2 ½ inch top set base.	Throughout u.o.n.

3.	Doors	Solid wood core door with Nevemar plastic laminate rustic quartered oak, full height 10’-0” door.	As indicated on plans.

4.	Frames	Manufactured by Eclipse, painted aluminum, standard building finish.	As indicated on plans.

5.	Hardware	Manufactured by Schlage, latchset (L-series 03A. Style: Lever) in brass.(Lockset not included u.o.n.)	As indicated on plans.

6.	Suspended Ceiling System	USG Donn Fineline grid system. 2’X2” module size Armstrong Tegular Cortega, Minatone 2X2 No. 704A, White.	Throughout u.o.n.

7.	Lighting	2’X4’ parabolume fixture (18 cell) with accent Recessed incadescent light fixtures as indicated on plan.	1 each per 110 usable sq. ft.

8.	Wall Finishes	Smooth wall gyp. board painted with light roller finish. Building standard 2 coats or paint to cover, Kelley Moore or Fuller O’Brien or equal, flat latex or latex eggshell enamel.	Throughout u.o.n.

9.	Window Covering	Mini-blinds Building standard, Riviera #310 Sand.	Throughout u.o.n.

10.	Vinyl Tiles	VCT: Azrock or equal	As indicated on plans.

11.	Electrical Power	Duplex power receptacles: Wall mounted Typical Office Conference Room Open Office Area- Ceiling J-Box or base feed to electrified furniture partition.	2 duplex receptacles 3 duplex receptacles. As indicated on plans.

12.	Telephone/Data	Combination telephone and data receptacle, note all data receptacles shall be double gang size. Ring and pull wire – wall mounted. Typical Office and Conference Room. Open Office Area	1 receptacle As indicated on plans.

13.	Glass	Glass sidelight adjacent to door. 2’-0’ wide	location shown on space plan.

14.	HVAC System	Existing variable volume system, or package units, with economizer cycle.	Throughout u.o.n.

15.	Fire Sprinkler	Building standard, semi recessed pendant heads designed for normal office use (light hazard), chrome or white escutcheon.	Throughout u.o.n.

MENLO OAKS CORPORATE CENTER	Schedule 1
GENERAL BUILDING SPECIFICATIONS	Page 2 of 2
TOILET CORES	June 30, 1998

1.	Wall Finishes/Ceiling	Smooth wall gypsum board with light roller finish. Two coats of paint to cover, Kelley Moore or Fuller O’Brien or equal, eggshell enamel. Ceiling height shall be 9’-0’.
2.	Wall Finishes – Wet Walls	Ceramic tile.
3.	Flooring	Ceramic tile flooring.
4.	Toilet Partitions	Ceiling hung with plastic laminate finish.
5.	Fixtures	Water closets and urinals shall be wall mounted with flushometer valves.
6.	Accessories	Bobrick semirecessed, brushed stainless steel finish. Provide floor drain at each toilet room.
7.	Lavatories	Plastic laminate counters with bullnosed edges, covered splash and wall supported at each end. Vitreous china lavatory, counter mounted.
8.	Lighting	Incandescent or fluorescent downlights and eggcrate soffitt lighting above lavatory.

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

        E*TRADE GROUP, INC., a Delaware corporation (“Tenant”), and MENLO OAKS PARTNERS, L.P., a Delaware limited partnership (“Landlord”), entered into a Lease (the “ Lease”) dated August   ,1998. Pursuant to the Lease, Landlord leases to Tenant and Tenant leases from Landlord space in Menlo Oaks Corporate Center in Menlo Park, California. Capitalized terms used herein and not defined herein shall have the same meanings as in the Lease.

        Tenant hereby acknowledges and certifies to Landlord as follows:

        (1)  Landlord delivered possession of the Premises to Tenant on ______,1998;

        (2)  The Commencement Date occurred on                      ,1998;

        (3)  The Term will expire on                ; and

        (4)  Tenant has accepted and is currently in possession of the Premises.

        IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this            day of                 ,           .

“Tenant” E*TRADE GROUP, INC., a Delaware corporation
By:
Name: Its:

By:
Name: Its:

EXHIBIT E

RULES AND REGULATIONS

        1.  The sidewalks, driveways, entrances, lobbies, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all buildings and suites are to be kept closed at all times except as required for orderly passage. Loitering in any part of the Building or the Project or obstruction of any means of ingress or egress to the Project or any building within the Project is not permitted.

        2.  Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other inappropriate substances of any kind shall be deposited therein. Personal articles, equipment and clothing shall not be left in restrooms, showers, locker rooms or Common Areas except and unless such articles are stored properly within a locker, and in no circumstance shall such articles remain overnight. Landlord may remove and dispose, at Tenant’s expense, of any articles or property improperly stored or left in restroom, showers, locker rooms or other Common Areas.

        3.  Walls, floors, windows, doors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails or screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant’s business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces shall be repaired by Tenant. No article may be attached to or hung from ceilings, ceiling grids or light fixtures. Tenant is required to protect carpet within its Premises from damage by the use of chair mats or other means below desks and work stations, and by the use of moisture barriers under plants.

        4.  No awning, shade, sign, advertisement, notice or other article shall be inscribed, coated, painted, displayed or affixed on, in or to any window, door or wall, or any other part of the outside or inside of the Building or Premises without the prior written consent of Landlord. No window displays or other public displays shall be permitted without the prior written consent of Landlord. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside of the Premises. All tenant identification in the or on public corridor, lobby or other Common Area walls or doors will be installed by Landlord for Tenant with the cost borne by Tenant. No lettering or signs will be permitted on public corridor, lobby or other Common Area walls or doors except the name of Tenant, with the size, type and color of letters and the manner of attachment, style of display and location thereof to be p rescribed by Landlord. The directory of the Building will be provided exclusively for the identification and location of tenants in the Building, and Landlord reserves the right to exclude all other information therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be at the expense of Tenant.

        5.  The weight, size and position of all safes and other unusually densely weighted or heavy objects used or placed in the Building shall be subject to approval by Landlord prior to installation and shall, in all cases, be supported and braced as prescribed by Landlord and as otherwise required by law. The repair of any damage done to the Building or property therein by the installation, removal or maintenance of such safes or other unusually heavy objects shall be paid for by Tenant. Tenant shall bear the cost of any consultant services employed by Landlord in evaluating the placement, location or bracing of unusually heavy items.

        6.  No improper or unusually loud noises, vibrations or odors are permitted inside or outside the Building. No person shall be permitted to interfere in any way with other tenants in the Project or those having business with them. No person will be permitted to bring or keep within the Building any animal, cycle or vehicle (whether motor driven or otherwise) except with the prior written consent of Landlord. Bicycles of Tenant and its employees, agents and invitees shall be stored only in designated bicycle racks outside of Buildings and in no other location. No person shall dispose of bash, refuse, cigarettes or other substances of any kind any place inside or outside of the Building except in the appropriate refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of alcohol or drugs or who shall do any act or violation of these rules and regulations.

        7.  All keying of office doors, and all reprogramming of Security Access Cards will be at the expense of Tenant. Tenant shall not re-key any door without making prior arrangements with Landlord.

        8.  Tenant will not install or use any window coverings except those provided by Landlord, nor shall Tenant use any part of the Building or Phase, other than the Premises, for storage or for any other activity which would detract from the appearance of the Building or the Project or interfere in any way with the use, or enjoyment, of the Building, Phase or Project, by other Tenants. No storage, staging, display or placing of any material, product or equipment outside of Tenant’s Premises is permitted except as may be expressly approved in writing by Landlord.

        9.  Any Tenant or agent, employee or invites thereof using the Premises after the Building has closed or on non-business days shall lock any entrance doors to the Building used immediately after entering or leaving the Building. No device may be employed to prop or hold open any Building entrance or suite entrance door without the prior written consent of Landlord. No door or passageway may be obstructed.

        10.  The Building shall be open 7:00 a.m. to 6:00 p.m., Monday through Friday (holidays excepted). The hours during which the Building is open may be different than the Business Hours for the Building.

        11.  Tenant and Tenant’s employees, agents, invitees, etc., shall not use more than Tenant’s allocated share of the Building parking as provided in the Lease. Automobile parking shall only be in designated areas. Parking shall be nose in only (backing into parking stalls is prohibited), and entirely within painted parking spaces. Overnight parking and parking by Tenant or Tenant’s agents or employees within areas marked visitor is prohibited. Landlord reserves the right to designate exclusive parking for tenants and visitors of the Project, and to require identification of Tenant’s and Tenant’s employees’ vehicles. Vehicles owned or operated by Tenant and its employees, invitees and agents which are parked improperly shall be subject to tow at Tenant’s expense. The servicing or repairing of vehicles on the Lot is prohibited. Tenant and its employees, agents and invitees shall obey all traffic signs in the Project. The vehicle speed limit within the Project is fifteen miles per hour (15 mph). Notwithstanding the foregoing, Tenant may park one (1) van in the Phase overnight.

        12.  All equipment of any electrical or mechanical nature shall be placed and maintained by Tenant in settings approved by Landlord and installed so as to absorb or prevent any vibration, noise, interference or annoyance to Landlord and others, and shall not overload any circuit, nor draw more power than has been previously allocated to Tenant.

        13.  No air conditioning, heating unit, antenna, electrical panel, alarm, phone system or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord. No modification of any building electrical, mechanical, plumbing or security system is permitted without the prior written consent of Landlord. Tenant is responsible for the proper maintenance and servicing of fire extinguishers and fire protection equipment within the Premises.

        14.  Tenant and its employees, agents and invitees may not dispose of any refuse or other waste material except within trash containers for the Building of which the Premises are a part, and then only in compliance with applicable law and regulations. Tenants may not place any articles within a trash enclosure other than within a trash bin. Tenants may not place any cardboard boxes within trash containers unless such boxes have been flattened. The cost of storage, handling, hauling and dumping of Tenant’s trash in excess of quantities incident to similar office parks located in Menlo Park and Palo Alto shall be borne by Tenant. Tenant shall be responsible for closing and securing trash enclosure gates after Tenant or its agents, employees or invitees use the trash enclosure.

        15.  No hand trucks may be used in the Building Common Areas except those equipped with rubber tires and rubber side guards. Tenants shall not employ any elevator within any Building for the moving of products, equipment or other non-personnel purposes without first installing proper protective elevator pads (to be provided by Landlord).

        16.  Tenant shall notify Landlord immediately of any plumbing blockage, leak, electrical or equipment malfunction, broken Building glass, fire or other damage to the Premises or the Building.

        17.  Landlord shall have the right, exercisable without notice or without liability to Tenant, to change the name and address of the Building and to modify these Rules and Regulations.

        18.  Tenant shall protect dock areas and pavements from damage due to trucks and trailers.

        19.  Tenant shall not store trucks or trailers in the Project, nor park trucks or trailers in the automobile parking areas, traffic aisles, walkways or the public streets adjacent to the Project.

        20.  Tenant is encouraged to participate in local waste recycling programs when feasible.

        21.  Tenant shall employ warm spectrum fluorescent lights in ceiling fixtures wherever feasible.

        22.  Tenant shall employ water conservation measures in connection with Tenant’s use of water.

        23.  Tenant shall coordinate with RIDES and SAMTRANS in making carpool, vanpool and transit information available to employees. Tenant shall establish an on-site location for the sale of SAMTRANS and CALTRANS transit tickets.

        24.  Tenant shall employ vanpool and carpool parking spaces only for the purposes indicated.

        25.  Tenant is encouraged to establish flextime and/or staggered working hours for employees.

        26.  Tenant is encouraged to implement an employment program for local residents and to coordinate skill enhancement with local job training centers.

        27.  Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

        28.  Tenant shall be deemed to have read these Rules and Regulations and agrees to abide by these Rules and Regulations as a covenant of its lease of the Premises. Tenant shall inform all of Tenant’s employees, agents and invitees of these Rules and Regulations and shall be responsible for the observance of all of these Rules and Regulations by Tenant’s employees, agents and invitees.

        29.  Capitalized terms used in these Rules and Regulations and not defined herein shall have the meanings set forth in each tenant’s lease of space in Menlo Oaks Corporate Center.

EXHIBIT F-1

FIRST EXPANSION OPTION SPACE

Increment of Space

No.	Suite/Building	Approximate Rentable Square Footage	FEOS Current Lease Expiration Date
1	4600 Bohannon Drive (See Exhibit 1)	10,985 rsf	November 20, 1999

2	4600 Bohannon Drive (See Exhibit 1)	14,193 rsf	January 31, 2000

EXHIBIT F-2

SECOND EXPANSION OPTION SPACE

Increment of Space

No.	Suite/Building	Approximate Rentable Square Footage	SEOS Current Lease Expiration Date
1.	4600 Bohannon Drive (See Exhibit 1)	19,946 rsf	October 27, 2001

2.	4700 Bohannon Drive (entire building) See Exhibit 2	62,920 rsf	October 27, 2001

Exhibit 1

[FLOOR PLAN APPEARS HERE]

Exhibit 1

[FLOOR PLAN APPEARS HERE]

Exhibit 2

[MAP APPEARS HERE]

Exhibit G

October 30, 1985
(Revised April 22, 1987)
(Revised March 22, 1988)

MENLO OAKS CORPORATE CENTER
On-Building Signage criteria

        1.  “on building signs” shall be limited to a maximum of two signs per building and shall be limited to one per elevation.

        2.  Signage will be restricted to company logo or the spelling out of the company name.

        3.  The size of the signage will not exceed 42” in height or 15’ in length. The total square footage of the area of the outside boundaries of the signage will not exceed twenty-two (22) square feet.

        4.  Signs may be constructed of plastic or metal and are to be firmly attached to the building concrete. The connection will be reviewed by an engineer.

        5.  Signs may not protrude more than 6” from face of building concrete.

        6.  Signage may be illuminated by internal backlit procedures which result in silhouette letters or logo (commonly thought of as “halo” effect around the signage). Translucent backlit signs will be discouraged. Lighting from the ground will also be discouraged. There are to be no exposed conduits or electrical appurtenances on the building facade.

        7.  Signage design, lettering style and color are subject to review and approval of the building owner.

EXHIBIT 10.8

SECOND AMENDMENT TO LEASE
(4500 BOHANNON DRIVE)

        THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated as of March 17 ,1999, is entered into between MENLO OAKS PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and E*TRADE GROUP, INC., a Delaware corporation (“Tenant”).

        THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

        A.  Landlord and Tenant previously entered into that certain Menlo Oaks Corporate Center Standard Business Lease (4500 Bohannon Drive) dated as of August 18, 1998, as amended by that certain letter agreement dated January 18, 1999 (as amended, the “Lease”), pursuant to which Landlord leased to Tenant approximately sixty-two thousand nine hundred twenty (62,920) rentable square feet of space (the “Premises”) within the building known as 4500 Bohannon Drive, Menlo Park, California (the “4500 Bohannon Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

        B.  Pursuant to Section 26.1 of the Lease, Tenant has an option to lease from Landlord (i) approximately ten thousand nine hundred eighty-five (10,985) rentable square feet of additional space (the “First Increment Expansion Space”) within the building known as 4600 Bohannon Drive, Menlo Park, California (the “4600 Bohannon Building”), and (ii) approximately fourteen thousand one hundred ninety-three (14,193) rentable square feet of additional space (the “Second Increment Expansion Space”) in the 4600 Bohannon Building. The First Increment Expansion Space and the Second Increment Expansion Space (collectively, the “Expansion Space” ) is more particularly described in the Lease. The Expansion Space is referred to in the Lease as the “First Expansion Option Space.”

        C.  Tenant has exercised the First Expansion Option with respect to both the First Increment Expansion Space and the Second Increment Expansion Space. In connection therewith, Landlord and Tenant are amending the Lease to, among other things, extend the Term, expand the size of the Premises to include the Expansion Space, and increase both the Base Rent and the percentage of Operating Expenses and Impositions for which Tenant is responsible under the Lease, as provided herein.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.  First Increment Expansion Space.

              1.1.  Expansion of Premises. Effective as of the date on which Landlord delivers possession of the First Increment Expansion Space to Tenant in the condition set forth in Section 1.7 below (the “First Increment Effective Date”), the Premises shall be expanded to include, in addition to the space presently leased to Tenant under the Lease, the First Increment Expansion Space. Landlord and Tenant agree that for all purposes under the Lease, the Rentable Area of the First Increment Expansion Space shall be deemed to be the rentable square footage of the First Increment Expansion Space as stated in Recital B of this Amendment.

              1.2.  Definitions. Effective as of the First Increment Effective Date, the following terms contained in the Lease shall have the meanings set forth below:

                     1.2.1.  Premises. The term “Premises” as used in the Lease shall refer to the existing Premises, the First Increment Expansion Space and the Second Increment Expansion Space (to the extent the Second Increment Effective Date has occurred prior to the First Increment Effective Date).

                     1.2.2.  Building. The term “Building” as used in the Lease shall refer to both the 4500 Bohannon Building and the 4600 Bohannon Building.

                     1.2.3.  Building Common Areas. The term “Building Common Areas” as used in the Lease shall mean (i) the areas and facilities within the 4500 Bohannon Building provided and designated by

Landlord for the general use, convenience or benefit of Tenant and other tenants of the 4500 Bohannon Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the 4500 Bohannon Building) and (ii) the areas and facilities within the 4600 Bohannon Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants of the 4600 Bohannon Building (e.g., common stairwells, stairways, hallways, shafts, elevators, restrooms, janitorial telephone and electrical closets, pipes, ducts, conduits, wires and appurtenant fixtures servicing the 4600 Bohannon Building).

                     1.2.4.  Tenant’s Building Percentage Share. The term “Tenant’s Building Percentage Share” as used in the Lease shall mean (i) one hundred percent with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the operation of the 4500 Bohannon Building and (ii) a percentage equal to the Rentable Area of the Premises in the 4600 Bohannon Building divided by the Rentable Area of the 4600 Bohannon Building with respect to Operating Expenses amid other costs and expenses attributable to or incurred in connection with the operation of the 4600 Bohannon Building. If the Rentable Area of the Premises or the Rentable Area of either the 4500 Bohannon Building or the 4600 Bohannon Building is changed, then (i) Tenant’s Building Percentage Share with respect to the 4500 Bohannon Building sha ll be adjusted to a percentage equal to the Rentable Area of the Premises in the 4500 Bohannon Building divided by the Rentable Area of the 4500 Bohannon Building and (ii) Tenant’s Building Percentage Share with respect to the 4600 Bohannon Building shall be adjusted to a percentage equal to the Rentable Area of the Premises in the 4600 Bohannon Building divided by the Rentable Area of the 4600 Bohannon Building.

                     1.2.5.  Rent. The term “Rent” shall mean Base Rent, Additional Rent, First Increment Base Rent (defined in Section 1.3), Second Increment Base Rent (defined in Section 2.3) and all other amounts payable by Tenant under the Lease.

                     1.2.6.  Base Rent. For purposes of Sections 6.2(e), 7.2, 12.4, 13.2, 14.1, 16.1, 19.12, 25.2(a) and (b) and 25.4 of the Lease, the term “Base Rent” shall mean both the Base Rent, the First Increment Base Rent and the Second Increment Base Rent.

              1.3.  First Increment Base Rent. In addition to Tenant’s obligation to pay to Landlord the Base Rent described in Section 4.1 of the Lease, Tenant shall pay to Landlord base rent with respect to Tenant’s lease of the First Increment Expansion Space in the amount of Thirty-Four Thousand Nine Hundred Sixty-One and 14/100 Dollars ($34,961.14) per month (the “First Increment Base Rent”). The First Increment Base Rent shall be increased on November 15, 2000, and on each November 15 thereafter during the Term by three and one-half percent (3.5%), regardless of whether the First Increment Effective Date has occurred. Tenant’ s obligation to pay to Landlord the First Increment Base Rent shall commence on the forty-fifth (45th) day after First Increment Effective Date (hereinafter referred to as the “First Increment Rent Commencement Date”) and continue thereafter duri ng the Term. Tenant shall pay to Landlord the First Increment Base Rent in advance, on the First Increment Rent Commencement Date and on the first day of each calendar month thereafter, together with Tenant’s payment to Landlord of the Base Rent described in Section 4.1 of the Lease, without deduction, abatement or setoff whatsoever. If the First Increment Rent Commencement Date or the last day of the Term is other than the first or last day of a calendar month, respectively, then the First Increment Base Rent for the partial calendar month in which the First Increment Rent Commencement Date or the end of the Term occurs shall be prorated on a per diem basis, based on the number of days in such calendar month.

              1.4.  Tenant’s Share. Effective as of the First Increment Effective Date, the percentages listed below shall be adjusted as follows:

                     1.4.1.  Tenant’s Phase Percentage Share. Tenant’s Phase Percentage Share shall be equal to the sum of (i) Tenant’s Phase Percentage Share immediately prior to the First Increment Effective Date and (ii) six and 38/100ths percent (6.38%), subject to further adjustments in accordance with Section 1.13 of the Lease.

                     1.4.2.  Tenant’s Project Percentage Share. Tenant’s Project Percentage Share shall be equal to the sum of (i) Tenant’s Project Percentage Share immediately prior to the First Increment Effective Date and (ii) two and 93/100ths percent (2.93%), subject to further adjustments in accordance with Section 1.14 of the Lease.

              1.5.  Term. Effective as of the First Increment Effective Date, the Term shall be extended until the last day of the tenth (10th) year after the later of (i) the First Increment Effective Date or (ii) the Second Increment Effective Date (defined in Section 2.1), subject to extension pursuant to Section 26.1 (e) of the Lease.

              1.6.  Parking. Effective as of the First Increment Effective Date, the percentage of the available parking spaces in the Phase that Tenant is entitled to use on a non-exclusive basis shall be equal to the sum of (i) the percentage of available parking spaces in the Phase that Tenant is entitled to use immediately prior to the First Increment Effective Date and (ii) six and 38/100ths percent (6.38%).

              1.7.  Delivery. Landlord shall use commercially reasonable efforts to recover possession of the First Increment Expansion Space from the existing tenant (the “First Increment Existing Tenant”) following the expiration of the First Increment Existing Tenant’s lease of the First Increment Expansion Space (hereinafter referred to as the “First Increment Existing Lease” ). If the First Increment Existing Tenant fails to surrender possession of the First Increment Expansion Space to Landlord within fourteen (14) days after the expiration of the First Increment Existing Lease, Landlord shall file an unlawful detainer action against the First Increment Existing Tenant for recovery of possession of the First Increment Expansion Space and prosecute the action with reasonable diligence until possession of the First Increment Expansion Space if obtained. Landlord shall deliver pos session of the First Increment Expansion Space to Tenant in a broom clean condition, with all building systems in working order and the roof in water-tight condition. Except as provided above, Tenant shall accept delivery of the First Increment Expansion Space in its “as is” condition as of the First Increment Effective Date, without any representation or warranty of any kind from Landlord.

        2.  Second Increment Expansion Space.

              2.1.  Expansion of Premises. Effective as of the date on which Landlord delivers possession of the Second Increment Expansion Space to Tenant in the condition set forth in Section 2.6 below (the “Second Increment Effective Date”), the Premises shall be expanded to include, in addition to the space then leased to Tenant under the Lease, the Second Increment Expansion Space. Landlord and Tenant agree that for all purposes under the Lease, the Rentable Area of the Second Increment Expansion Space shall be deemed to be the rentable square footage of the Second Increment Expansion Space as stated in Recital B of this Amendment.

              2.2.  Definitions. Effective as of the Second Increment Effective Date, the following terms contained in the Lease shall have the meanings set forth below:

                     2.2.1.  Premises. The term “Premises” as used in the Lease shall refer to the existing Premises (to the extent the First Increment Effective Date has occurred prior to the Second Increment Effective Date), the First Increment Expansion Space and the Second Increment Expansion Space.

                     2.2.2.  Tenant’s Building Percentage Share. The term “Tenant’s Building Percentage Share” as used in the Lease shall mean (i) one hundred percent with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the operation of the 4500 Bohannon Building and (ii) a percentage equal to the Rentable Area of the Premises in the 4600 Bohannon Building divided by the Rentable Area of the 4600 Bohannon Building with respect to Operating Expenses and other costs and expenses attributable to or incurred in connection with the operation of the 4600 Bohannon Building. If the Rentable Area of the Premises or the Rentable Area of either the 4500 Bohannon Building or the 4600 Bohannon Building is changed, then (i) Tenant’s Building Percentage Share with respect to the 4500 Bohannon Building shal l be adjusted to a percentage equal to the Rentable Area of the Premises in the 4500 Bohannon Building divided by the Rentable Area of the 4500 Bohannon Building and (ii) Tenant’s Building Percentage Share with respect to the 4600 Bohannon Building shall be adjusted to a percentage equal to the Rentable Area of the Premises in the 4600 Bohannon Building divided by the Rentable Area of the 4600 Bohannon Building.

                     2.2.3.  Rent. The term “Rent” shall mean Base Rent, Additional Rent, First Increment Base Rent (defined in Section 1.3), Second Increment Base Rent (defined in Section 2.3) and all other amounts payable by Tenant under the Lease.

                     2.2.4.  Base Rent. For purposes of Sections 6.2(e), 7.2, 12.4, 13.2, 14.1, 16.1, 19.12, 25.2(a) and (b) and 25.4 of the Lease, the term “Base Rent” shall mean both the Base Rent, the First Increment Base Rent and the Second Increment Base Rent.

                     2.2.5.  Second Increment Base Rent. In addition to Tenant’s obligation to pay to Landlord the Base Rent described in Section 4.1 of the Lease, Tenant shall pay to Landlord base rent with respect to Tenant’s lease of the Second Increment Expansion Space in the amount of Forty-Five Thousand One Hundred Seventy-One Dollars ($45,171.00) per month (the “Second Increment Base Rent”). The Second Increment Base Rent shall be increased on November 15, 2000, and on each November 15 thereafter during the Term by three and one-half percent (3.5%), regardless of whether the Second Increment Effective Date has occurred. Tenant’s obligation to pay to Landlord the Second Increment Base Rent shall commence on the forty-fifth (45th) day after Second Increment Effective Date (hereinafter referred to as the “Second Increment Rent Commencement Date”) and continues thereafter during the Tenn. Tenant shall pay to Landlord the Second Increment Base Rent in advance, on the Second Increment Rent Commencement Date and, thereafter, on the first day of each calendar month, together with Tenant’s payment to Landlord of the Base Rent described in Section 4.1 of the Lease, without deduction, abatement or setoff whatsoever. If the Second Increment Rent Commencement Date or the last day of the Term is other than the first or last day of a calendar month, respectively, then the Second Increment Base Rent for the partial calendar month in which the Second Increment Rent Commencement Date or the end of the Term occurs shall be prorated on a per diem basis, based on the number of days in such calendar month.

              2.3.  Tenant’s Share. Effective as of the Second Increment Effective Date, the percentages listed below shall be adjusted as follows:

                     2.3.1.  Tenant’s Phase Percentage Share. Tenant’s Phase Percentage Share shall be equal to the sum of (i) Tenant’s Phase Percentage Share immediately prior to the Second Increment Effective Date and (ii) eight and 25/100ths percent (8.25%), subject to further adjustments in accordance with Section 1.13 of the Lease.

                     2.3.2.  Tenant’s Project Percentage Share. Tenant’s Project Percentage Share shall be equal to the sum of (i) Tenant’s Project Percentage Share immediately prior to the Second Increment Effective Date and (ii) three and 6/10ths percent (3.6%), subject to further adjustments in accordance with Section 1,14 of the Lease.

              2.4.  Term. Effective as of the Second Increment Effective Date, the Term shall be extended until the last day of the tenth (10th) year after the later of (i) the First Increment Effective Date or (ii) the Second Increment Effective Date, subject to extension pursuant to Section 26.2(e) of the Lease.

              2.5.  Parking. Effective as of the Second Increment Effective Date, the percentage of the available parking spaces in the Phase that Tenant is entitled to use on a non-exclusive basis shall be equal to the sum of (i) the percentage of available parking spaces in the Phase that Tenant is entitled to use immediately prior to the Second Increment Effective Date and (ii) eight and 25/100ths percent (8.25%).

              2.6.  Delivery. Landlord shall use commercially reasonable efforts to recover possession of the Second Increment Expansion Space from the existing tenant (the “Second Increment Existing Tenant”) following the expiration of the Second Increment Existing Tenant’s lease of the Second Increment Expansion Space (hereinafter referred to as the “Second Increment Existing Lease”). If the Second Increment Existing Tenant fails to surrender possession of the Second Increment Expansion Space to Landlord within fourteen (14) days after the expiration of the Second Increment Existing Lease, Landlord shall file an unlawful detainer action against the Second Increment Existing Tenant for recovery of possession of the Second Increment Expansion Space and prosecute the action with reasonable diligence until possession of the Second Increment Expansion Space if obtained. Landlord shall deliver possession of the Second Increment Expansion Space to Tenant in a broom clean condition, with all building systems in working order and the roof in water-tight condition. Except as provided above, Tenant shall accept delivery of the Second Increment Expansion Space in its “as is” condition as of the Second Increment Effective Date, without any representation or warranty of any kind from Landlord.

        3.  Security Deposit. Concurrently with the execution of this Amendment, Tenant shall deliver to Landlord an additional security deposit (the “Additional Security Deposit”) in the amount of One Hundred Nine Thousand Two Hundred Eleven and 69/100 Dollars ($109,211.69). The Additional Security Deposit shall be combined with the Security Deposit and secure the performance of all of Tenant’s obligations under the Lease. Tenant shall not be entitled to interest on the Additional Security Deposit. From and after the date of this Amendment, the term “Security Deposit” as used in the Lease shall mean both the original Security Deposit and the Additional Security Deposit.

        4.  Signage. Notwithstanding anything to the contrary contained in the Lease, Tenant may not install, construct or place any exterior signage on the 4600 Bohannon Building.

        5.  Tenant Improvement Allowance. Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement in connection with or as a result of Tenant’s lease of the Expansion Space.

        6.  Entire Agreement. This Amendment represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Premises or the Expansion Space not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

        7.  Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“Landlord” MENLO OAKS PARTNERS, L.P., a Delaware limited partnership
By:	AM Limited Partners, a California limited partnership, its General Partner

By:	Amarok Menlo, Inc., a California corporation, its General Partner

By:	/s/ J.Marty Brill, Jr.

J. Marty Brill, Jr. President
“Tenant” E*TRADE GROUP, INC. a Delaware corporation
By:	/s/ Robert Clegg

Name: Robert Clegg Its: Vice President Corp Services

By:	/s/ Jerry Dark

Name: Jerry Dark Its: Vice President, Corp Resources

January 18, 1999

VIA FACSIMILE

E*Trade Group, Inc.
2400 Geng Road
Palo Alto, CA 94303
Attn: Mr. Robert Clegg

            Re: Lease of 4500 Bohannon Drive, Menlo Park, California

Dear Robert:

              Reference is made to that certain Menlo Oaks Corporate Center Standard Business Lease (4500 Bohannon Drive) (the “Lease”) dated as of August 18, 1998, by and between Menlo Oaks Partners, L.P., a Delaware limited partnership (“Landlord”), and E*Trade Group, Inc., a Delaware corporation (“Tenant”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the lease.

              This letter (this “Letter Agreement”) shall evidence Landlord’s and Tenant’s amendment of the Lease as follows:

              1.  Preliminary Plans. Landlord hereby approves Tenant’s Preliminary Plans described in Exhibit 1, attached hereto.

              2.  Restoration/Modification Obligation. Tenant shall deliver to Landlord for Landlord’s review and approval Tenant’s proposed plans and specifications (the “Modification Work Plans”) for the restoration and modification work described in Exhibit 2, attached hereto (hereinafter referred to as the “Modification Work”), not later than one hundred twenty (120) days prior to the expiration of the Term; provided, however, if the Lease is terminated prior to the expiration of the Term, then Tenant shall deliver to Landlord for Landlord’s review and approval the Modification Work Plans within ninety (90) days after the termination of the Lease. Landlord shall not unreasonably withhold its approval of the Modification Work Plans. Tenant shall complete the Modification Work by the expiration of the Term; provided, however, if the Lease is terminated prior to th e expiration of the Term, Tenant shall commence the Modification Work within ten (10) days after Landlord approves the Modification Work Plans and complete the Modification Work within ninety (90) days after the termination of the Lease.

              3.  Additional Deposit. Within ten (10) days after the execution of this Letter Agreement, Tenant shall deliver to Landlord an additional deposit (the “Additional Deposit”) in the amount of Three Hundred Thousand Dollars ($300,000.00). The Additional Deposit shall secure Tenant’s obligations under this Letter Agreement, including Tenant’s obligation to perform the Modification Work.

                     a.  Delivery of Letter of Credit. In lieu of depositing the Additional Deposit in cash, Tenant may deliver to Landlord a clean, irrevocable and unconditional letter of credit (the “LC”) in compliance with the terms, provisions and requirements of this Section 3, in the amount of the Additional Deposit and issued by a major California financial institution reasonably acceptable to Landlord.

                     b.  Term and Renewal of Letter of Credit. The LC shall be for a term of one (1) year and shall be automatically renewed each year for an additional twelve (12) months from the date of expiration of the LC through the ninetieth (90th) day after the expiration or earlier termination of the Lease. Tenant shall renew, extend or replace the LC as necessary and deliver written evidence thereof to Landlord at least thirty (30) days prior to the expiration date of the LC so that a valid LC which complies with each requirement of this Section 3 is in effect during the entire period required hereby. If Tenant fails to so renew, extend or replace the LC and deliver such written evidence to Landlord, and such failure Continues for a period of five (5) days after the date such evidence is due to Landlord, Landlord shall be entitled to immediately draw the entire am ount of the LC, and hold such sum as security deposit for Tenant’s faithful performance of its obligations under this Letter Agreement. If Landlord draws down on the LC pursuant to this Section 3.b as a result of Tenant’s failure to renew, extend or replace the LC and deliver such written notice to Landlord, then Tenant shall have the option of delivering to Landlord a substitute LC which meets all of the requirements set forth in this Section 3 in exchange for Landlord returning to Tenant the portion of the Additional Deposit held by Landlord in cash.

E*Trade Group, Inc.	January 18, 1999
Attn: Mr. Robert Clegg	Page 2

                     c.  Amount of Draw on Letter of Credit. Upon the occurrence of a default by Tenant under this Letter Agreement, Landlord shall be entitled to obtain payment under the LC, in such amount as may be required to satisfy Tenant’s outstanding obligations under this Letter Agreement and shall apply such amount to said obligations. Specifically, Landlord shall be entitled to obtain partial draws pursuant to the LC in the amounts that Tenant is in default.

                     d.  Manner of Presentment. Landlord is authorized to draw, for the account of Tenant, the amounts allowable pursuant to this Section 3 by a draft, which shall be payable at sight, accompanied by a statement signed by Landlord that (a) Landlord is entitled to draw on the amount set forth in said draft pursuant to this Letter Agreement, or (b) Landlord is entitled to draw on the full amount of the LC as a result of a failure by Tenant to renew, extend or replace the LC pursuant to the terms of this Letter Agreement. Payment of the draft shall be made in the manner agreed upon by the issuing bank, but Tenant hereby consents to such payment in the manner as Landlord may designate in the draft.

                     e.  Return of Additional Deposit. Provided and on the condition that Tenant has performed all of Tenant’s Modification Work, Landlord shall return the Additional Deposit to Tenant within ninety (90) days after the expiration or earlier termination of the Lease. If Landlord sells or otherwise transfers Landlord’s rights or interest under the Lease, Landlord shall deliver the Additional Deposit to the transferee whereupon Landlord shall be released from any further liability to Tenant with respect to the Additional Deposit.

              4.  Failure to Timely Perform the Modification Work. If Tenant fails to deliver to Landlord the Modification Work Plans, commence construction of the Modification Work or complete the Modification Work within the time periods or by the dates required pursuant to Section 2 above, then Landlord, by written notice to Tenant, may, but shall not be obligated to, either (i) perform the Modification Work and apply the Additional Deposit toward the cost of performing the Modification Work or (ii) elect not to perform the Modification Work and retain for Landlord’s account all or a portion of the Additional Deposit in an amount equal to the estimated cost of performing the Modification Work, as reasonably determined by Landlord. If the cost of completing the Modification Work or exceeds the amount of the Additional Deposit, Tenant shall pay such excess amount to Landlord within ten (10) days after Landlord’s written request therefor.

              5.  Landlord’s Election. Notwithstanding anything to the contrary contained in this Letter Agreement, Landlord may elect for Tenant not to perform the Modification Work by written notice to Tenant not later than (i) one hundred eighty (180) days prior to the expiration of the Term or (ii) if the Lease is terminated prior to the expiration of the Term, within ten (10) days after the termination of the Lease. If Landlord elects for Tenant not to perform the Modification Work, Landlord shall return the Additional Deposit to Tenant.

              6.  Tenant Improvement Allowance.

                     a.  Basic Lease Information. The provisions titled “Additional Allowance” and “ Adjustment for Overage” under the heading “Tenant Improvements” in the Basic Lease Information are hereby deleted.

                     b.  Section 4.1 of Work Letter. The first sentence of Section 4.1 of the Work Letter attached as Exhibit C to the Lease is hereby deleted and replaced by the following:

            “Landlord shall pay to Tenant upon the terms and conditions set forth in this Section 4 the amount of Three Hundred Fourteen Thousand Six Hundred Dollars ($314,600.00) as a tenant improvement allowance (the “Tenant Improvement Allowance”) toward the cost of designing, constructing and installing the Tenant Improvements in the Building.”

                     c.  Section 4.2 of Work Letter. Section 4.2 of the Work Letter is hereby deleted in its entirety.

              7.  Commencement of Tenant Improvement Work. The date in Section 3.4.6 of the Work Letter shall be changed to February 1, 1999.

E*Trade Group, Inc.	January 18, 1999
Attn: Mr. Robert Clegg	Page 3

              8.  Condition Precedent. The effectiveness of this Letter Agreement and the obligations of Landlord and Tenant hereunder are conditioned upon the execution by Landlord and Tenant of a separate letter agreement of even date herewith amending that certain Menlo Oaks Corporate Center Standard Business Lease (4200 Bohannon Drive) dated as of August 18, 1998, by and between Landlord, as landlord, and Tenant, as tenant.

              9.  Counterparts. This Letter Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one (1) and the same instrument. This Letter Agreement shall become binding when (i) the condition precedent set forth in Section 8 herein is met and (ii) any one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of Landlord and Tenant.

              10.  Conflicts. To the extent that any of the terms contained in this Letter Agreement conflict with the Lease, the terms contained in this Letter Agreement shall control.

E*Trade Group, Inc.	January 18, 1999
Attn: Mr. Robert Clegg	Page 4

      Except as modified hereby, the Lease is unmodified and in full force and effect.

              Please execute this Letter Agreement in the space below (and return the same to me) to evidence your agreement to the foregoing.

Very truly yours,

MENLO OAKS PARTNERS, L.P., a Delaware limited partnership

By:	AM Limited Partners, a California limited

partnership, its General Partner

By:	Amarok Menlo, Inc., a California

corporation, its General Partner

By:	/s/ J. Marty Brill, Jr.

Name: J. Marty Brill, Jr. Its: President

By:	/s/ John B. Harrington

Name: John B. Harrington Its: Vice President/Secretary
AGREED AND ACCEPTED:

E*TRADE GROUP, INC., a Delaware corporation

By: /s/ Robert Clegg

Name: Robert Clegg Its: Vice President

By: /s/ Len Purkis

Name: Len Purkis Its: Chief Financial Officer

EXHIBIT 1

PRELIMINARY PLANS

The term “Preliminary Plans” shall refer to the plans listed below prepared by Studios Architecture.

Sheet No.	Title	Date
A0.00	Cover Sheet	10/30/98
A1.11	Building 4500-First Floor Demo Plan	10/30/98
A1.12	Building 4500-Second Floor Demo Plan	10/30/98
A2.11	Building 4500-First Floor Plan	10/30/98
A2.12	Building 4500-Second Floor Plan	10/30/98
A6.11	Building 4500-First Floor R.C.P.	10/30/98
A6.12	Building 4500-Second Floor R.C.P.	10/30/98

EXHIBIT 2

RESTORATION CONDITION SPECIFICATIONS

All citations to “Sheets” refer to the Preliminary Plans.

Item	Modification Work Required

Restrooms located on first floor of Building	Tenant shall demolish the restrooms constructed by Tenant on the first floor and reconstruct the restrooms in the location where the first floor restrooms are located as of the date of the Lease. The finishes within the restrooms shall be the same as used by Tenant in constructing the first floor restrooms as shown on the Preliminary Plans, subject to Landlord’s review and approval of such finishes which are to be specified by Tenant’s Architect in the Modification Work Plans.

Training room	Tenant shall convert the training room constructed on the first floor of the Building to general purpose office space, compatible with (and with finishes similar to) other general office space within the Building. The general purpose office space shall include, but not be limited to, electrical distribution and mechanical systems in quantities compatible with (and similar to) other general office space within the Building as reasonably determined by Landlord.

Museum	Tenant shall convert the museum constructed on the first floor of the Building, and the floor area occupied by the first floor restroom constructed by Tenant (and to be demolished as described above), to general purpose office space, compatible with (and with finishes similar to) other general office space within the Building. The general purpose office space shall include, but not be limited to, electrical distribution and mechanical systems in quantities compatible with (and similar to) other general office space within the Building as reasonably determined by Landlord.

Ceiling systems	The reflected ceiling plan of the Preliminary Plans indicates that portions of the ceiling existing as of the date of the Lease are to be removed and, following completion of Tenant’s work in the Premises, there shall be no suspended ceiling system in these areas but instead the underside of the structure of the second floor, or roof, as the case may be, shall be exposed. In such areas, Tenant shall install a suspended ceiling system to match the adjacent ceiling system, subject to Landlord’s review and approval of such system to be specified in the Modification Work Plans, and which shall be installed with a uniform and level grid, as if all of such areas were finished with the ceiling system at the time of Tenant’s construction activities. The finishes, including but not limited to mechanical systems, lighting and other electrical distribution shall conform to other general office space within the Building as reasonably determined by Landlord.

Gypsum board ceiling system	The reflected ceiling plan of the Preliminary Plans indicates that portions of the ceiling existing as of the date of the Lease are to be removed and, following completion of Tenant’s work in the Premises, in certain areas including the training room on the first floor, and accent areas between grid line B and D on the second floor, gypsum board ceiling will be installed. In such areas, Tenant shall remove the gypsum board ceiling and install a suspended ceiling system to match the adjacent ceiling system specified in the Modification Work Plans, and which ceiling system shall be installed with a uniform and level grid, as if all of such areas were finished with the ceiling system at the time of Tenant’s construction activities. The finishes, including but not limited to mechanical systems, lighting and other electrical distribution shall conform to other general office space within the Building as reasonably determined by Landlord.

Building infrastructure	Six (6) doors with flames in good condition, six (6) doors with frames including integral side lights in good condition and VAV boxes that are demolished by Tenant, shall be palletized and delivered to Landlord’s designated storage area.

Lobby	The fire rated condition of the lobby will be restored and the gypsum board finishes to the stairway (excluding the handrail/guardrail), the finishes to the stairway landing columns, gypsum board ceiling, and wall finishes will be restored including but not limited to mechanical systems, lighting and other electrical distribution as reasonably determined by Landlord.

Fire Pole	The fire pole that is being installed at the first and second floor of the building will be removed and the affected areas, including but not limited to repair of the penetration in the second floor, shall be restored to general purpose office as reasonably determined by Landlord.